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                                                                     EXHIBIT 4.1

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                                 MEDQUEST, INC.,

                       MQ ASSOCIATES, INC., AS GUARANTOR,

                    THE SUBSIDIARY GUARANTORS PARTIES HERETO,

                                       AND

                      WACHOVIA BANK, NATIONAL ASSOCIATION,
                                   AS TRUSTEE

                   11 7/8% Senior Subordinated Notes due 2012

                                   ===========

                                    INDENTURE

                           Dated as of August 15, 2002

                                   ===========

================================================================================

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                                TABLE OF CONTENTS

                                                                                                          PAGE
                                                   ARTICLE I
                                  Definitions and Incorporation by Reference

     SECTION 1.1.  Definitions...............................................................................1
     SECTION 1.2.  Other Definitions........................................................................35
     SECTION 1.3.  Incorporation by Reference of Trust Indenture Act........................................37
     SECTION 1.4.  Rules of Construction....................................................................38

                                                  ARTICLE II
                                                The Securities

     SECTION 2.1.  Form, Dating and Terms...................................................................38
     SECTION 2.2.  Execution and Authentication.............................................................46
     SECTION 2.3.  Registrar and Paying Agent...............................................................47
     SECTION 2.4.  Paying Agent to Hold Money in Trust......................................................48
     SECTION 2.5.  Securityholder Lists.....................................................................48
     SECTION 2.6.  Transfer and Exchange....................................................................48
     SECTION 2.7.  Form of Certificate to be Delivered upon Termination of Restricted Period................51
     SECTION 2.8.  Form of Certificate to be Delivered in Connection with Transfers to Institutional
                    Accredited Investors....................................................................52
     SECTION 2.9.  Form of Certificate to be Delivered in Connection with Transfers Pursuant to
                    Regulation S............................................................................54
     SECTION 2.10. Mutilated, Destroyed, Lost or Stolen Securities..........................................55
     SECTION 2.11. Outstanding Securities...................................................................56
     SECTION 2.12. Temporary Securities.....................................................................56
     SECTION 2.13. Cancellation.............................................................................56
     SECTION 2.14. Payment of Interest; Defaulted Interest..................................................57
     SECTION 2.15. Computation of Interest..................................................................58
     SECTION 2.16. CUSIP and ISIN Numbers...................................................................58

                                                  ARTICLE III
                                                   Covenants

     SECTION 3.1.  Payment of Securities....................................................................58
     SECTION 3.2.  SEC Reports..............................................................................58
     SECTION 3.3.  Limitation on Indebtedness...............................................................59
     SECTION 3.4.  Limitation on Restricted Payments........................................................63
     SECTION 3.5.  Limitation on Liens......................................................................70
     SECTION 3.6.  Limitation on Restrictions on Distributions from Restricted Subsidiaries.................70
     SECTION 3.7.  Limitation on Sales of Assets and Subsidiary Stock.......................................73
     SECTION 3.8.  Limitation on Affiliate Transactions.....................................................76

                                       ii
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
     SECTION 3.9.  Change of Control........................................................................78
     SECTION 3.10. Limitation on Sale of Capital Stock of Restricted Subsidiaries...........................80
     SECTION 3.11. Limitation on Layering...................................................................81
     SECTION 3.12. Future Subsidiary Guarantors.............................................................81
     SECTION 3.13. Limitation on Lines of Business..........................................................81
     SECTION 3.14. Maintenance of Office or Agency..........................................................81
     SECTION 3.15. Corporate Existence......................................................................82
     SECTION 3.16. Payment of Taxes and Other Claims........................................................82
     SECTION 3.17. Payments for Consent.....................................................................82
     SECTION 3.18. Compliance Certificate...................................................................82
     SECTION 3.19. Further Instruments and Acts.............................................................83
     SECTION 3.20. Statement by Officers as to Default......................................................83

                                                  ARTICLE IV
                                               Successor Company

     SECTION 4.1.  Merger and Consolidation.................................................................83

                                                   ARTICLE V
                                           Redemption of Securities

     SECTION 5.1.  Optional Redemption......................................................................85
     SECTION 5.2.  Applicability of Article.................................................................85
     SECTION 5.3.  Election to Redeem; Notice to Trustee....................................................85
     SECTION 5.4.  Selection by Trustee of Securities to Be Redeemed........................................86
     SECTION 5.5.  Notice of Redemption.....................................................................86
     SECTION 5.6.  Deposit of Redemption Price..............................................................87
     SECTION 5.7.  Securities Payable on Redemption Date....................................................87
     SECTION 5.8.  Securities Redeemed in Part..............................................................88

                                                  ARTICLE VI
                                             Defaults and Remedies

     SECTION 6.1.  Events of Default........................................................................88
     SECTION 6.2.  Acceleration.............................................................................91
     SECTION 6.3.  Other Remedies...........................................................................92
     SECTION 6.4.  Waiver of Past Defaults..................................................................92
     SECTION 6.5.  Control by Majority......................................................................92
     SECTION 6.6.  Limitation on Suits......................................................................93
     SECTION 6.7.  Rights of Holders to Receive Payment.....................................................93
     SECTION 6.8.  Collection Suit by Trustee...............................................................93
     SECTION 6.9.  Trustee May File Proofs of Claim.........................................................93
     SECTION 6.10. Priorities...............................................................................94
     SECTION 6.11. Undertaking for Costs....................................................................94

                                       iii
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
                                                  ARTICLE VII
                                                    Trustee

     SECTION 7.1.  Duties of Trustee........................................................................94
     SECTION 7.2.  Rights of Trustee........................................................................96
     SECTION 7.3.  Individual Rights of Trustee.............................................................96
     SECTION 7.4.  Trustee's Disclaimer.....................................................................96
     SECTION 7.5.  Notice of Defaults.......................................................................97
     SECTION 7.6.  Reports by Trustee to Holders............................................................97
     SECTION 7.7.  Compensation and Indemnity...............................................................97
     SECTION 7.8.  Replacement of Trustee...................................................................98
     SECTION 7.9.  Successor Trustee by Merger..............................................................99
     SECTION 7.10. Eligibility; Disqualification............................................................99
     SECTION 7.11. Preferential Collection of Claims Against Company........................................99
     SECTION 7.12. Trustee's Application for Instruction from the Company...................................99

                                                 ARTICLE VIII
                                      Discharge of Indenture; Defeasance

     SECTION 8.1.  Discharge of Liability on Securities; Defeasance........................................100
     SECTION 8.2.  Conditions to Defeasance................................................................101
     SECTION 8.3.  Application of Trust Money..............................................................102
     SECTION 8.4.  Repayment to Company....................................................................103
     SECTION 8.5.  Indemnity for U.S. Government Obligations...............................................103
     SECTION 8.6.  Reinstatement...........................................................................103

                                                  ARTICLE IX
                                                  Amendments

     SECTION 9.1.  Without Consent of Holders..............................................................103
     SECTION 9.2.  With Consent of Holders.................................................................104
     SECTION 9.3.  Compliance with Trust Indenture Act.....................................................105
     SECTION 9.4.  Revocation and Effect of Consents and Waivers...........................................105
     SECTION 9.5.  Notation on or Exchange of Securities...................................................106
     SECTION 9.6.  Trustee To Sign Amendments..............................................................106

                                                   ARTICLE X
                                                 Subordination

     SECTION 10.1. Agreement To Subordinate................................................................106
     SECTION 10.2. Liquidation, Dissolution, Bankruptcy....................................................106
     SECTION 10.3. Default on Senior Indebtedness..........................................................107
     SECTION 10.4. Acceleration of Payment of Securities...................................................108
     SECTION 10.5. When Distribution Must Be Paid Over.....................................................108
     SECTION 10.6. Subrogation.............................................................................108
     SECTION 10.7. Relative Rights.........................................................................108
     SECTION 10.8. Subordination May Not Be Impaired by Company............................................109

                                       iv
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
     SECTION 10.9. Rights of Trustee and Paying Agent......................................................109
     SECTION 10.10. Distribution or Notice to Representative...............................................109
     SECTION 10.11. Article X Not To Prevent Events of Default or Limit Right To Accelerate................109
     SECTION 10.12. Trust Moneys Not Subordinated..........................................................109
     SECTION 10.13. Trustee Entitled To Rely...............................................................109
     SECTION 10.14. Trustee To Effectuate Subordination....................................................110
     SECTION 10.15. Trustee Not Fiduciary for Holders of Senior Indebtedness...............................110
     SECTION 10.16. Reliance by Holders of Senior Indebtedness on Indebtedness on Subordination Provisions.110

                                                  ARTICLE XI
                                                Notes Guarantee

     SECTION 11.1. Notes Guarantee.........................................................................110
     SECTION 11.2. Limitation on Liability; Termination, Release and Discharge.............................112
     SECTION 11.3. Right of Contribution...................................................................113
     SECTION 11.4. No Subrogation..........................................................................113

                                                  ARTICLE XII
                                       Subordination of Notes Guarantees

     SECTION 12.1. Agreement To Subordinate................................................................113
     SECTION 12.2. Liquidation, Dissolution, Bankruptcy....................................................114
     SECTION 12.3. Default on Guarantor Senior Indebtedness................................................114
     SECTION 12.4. Acceleration of Payment of Securities...................................................115
     SECTION 12.5. When Distribution Must Be Paid Over.....................................................116
     SECTION 12.6. Subrogation.............................................................................116
     SECTION 12.7. Relative Rights.........................................................................116
     SECTION 12.8. Subordination May Not Be Impaired by Company............................................116
     SECTION 12.9. Rights of Trustee and Paying Agent......................................................116
     SECTION 12.10. Distribution or Notice to Representative...............................................117
     SECTION 12.11. Article XII Not To Prevent Events of Default or Limit Right To Accelerate..............117
     SECTION 12.12. Trust Moneys Not Subordinated..........................................................117
     SECTION 12.13. Trustee Entitled To Rely...............................................................117
     SECTION 12.14. Trustee To Effectuate Subordination....................................................117
     SECTION 12.15. Trustee Not Fiduciary for Holders of Guarantor Senior Indebtedness.....................117
     SECTION 12.16. Reliance by Holders of Guarantor Senior Indebtedness on Indebtedness on Subordination
                      Provisions...........................................................................118

                                                 ARTICLE XIII
                                                 Miscellaneous

     SECTION 13.1. Trust Indenture Act Controls............................................................118
     SECTION 13.2. Notices.................................................................................118

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
     SECTION 13.3. Communication by Holders with other Holders.............................................119
     SECTION 13.4. Certificate and Opinion as to Conditions Precedent......................................119
     SECTION 13.5. Statements Required in Certificate or Opinion...........................................119
     SECTION 13.6. When Securities Disregarded.............................................................120
     SECTION 13.7. Rules by Trustee, Paying Agent and Registrar............................................120
     SECTION 13.8. Legal Holidays..........................................................................120
     SECTION 13.9. GOVERNING LAW...........................................................................120
     SECTION 13.10. No Recourse Against Others.............................................................120
     SECTION 13.11. Successors.............................................................................120
     SECTION 13.12. Multiple Originals.....................................................................120
     SECTION 13.13. Qualification of Indenture.............................................................121
     SECTION 13.14. Table of Contents; Headings............................................................121

EXHIBIT A    Form of the Series A Note
EXHIBIT B    Form of the Series B Note
EXHIBIT C    Form of Supplemental Indenture

Schedule 3.6 Existing Restrictions on Distributions

                                       vi
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                              CROSS-REFERENCE TABLE

TIA                                                                 Indenture
Section                                                             Section
310(a)(1)                  ......................................      7.10
   (a)(2)                  ......................................      7.10
   (a)(3)                  ......................................      N.A.
   (a)(4)                  ......................................      N.A.
   (b)                     ......................................      7.8; 7.10
   (c)                     ......................................      N.A.
311(a)                     ......................................      7.11
   (b)                     ......................................      7.11
   (c)                     ......................................      N.A.
312(a)                     ......................................      2.5
   (b)                     ......................................     13.3
   (c)                     ......................................     13.3
313(a)                     ......................................      7.6
   (b)(1)                  ......................................      N.A.
   (b)(2)                  ......................................      7.6
   (c)                     ......................................      7.6
   (d)                     ......................................      7.6
314(a)                     ......................................      3.2; 3.20; 13.2
   (b)                     ......................................      N.A.
   (c)(1)                  ......................................     13.4
   (c)(2)                  ......................................     13.4
   (c)(3)                  ......................................      N.A.
   (d)                     ......................................      N.A.
   (e)                     ......................................     13.5
315(a)                     ......................................      7.1
   (b)                     ......................................      7.5; 13.2
   (c)                     ......................................      7.1
   (d)                     ......................................      7.1
   (e)                     ......................................      6.11
316(a)(last sentence)      ......................................     13.6
   (a)(1)(A)               ......................................      6.5
   (a)(1)(B)               ......................................      6.4
   (a)(2)                  ......................................      N.A.
   (b)                     ......................................      6.7
317(a)(1)                  ......................................      6.8
   (a)(2)                  ......................................      6.9
   (b)                     ......................................      2.4
318(a)                     ......................................     13.1

     N.A. means Not Applicable.

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of this Indenture.

            INDENTURE dated as of August 15, 2002, among MEDQUEST, INC., a Delaware corporation (the "COMPANY"), MQ ASSOCIATES, INC., a Delaware corporation ("HOLDINGS"), THE SUBSIDIARY GUARANTORS (as defined) and WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association (the "TRUSTEE") as Trustee.

            Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of (i) the Company's 11 7/8% Senior Subordinated Notes, Series A, due 2012, issued on the date hereof (the "INITIAL SECURITIES"), (ii) if and when issued, an unlimited principal amount of additional 11 7/8% Senior Subordinated Notes, Series A, due 2012 in a non-registered offering or 11 7/8% Senior Subordinated Notes, Series B, due 2012 in a registered offering of the Company that may be offered from time to time subsequent to the Issue Date (the "ADDITIONAL SECURITIES") and (iii) if and when issued, the Company's 11 7/8% Senior Subordinated Notes, Series B, due 2012 that may be issued from time to time in exchange for Initial Securities or any Additional Securities in an offer registered under the Securities Act as provided in the Registration Rights Agreement (as hereinafter defined the "EXCHANGE SECURITIES," and together with the Initial Securities and Additional Securities, the "SECURITIES").

                                    ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE

            SECTION 1.1. DEFINITIONS.

            "ACQUIRED INDEBTEDNESS" means Indebtedness (i) of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary or (ii) assumed in connection with the acquisition of assets from such Person, in each case whether or not Incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Company or such acquisition. Acquired Indebtedness shall be deemed to have been Incurred, with respect to clause (i) of the preceding sentence, on the date such Person becomes a Restricted Subsidiary and, with respect to clause (ii) of the preceding sentence, on the date of consummation of such acquisition of assets.

            "ADDITIONAL ASSETS" means:

            (1) any property or assets (other than Indebtedness and Capital Stock) to be used by the Company or a Restricted Subsidiary in a Related Business or any improvement, maintenance, development, upgrade or repair, in each case, to the extent such improvement, maintenance, development, upgrade or repair is capitalized on the balance sheet of the Company, to any property or assets that are used by the Company or a Restricted Subsidiary in a Related Business;

            (2) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or a Restricted Subsidiary of the Company; or

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                                                                               2

            (3) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary of the Company;

PROVIDED, HOWEVER, that, in the case of clauses (2) and (3), such Restricted Subsidiary is primarily engaged in a Related Business.

            "AFFILIATE" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of the provisions described in SECTIONS 3.7 AND 3.8 only, "Affiliate" shall also mean any beneficial owner of shares representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Voting Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

            "APPLICABLE PREMIUM" means, with respect to a Security, the greater of (i) 1.0% of the then outstanding principal amount of such Security and (ii)
(a) the present value of all remaining required interest and principal payments due on such Security and all premium payments relating thereto assuming a redemption date of August 15, 2007, computed using a discount rate equal to the Treasury Rate plus 50 basis points minus (b) the then outstanding principal amount of such Security minus (c) accrued interest paid on the redemption date.

            "ASSET DISPOSITION" means any direct or indirect sale, lease (other than an operating lease entered into in the ordinary course of business), transfer, issuance or other disposition, or a series of related sales, leases, transfers, issuances or dispositions that are part of a common plan, of shares of Capital Stock of a Subsidiary (other than directors' qualifying shares or shares required by applicable healthcare laws to be held by Persons other than the Company), property or other assets (each referred to for the purposes of this definition as a "disposition") by the Company or any of its Restricted Subsidiaries, including any disposition by means of a merger, consolidation or similar transaction.

            Notwithstanding the preceding, the following items shall not be deemed to be Asset Dispositions:

            (1) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary of the Company (other than a Receivables Entity);

            (2) the sale of Cash Equivalents in the ordinary course of business;

            (3) a disposition of inventory and supplies in the ordinary course of business;

            (4) a disposition of obsolete or worn out equipment or equipment that is no longer useful in the conduct of the business of the Company and its

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                                                                               3

                     Restricted Subsidiaries and that is disposed of in each case in the ordinary course of business;

            (5)      transactions permitted under SECTION 4.1;

            (6) an issuance of Capital Stock by a Restricted Subsidiary of the Company to the Company or to a Restricted Subsidiary (other than a Receivables Entity);

            (7) for purposes of SECTION 3.7 only, the making of a Permitted Investment or a disposition subject to SECTION 3.4;

            (8) sales of accounts receivable and related assets or an interest therein of the type specified in the definition of "Qualified Receivables Transaction" to a Receivables Entity;

            (9) dispositions of assets with an aggregate fair market value, as determined conclusively by senior management of the Company acting in good faith, in an amount not to exceed $1.0 million in any calendar year (with unused amounts in any calendar year being carried over to succeeding calendar years);

            (10)     dispositions in connection with Permitted Liens;

            (11) the licensing or sublicensing of intellectual property or other general intangibles and licenses, leases or subleases of other property in the ordinary course of business which do not materially interfere with the business of the Company and its Restricted Subsidiaries

            (12) dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements;

            (13) the disposition of any Capital Stock or other ownership interest in or assets or property of an Unrestricted Subsidiary; and

            (14)     foreclosure on assets.

            "AVERAGE LIFE" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (1) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or scheduled redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (2) the sum of all such payments.

            "BANK INDEBTEDNESS" means any and all amounts, whether outstanding on the Issue Date or Incurred after the Issue Date, payable by the Company under or in respect of the Senior Credit Agreement and any related notes, collateral documents, letters of credit and

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                                                                               4

guarantees and any Interest Rate Agreement entered into in connection with the Senior Credit Agreement, including principal, premium, if any, interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company at the rate specified therein whether or not a claim for post filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof.

            "BANKRUPTCY LAW" means Title 11, UNITED STATES CODE or any similar Federal or state law for the relief of debtors.

            "BOARD OF DIRECTORS" means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

            "BUSINESS DAY" means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York are authorized or required by law to close.

            "CAPITAL STOCK" of any Person means any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

            "CAPITALIZED LEASE OBLIGATIONS" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation will be the capitalized amount of such obligation at the time any determination thereof is to be made as determined in accordance with GAAP, and the Stated Maturity thereof will be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty.

            "CASH EQUIVALENTS" means:

            (1) securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality of the United States (PROVIDED that the full faith and credit of the United States is pledged in support thereof), having maturities of not more than one year from the date of acquisition;

            (2) marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition of the United States (PROVIDED that the full faith and credit of the United States is pledged in support thereof) and, at the time of acquisition, having a credit rating of "A" or better from either Standard & Poor's Ratings Services or Moody's Investors Service, Inc.;

            (3) certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or bankers' acceptances having maturities of not more than one year from the date of acquisition thereof issued by any commercial

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                                                                               5

                     bank the long-term debt of which is rated at the time of acquisition thereof at least "A" or the equivalent thereof by Standard & Poor's Ratings Services, or "A" or the equivalent thereof by Moody's Investors Service, Inc., and having combined capital and surplus in excess of $500 million;

            (4) repurchase obligations with a term of not more than six months for underlying securities of the types described in clauses (1), (2) and (3) entered into with any bank meeting the qualifications specified in clause (3) above;

            (5) commercial paper rated at the time of acquisition thereof at least "A-2" or the equivalent thereof by Standard & Poor's Ratings Services or "P-2" or the equivalent thereof by Moody's Investors Service, Inc., or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of investments, and in any case maturing within one year after the date of acquisition thereof; and

            (6) interests in any investment company or money market fund which invests 95% or more of its assets in instruments of the type specified in clauses (1) through (5) above.

            "CHANGE OF CONTROL" means:

            (1) prior to the first public offering of Common Stock of the Company or Holdings, the Permitted Holders cease to be the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of a majority in the aggregate of the total voting power of the Voting Stock of the Company or Holdings, whether as a result of the issuance of securities of the Company or Holdings, any merger, consolidation, liquidation or dissolution of the Company or Holdings, any direct or indirect transfer of securities by any Permitted Holder or otherwise (for purposes of this clause (1) and clause (2) below, the Permitted Holders shall be deemed to beneficially own any Voting Stock of an entity (the "specified entity") held by any other entity (the "parent entity") so long as the Permitted Holders beneficially own (as so defined), directly or indirectly, in the aggregate a majority of the voting power of the Voting Stock of the parent entity); or

            (2) on the date of or after the first public offering of Common Stock referred to in clause (1), (A) any "person" or "group" of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that such person or group shall be deemed to have "beneficial ownership" of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time),

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                                                                               6

                     directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the Company or Holdings (or a successor to either of such entities by merger, consolidation or purchase of all or substantially all of its assets) (for the purposes of this clause, such person or group shall be deemed to beneficially own any Voting Stock of the Company or Holdings held by a parent entity, if such person or group "beneficially owns" (as defined above), directly or indirectly, more than 35% of the voting power of the Voting Stock of such parent entity); and (B) the Permitted Holders "beneficially own" (as defined in Rules 13d-3 and 13d-5 of the Exchange Act), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Company or Holdings, as the case may be, (or a successor to the relevant entity by merger, consolidation or purchase of all or substantially all of its assets) than such other person or group and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Company or Holdings or such successor (for the purposes of this clause, such other person or group shall be deemed to beneficially own any Voting Stock of a specified entity held by a parent entity, if such other person or group "beneficially owns" directly or indirectly, more than 35% of the voting power of the Voting Stock of such parent entity and the Permitted Holders "beneficially own" directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent entity and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of such parent entity); or

            (3) the first day on which a majority of the members of the Board of Directors of the Company or Holdings are not Continuing Directors; or

            (4) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of Holdings or the Company and its Restricted Subsidiaries taken as a whole to any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) other than a Permitted Holder; or

            (5) the adoption by the stockholders of the Company or Holdings of a plan or proposal for the liquidation or dissolution of the Company or Holdings.

            "CODE" means the Internal Revenue Code of 1986, as amended.

            "COMMON STOCK" means with respect to any Person, any and all shares, interest or other participations in, and other equivalents (however designated and whether voting or nonvoting) of such Person's common stock whether or not outstanding on the Issue Date, and includes, without limitation, all series and classes of such common stock.

            "CONSOLIDATED COVERAGE RATIO" means as of any date of determination, with respect to any Person, the ratio of (x) the aggregate amount of Consolidated EBITDA of such Person for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which financial statements are in existence to (y) Consolidated Interest Expense for such four fiscal quarters, PROVIDED, HOWEVER, that:

            (1)      if the Company or any Restricted Subsidiary:

                     (a) has Incurred any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period (except that in making such computation, the amount of Indebtedness under any revolving credit facility outstanding on the date of such calculation will be deemed to be (i) the average daily balance of such Indebtedness during such four fiscal quarters or such shorter period for which such facility was outstanding or (ii) if such facility was created after the end of such four fiscal quarters, the average daily balance of such Indebtedness during the period from the date of creation of such facility to the date of such calculation) and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period; or

                     (b) has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of the period that is no longer outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio involves a discharge of Indebtedness (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and the related commitment terminated), Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such discharge of such Indebtedness, including with the proceeds of such new Indebtedness, as if such discharge had occurred on the first day of such period;

            (2) if since the beginning of such period the Company or any Restricted Subsidiary will have disposed of any company, division, diagnostic imaging center, operating unit, segment, business, group of related assets or line of business or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is such an Asset
                     Disposition:

                     (a) the Consolidated EBITDA for such period will be reduced by an amount equal to the Consolidated EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period or increased by an amount equal to the Consolidated EBITDA (if negative) directly attributable thereto for such period; and

                     (b) Consolidated Interest Expense for such period will be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

            (3) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) will have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary or is merged with or into the Company) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of any company, division, diagnostic imaging center, operating unit, segment, business, group of related assets or line of business, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period; and

            (4) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) will have Incurred any Indebtedness or discharged any Indebtedness, made any Asset Disposition or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (2) or
                     (3) above if made by the Company or a Restricted Subsidiary during such period, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto as if such Incurrence, discharge, Asset Disposition or Investment or acquisition of assets occurred on the first day of such period.

            For purposes of this definition, whenever pro forma effect is to be given to any calculation under this definition, the pro forma calculations will be determined in good faith by a responsible financial or accounting officer of the Company. Any such pro forma calculations may include operating expense reductions for such period resulting from the acquisition which is being given pro forma effect that (a) would be permitted pursuant to Article 11 of Regulation S-X under the Securities Act or (b) have been realized or for which the steps necessary for realization have been taken or are reasonably expected to be taken within six months following any such acquisition, including, but not limited to, the execution or termination of any contracts, the termination of any personnel or the closing (or approval by the Board of Directors of any closing) of any diagnostic imaging center or facility, as applicable, PROVIDED that such adjustments are set forth in an Officers' Certificate signed by the Company's Chief Financial Officer and another Officer which states (i) the amount of such adjustment or adjustments, (ii) that such adjustment or adjustments are based on the reasonable good faith beliefs of the Officers executing such Officers' Certificate at the time of such execution and
(iii) that any related Incurrence of Indebtedness is permitted pursuant to this Indenture. In addition, to the extent not covered by the foregoing, if the Transactions have occurred in the four quarter period used to determine the Consolidated Coverage Ratio, then the Consolidated Coverage Ratio shall be determined giving pro forma effect on the basis given in the Offering Memorandum to the Transactions, with all calculations relating thereto to be made at the date of determination by the Company's Chief Financial Officer, and set forth in an Officers' Certificate signed by the Chief Financial Officer and another Officer of the Company and meeting the requirements for the Officers' Certificate described in the preceding sentence. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness will be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months). If any Indebtedness that is being given pro forma effect bears an interest rate at the option of the Company, the interest rate shall be calculated by applying such optional rate chosen by the Company.

            "CONSOLIDATED EBITDA" for any period means, without duplication, the Consolidated Net Income for such period, plus the following to the extent deducted in calculating such Consolidated Net Income:

            (1)      Consolidated Interest Expense;

            (2)      Consolidated Income Taxes;

            (3)      consolidated depreciation expense;

            (4) consolidated amortization of goodwill and other intangibles;

            (5) impairment charges recorded in connection with the application of Financial Accounting Standards No. 142 "Goodwill and Other Intangibles";

            (6) other non-cash charges reducing Consolidated Net Income (excluding any such non-cash charge to the extent it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period not included in the calculation);

            (7) charges in an aggregate amount not to exceed $2.1 million for litigation and other related expenses Incurred in connection with INMED DIAGNOSTIC SERVICE, L.L.C. V. MEDQUEST ASSOCIATES, INC., SIEMENS MEDICAL SYSTEMS, INC., PALMETTO IMAGING, INC. AND OPEN MRI OF FLORENCE, INC. as more fully described in the Offering Memorandum, PROVIDED that this clause (7) shall only be included in the definition of "Consolidated EBITDA" until December 31, 2002; and

            (8) charges in an aggregate amount not to exceed $2.9 million for success fees to be paid to certain executive officers and other employees of the Company in connection with the Transactions; PROVIDED that this clause (8) shall only be included in the definition of "Consolidated EBITDA" until September 30, 2003.

Notwithstanding the preceding sentence, clauses (2) through (6) relating to amounts of a Restricted Subsidiary of a Person will be added to Consolidated Net Income to compute Consolidated EBITDA of such Person only to the extent (and in the same proportion) that the net income (loss) of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person and, to the extent the amounts set forth in clauses (2) through (6) are in excess of those necessary to offset a net loss of such Restricted Subsidiary or if such Restricted Subsidiary has net income for such period included in Consolidated Net Income, only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

            "CONSOLIDATED INCOME TAXES" means, with respect to any Person for any period, taxes imposed upon such Person or other payments required to be made by such Person by any governmental authority which taxes or other payments are calculated by reference to the income or profits of such Person or such Person and its Restricted Subsidiaries (to the extent such income or profits were included in computing Consolidated Net Income for such period), regardless of whether such taxes or payments are required to be remitted to any governmental authority.

            "CONSOLIDATED INTEREST EXPENSE" means, for any period, without duplication, the total interest expense of the Company and its consolidated Restricted Subsidiaries, whether paid or accrued, plus, to the extent not included in such interest expense:

            (1) interest expense attributable to Capitalized Lease Obligations, determined as if such lease were a capitalized lease in accordance with GAAP and the interest component of any deferred payment obligations;

            (2) amortization of debt discount and debt issuance cost (PROVIDED that any amortization of bond premium will be credited to reduce Consolidated Interest Expense unless, pursuant to GAAP, such amortization of bond premium has otherwise reduced Consolidated Interest Expense);

            (3)      non-cash interest expense;

            (4) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing;

            (5) the interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries;

            (6) net costs associated with Hedging Obligations (including amortization of fees), PROVIDED, HOWEVER, that if Hedging Obligations result in net benefits rather than costs, such benefits shall be credited to reduce Consolidated Interest Expense unless, pursuant to GAAP, such net benefits are otherwise reflected in Consolidated Net Income;

            (7) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period;

            (8) all dividends paid or declared to be paid in cash, Cash Equivalents or Indebtedness on any series of Disqualified Stock of the Company or on Preferred Stock of its Restricted Subsidiaries that are not Subsidiary Guarantors payable to a party other than the Company or a Wholly Owned Subsidiary;

            (9) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust; PROVIDED, HOWEVER, that there will be excluded therefrom any such interest expense of any Unrestricted Subsidiary to the extent the related Indebtedness is not Guaranteed or paid by the Company or any Restricted Subsidiary; and

            (10)     Receivables Fees.

For purposes of the foregoing, total interest expense will be determined after giving effect to any net payments made or received by the Company and its Subsidiaries with respect to Interest Rate Agreements. Notwithstanding anything to the contrary contained herein, commissions, discounts, yield and other fees and charges Incurred in connection with any transaction pursuant to which the Company or any Subsidiary of the Company may sell, convey or otherwise transfer or grant a security interest in any accounts receivable or related assets shall be included in Consolidated Interest Expense.

            "CONSOLIDATED NET INCOME" means, for any period, the net income
(loss) of the Company and its consolidated Restricted Subsidiaries determined in accordance with GAAP; PROVIDED, HOWEVER, that there will not be included in such Consolidated Net Income:

            (1) any net income (loss) of any Person (other than the Company) if such Person is not a Restricted Subsidiary, except that:

                     (a)    subject to the limitations contained in clauses (3),
                            (4) and (5) below, the Company's equity in the net income of any such Person for such period will be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (2) below); and

                     (b) the Company's equity in a net loss of any such Person (other than an Unrestricted Subsidiary) for such period will be included in determining such Consolidated Net Income to the extent such loss has been funded with cash from the Company or a Restricted Subsidiary;

            (2) any net income (but not loss) of any Restricted Subsidiary if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that:

                     (a)    subject to the limitations contained in clauses (3),
                            (4) and (5) below, the Company's equity in the net income of any such Restricted Subsidiary for such period will be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend (subject, in the case of a dividend to another Restricted Subsidiary, to the limitation contained in this clause); and

                     (b) the Company's equity in a net loss of any such Restricted Subsidiary for such period will be included in determining such Consolidated Net Income;

            (3) any gain (loss) realized upon the sale or other disposition of any property, plant or equipment of the Company or its consolidated Restricted Subsidiaries (including pursuant to any Sale/Leaseback Transaction) which is not sold or otherwise disposed of in the ordinary course of business and any gain (loss) realized upon the sale or other disposition of any Capital Stock of any Person;

            (4)      any extraordinary gain or loss; and

            (5)      the cumulative effect of a change in accounting principles.

            "CONTINUING DIRECTORS" means, as of any date of determination, any member of the Board of Directors of the Company or Holdings, as the case may be, who (1) was a member of such Board of Directors on the date of this Indenture;
(2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of the relevant Board at the time of such nomination or election; or (3) was elected to such Board of Directors in accordance with the terms of the Stockholders' Agreement.

            "CURRENCY AGREEMENT" means in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement as to which such Person is a party or a beneficiary.

            "CUSTODIAN" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

            "DEFAULT" means any event which is, or after notice or passage of time or both would be, an Event of Default.

            "DEFINITIVE SECURITIES" means certificated Securities.

            "DESIGNATED GUARANTOR SENIOR INDEBTEDNESS" means (1) the Bank Indebtedness (to the extent such Bank Indebtedness constitutes Guarantor Senior Indebtedness) and (2) any other Guarantor Senior Indebtedness which, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof are committed to lend up to, at least $15.0 million and is specifically designated in the instrument evidencing or governing such Guarantor Senior Indebtedness as "Designated Guarantor Senior Indebtedness" for purposes of this Indenture.

            "DESIGNATED SENIOR INDEBTEDNESS" means (1) the Bank Indebtedness (to the extent such Bank Indebtedness constitutes Senior Indebtedness) and (2) any other Senior Indebtedness which, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof are committed to lend up to, at least $15.0 million and is specifically designated in the instrument evidencing or governing such Senior Indebtedness as "Designated Senior Indebtedness" for purposes of this Indenture.

            "DISQUALIFIED STOCK" means, with respect to any Person, any Capital Stock of such Person which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event:

            (1) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

            (2) is convertible or exchangeable for Indebtedness or Disqualified Stock (excluding Capital Stock which is convertible or exchangeable solely at the option of the Company or a Restricted Subsidiary); or

            (3) is redeemable at the option of the holder of the Capital Stock thereof, in whole or in part,

in each case on or prior to the date that is 91 days after the earlier of the date (a) of the Stated Maturity of the Securities or (b) on which there are no Securities outstanding, PROVIDED that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date will be deemed to be Disqualified Stock; PROVIDED, FURTHER, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or asset sale (each defined in a substantially identical manner to the corresponding definitions in this Indenture) shall not constitute Disqualified Stock if the terms of such Capital Stock (and all such securities into which it is convertible or for which it is ratable or exchangeable) provide that the Company may not repurchase or redeem any such Capital Stock (and all such securities into which it is convertible or for which it is ratable or exchangeable) pursuant to such provision prior to compliance by the Company with the provisions of this Indenture described under SECTIONS 3.7 AND 3.9 and such repurchase or redemption complies with SECTION 3.4.

            "DOMESTIC RESTRICTED SUBSIDIARY" means a Restricted Subsidiary of the Company organized and existing under the laws of the United States of America, any state of the United States of America or the District of Columbia.

            "DTC" means The Depository Trust Company, its nominees and their respective successors and assigns, or such other depository institution hereinafter appointed by the Company.

            "EQUITY OFFERING" means any public or private offering for cash by the Company or Holdings, as the case may be, of its common stock, or options, warrants or rights with respect to its common stock (other than a registered offering on Form S-4 or S-8).

            "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

            "EXCHANGE OFFER" shall have the meaning set forth in the Registration Rights Agreement.

            "EXCLUDED CONTRIBUTION" means Net Cash Proceeds received by the Company from (a) contributions to its common equity capital and (b) the sale (other than to a Subsidiary of the Company or to any Company or Subsidiary management equity plan or stock option plan or any other management or employee benefit plan or agreement) of Capital Stock (other than Disqualified Stock) of the Company, in each case designated as Excluded Contributions pursuant to an Officers' Certificate executed on the date such capital contributions are made or the date such Capital Stock is sold, as the case may be, which are excluded from the calculation set forth in clause (c)(ii) of SECTION 3.4(a).

            "EXISTING MANAGEMENT STOCKHOLDERS" means each of Gene Venesky, J.K.
(Ken) Luke, Thomas C. Gentry, Daniel J. Schaefer and Michael A. Villa.

            "FAIR MARKET VALUE" means the price that could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Unless otherwise expressly required in this Indenture, fair market value shall be determined conclusively by the Board of Directors of the Company acting reasonably and in good faith.

            "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in this Indenture will be computed in conformity with GAAP.

            "GUARANTEE" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

            (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or

            (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

PROVIDED, HOWEVER, that the term "Guarantee" will not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

            "GUARANTOR" means each of Holdings and the Subsidiary Guarantors.

            "GUARANTOR SENIOR INDEBTEDNESS" means, with respect to a Guarantor, the following obligations, whether outstanding on the date of this Indenture or thereafter issued, created, Incurred or assumed, without duplication:

            (1) any Guarantee of the Bank Indebtedness by such Guarantor and all other Guarantees by such Guarantor of Senior Indebtedness of the Company or Guarantor Senior Indebtedness of any other Guarantor; and

            (2) all obligations consisting of principal of and premium, if any, accrued and unpaid interest on, and fees and other amounts relating to, all other Indebtedness of the Guarantor. Guarantor Senior Indebtedness includes interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Guarantor regardless of whether postfiling interest is allowed in such proceeding.

Notwithstanding anything to the contrary in the preceding paragraph, Guarantor Senior Indebtedness will not include:

            (1) any Indebtedness Incurred in violation of this Indenture, unless such Indebtedness was Incurred based on an Officers' Certificate (delivered in good faith after reasonable investigation) to the effect that the Incurrence of such Indebtedness did not violate the provisions of this Indenture;

            (2) any obligations of such Guarantor to another Subsidiary or the Company;

            (3) any liability for Federal, state, local, foreign or other taxes owed or owing by such Guarantor;

            (4) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities);

            (5) any Indebtedness, Guarantee or obligation of such Guarantor that is expressly subordinate or junior in right of payment to any other Indebtedness, Guarantee or obligation of such Guarantor, including, without limitation, any Guarantor Senior Subordinated Indebtedness and Guarantor Subordinated Obligations of such Guarantor; or

            (6)      any Capital Stock.

            "GUARANTOR SENIOR SUBORDINATED INDEBTEDNESS" means, with respect to a Guarantor, the obligations of such Guarantor under the Notes Guarantee and any other Indebtedness of such Guarantor (whether outstanding on the Issue Date or thereafter Incurred) that specifically provides that such Indebtedness is to rank equally in right of payment with the obligations of such Guarantor under the Notes Guarantee and is not expressly subordinated by its terms in right of payment to any Indebtedness of such Guarantor which is not Guarantor Senior Indebtedness of such Guarantor.

            "GUARANTOR SUBORDINATED OBLIGATION" means, with respect to a Guarantor, any Indebtedness of such Guarantor (whether outstanding on the Issue Date or thereafter Incurred) which is expressly subordinate in right of payment to the obligations of such Guarantor under its Notes Guarantee pursuant to a written agreement.

            "HEDGING OBLIGATIONS" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

            "HOLDINGS" means MQ Associates, Inc., a Delaware corporation, and its successors.

            "INCUR" means issue, create, assume, Guarantee, incur or otherwise become liable for; PROVIDED, HOWEVER, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) will be deemed to be Incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary; and the terms "Incurred" and "Incurrence" have meanings correlative to the foregoing.

            "INDEBTEDNESS" means, with respect to any Person on any date of determination (without duplication):

            (1) the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money;

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                                                                              17

            (2) the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

            (3) the principal component of all obligations of such Person in respect of letters of credit, bankers' acceptances or other similar instruments (including reimbursement obligations with respect thereto except to the extent such reimbursement obligation relates to a trade payable and such obligation is satisfied within 30 days of Incurrence);

            (4) the principal component of all obligations of such Person to pay the deferred and unpaid purchase price of property (except trade payables and healthcare fees owed to physicians), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto;

            (5)      Capitalized Lease Obligations of such Person;

            (6) the principal component or liquidation preference of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary that is not a Subsidiary Guarantor, any Preferred Stock (but excluding, in each case, any accrued dividends);

            (7) the principal component of all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; PROVIDED, HOWEVER, that the amount of such Indebtedness will be the lesser of (a) the fair market value of such asset at such date of determination and (b) the amount of such Indebtedness of such other Persons;

            (8) the principal component of Indebtedness of other Persons to the extent Guaranteed by such Person;

            (9) to the extent not otherwise included in this definition, net obligations of such Person under Currency Agreements and Interest Rate Agreements (the amount of any such obligations to be equal at any time to the termination value of such agreement or arrangement giving rise to such obligation that would be payable by such Person at such time); and

            (10) to the extent not otherwise included, the amount then outstanding (i.e., advanced, and received by, and available for use by such Person) under any receivables financing (as set forth in the books and records of such Person and confirmed by the agent, trustee or other representative of the institution or group providing such receivables financing).

Notwithstanding the foregoing, "Indebtedness" shall not include unsecured indebtedness of the Company and its Restricted Subsidiaries Incurred to finance insurance premiums in a principal amount not in excess of the insurance premiums to be paid by the Company and its Restricted

Subsidiaries for a three-year period beginning on the date of Incurrence of any such Indebtedness.

            The amount of Indebtedness of any Person at any date will be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

            In addition, "Indebtedness" of any Person shall include Indebtedness described in the preceding paragraph that would not appear as a liability on the balance sheet of such Person if:

            (1) such Indebtedness is the obligation of a partnership or joint venture that is not a Restricted Subsidiary (a "Joint Venture");

            (2) such Person or a Restricted Subsidiary of such Person is a general partner of the Joint Venture (a "General Partner"); and

            (3) there is recourse, by contract or operation of law, with respect to the payment of such Indebtedness to property or assets of such Person or a Restricted Subsidiary of such Person; and then such Indebtedness shall be included in an amount not to exceed:

                     (a) the lesser of (i) the net assets of the General Partner and (ii) the amount of such obligations to the extent that there is recourse, by contract or operation of law, to the property or assets of such Person or a Restricted Subsidiary of such Person; or

                     (b) if less than the amount determined pursuant to clause (a) immediately above, the actual amount of such Indebtedness that is recourse to such Person or a Restricted Subsidiary of such Person, if the Indebtedness is evidenced by a writing and is for a determinable amount and the related interest expense shall be included in Consolidated Interest Expense to the extent actually paid by the Company or its Restricted Subsidiaries.

            "INDENTURE" means this Indenture as amended or supplemented from time to time.

            "INITIAL SECURITIES" has the meaning ascribed to it in the second introductory paragraph of this Indenture.

            "INTANGIBLE ASSETS" means goodwill, patents, trademarks and other intangibles as determined in accordance with GAAP.

            "INTEREST RATE AGREEMENT" means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.

            "INVESTMENT" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of any direct or indirect advance, loan (other than advances or extensions of credit to customers in the ordinary course of business) or other extension of credit (including by way of Guarantee or similar arrangement, but excluding any debt or extension of credit represented by a bank deposit other than a time deposit) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such Person and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; PROVIDED that none of the following will be deemed to be an Investment:

            (1) Hedging Obligations entered into in the ordinary course of business and in compliance with this Indenture;

            (2) endorsements of negotiable instruments and documents in the ordinary course of business; and

            (3) an acquisition of assets, Capital Stock or other securities by the Company or a Subsidiary for consideration to the extent such consideration consists of common equity securities of the Company.

            For purposes of SECTION 3.4:

            (1) "Investment" will include the portion (proportionate to the Company's equity interest in a Restricted Subsidiary to be designated as an Unrestricted Subsidiary) of the fair market value of the net assets of such Restricted Subsidiary of the Company at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary; PROVIDED, HOWEVER, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company will be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to
                     (a) the Company's "Investment" in such Subsidiary at the time of such redesignation less (b) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets (as conclusively determined by the Board of Directors of the Company in good faith) of such Subsidiary at the time that such Subsidiary is so re-designated a Restricted Subsidiary; and

            (2) any property transferred to or from an Unrestricted Subsidiary will be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors of the Company. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Voting Stock of any Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such entity is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value (as conclusively determined in good faith by (a) the senior management of the Company if the amount thereof is less than $2.0 million and (b) the Board of Directors of the Company if in excess thereof) of the Capital Stock of such Subsidiary not sold or disposed of.

            "ISSUE DATE" means the date on which the Initial Securities are originally issued.

            "LIEN" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

            "NET AVAILABLE CASH" from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and net proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other noncash form) therefrom, in each case net of:

            (1) all legal, accounting, investment banking, title and recording tax expenses, commissions and other fees and expenses Incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP (after taking into account any available tax credits or deductions and any tax sharing agreements), as a consequence of such Asset Disposition;

            (2) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition;

            (3) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition; and

            (4) the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition.

            "NET CASH PROCEEDS", with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, listing fees, discounts or commissions and brokerage, consultant and other fees and charges actually Incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale (after taking into account any available tax credit or deductions and any tax sharing arrangements).

            "NON-RECOURSE DEBT" means Indebtedness of a Person:

            (1) as to which neither the Company nor any Restricted Subsidiary (a) provides any Guarantee or credit support of any kind (including any undertaking, guarantee, indemnity, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable (as a guarantor or otherwise);

            (2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any Restricted Subsidiary to declare a default under such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

            (3) the explicit terms of which provide there is no recourse against any of the assets of the Company or its Restricted Subsidiaries (other than recourse against a pledge of the Capital Stock of such Person to the extent such Capital Stock constitutes an asset of the Company or any of its Restricted Subsidiaries).

            "NON-U.S. PERSON" means a person who is not a U.S. person, as defined in Regulation S.

            "NOTES GUARANTEE" means, individually, any Guarantee of payment of the Securities by Holdings or a Subsidiary Guarantor pursuant to the terms of this Indenture and any supplemental indenture thereto, and, collectively, all such Guarantees. Each such Notes Guarantee will be in the form prescribed by this Indenture.

            "NOTE REGISTER" means the register of Securities, maintained by the Trustee, pursuant to SECTION 2.3.

            "OFFERING MEMORANDUM" means the offering memorandum, dated August 8, 2002, relating to the offering by the Company of $180.0 million of the 11 7/8% Senior Subordinated Notes due 2012.

            "OFFICER" means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer or the Secretary of the Company. The term Officer of any Guarantor has a correlative meaning.

            "OFFICERS' CERTIFICATE" means a certificate signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company.

            "OPINION OF COUNSEL" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

            "PERMITTED HOLDERS" means each of J.P. Morgan Partners, LLC, the Existing Management Stockholders and each of their respective Affiliates and Related Persons.

            "PERMITTED INVESTMENT" means an Investment by the Company or any Restricted Subsidiary in:

            (1) a Restricted Subsidiary (other than a Receivables Entity) or a Person which will, upon the making of such Investment, become a Restricted Subsidiary (other than a Receivables Entity); PROVIDED, HOWEVER, that the primary business of such Restricted Subsidiary is a Related Business;

            (2) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary (other than a Receivables Entity); PROVIDED, HOWEVER, that such Person's primary business is a Related Business;

            (3)      cash and Cash Equivalents;

            (4) receivables owing to the Company or any Restricted Subsidiary created or acquired, and other extensions of trade credit and other advances to customers and suppliers, in each case, in the ordinary course of business and payable or dischargeable in accordance with customary trade terms (including, without limitation, receivables owing to the Company or any Restricted Subsidiary by physicians on account of prior advances made by the Company); PROVIDED, HOWEVER, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

            (5) pledges, deposits and similar arrangements with respect to leases and utilities in the ordinary course of business;

            (6) payroll, travel and similar advances or loans to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

            (7) loans or advances to officers, directors, consultants and employees made (a) in the ordinary course of business of the Company or such Restricted Subsidiary and not exceeding $3.0 million at any one time outstanding and (b) to fund purchases of stock under the stock option plan of Holdings to be adopted following the Issue Date and any similar stock ownership plans or under employment arrangements;

            (8) Capital Stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of a debtor;

            (9) Investments made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with SECTION 3.7;

            (10)     Investments in existence on the Issue Date;

            (11) Currency Agreements, Interest Rate Agreements and related Hedging Obligations, which transactions or obligations are Incurred in compliance with SECTION 3.3;

            (12) Investments by the Company or any of its Restricted Subsidiaries, together with all other Investments pursuant to this clause (12), in an aggregate amount at the time of such Investment not to exceed $10.0 million outstanding at any one time;

            (13)     Guarantees issued in accordance with SECTION 3.3;

            (14) Investments by the Company or a Restricted Subsidiary in a Receivables Entity or any Investment by a Receivables Entity in any other Person, in each case, in connection with a Qualified Receivables Transaction, PROVIDED, HOWEVER, that any Investment in any such Person is in the form of a Purchase Money Note, or any equity interest or interests in accounts receivable and related assets generated by the Company or a Restricted Subsidiary and transferred to any Person in connection with a Qualified Receivables Transaction or any such Person owning such accounts receivable;

            (15) Investments of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of the Company or at the time such Person merges or consolidates with the Company or any of its Restricted Subsidiaries, in either case in compliance with this Indenture, PROVIDED that such Investments were not made by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Company or such merger or consolidation;

            (16) Investments in Unrestricted Subsidiaries not to exceed $5.0 million since the Issue Date, plus (a) the aggregate net after-tax amount returned since the Issue Date to the Company or any Restricted Subsidiary in cash on or with respect to any Investments made since the Issue Date in Unrestricted Subsidiaries whether through interest payments, principal payments, dividends or other distributions or payments (including such dividends, distributions or payments made concurrently with such Investment), (b) the net after-tax cash proceeds received since the Issue Date by the Company or any Restricted Subsidiary from the disposition of all or any portion of such Investments (other than to the Company or a Subsidiary of the Company) and (c) upon redesignation since the Issue Date of an Unrestricted Subsidiary as a Restricted Subsidiary, the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets (as conclusively determined by the Board of Directors of the Company in good faith) of such Subsidiary at the time that such Subsidiary is so re-designated a Restricted Subsidiary; and

            (17) Investments by the Company or any of its Restricted Subsidiaries in a Permitted Joint Venture, together with all other Investments pursuant to this clause (17) in an aggregate amount at the time of such Investment not to exceed $2.5 million outstanding at any one time, so long as
                     (a) such Permitted Joint Venture does not have any Indebtedness for borrowed money at any time on or after the date of such Investment (other than Indebtedness owing to the equity holders of such Permitted Joint Venture, the Company or any Restricted Subsidiary of the Company), (b) the documentation governing such Permitted Joint Venture does not contain a restriction on distributions to the Company or its Restricted Subsidiaries, (c) such Permitted Joint Venture is engaged only in a Related Business and (d) after giving pro forma effect to such Investment, the Company would be permitted to Incur $1.00 of additional Indebtedness under the first paragraph of SECTION 3.3.

            "PERMITTED JOINT VENTURE" means, with respect to any Person, (1) any corporation, association, or other business entity (other than a partnership) of which 50% or less of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the Restricted Subsidiaries of that Person or a combination thereof and (2) any partnership, joint venture, limited liability company or similar entity of which 50% or less of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Restricted Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership interests or otherwise.

            "PERMITTED LIENS" means, with respect to any Person:

            (1) Liens securing Indebtedness and other obligations of the Company under the Senior Credit Agreement and related Interest Rate Agreements and other Senior Indebtedness and liens on assets of Restricted Subsidiaries securing Guarantees of Indebtedness and other obligations of the Company under the Senior Credit Agreement and other Guarantor Senior Indebtedness permitted to be Incurred under this Indenture;

            (2) pledges or deposits by such Person under workmen's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits or cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import or customs duties or for the payment of rent, in each case Incurred in the ordinary course of business;

            (3) Liens imposed by law, including carriers', warehousemen's and mechanics' Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings if a reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made in respect thereof;

            (4) Liens for taxes, assessments or other governmental charges not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings PROVIDED that appropriate reserves required pursuant to GAAP have been made in respect thereof;

            (5) Liens in favor of issuers of surety or performance bonds or letters of credit or bankers' acceptances issued pursuant to the request of and for the account of such Person in the ordinary course of its business; PROVIDED, HOWEVER, that such letters of credit do not constitute Indebtedness;

            (6) encumbrances, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or liens incidental to the conduct of the business of such Person or to the ownership of its properties which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

            (7) Liens securing Hedging Obligations so long as the related Indebtedness is, and is permitted to be under this Indenture, secured by a Lien on the same property securing such Hedging Obligation;

            (8) leases, licenses, subleases and sublicenses of assets (including, without limitation, real property and intellectual property rights) which do not materially interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

            (9) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

            (10) Liens for the purpose of securing the payment of all or a part of the purchase price of, or Capitalized Lease Obligations with respect to, assets or property acquired or constructed in the ordinary course of business, PROVIDED that:

                     (a) the aggregate principal amount of Indebtedness secured by such Liens is otherwise permitted to be Incurred under this Indenture and does not exceed the cost of the assets or property so acquired or constructed; and

                     (b) such Liens are created within six months of construction or acquisition of such assets or property and do not encumber any other assets or property of the Company or any Restricted Subsidiary other than such assets or property and assets affixed or appurtenant thereto and such other assets financed by, and a Lien permitted hereunder granted in favor of, the same financing source;

            (11) Liens arising solely by virtue of any statutory or common law provisions relating to banker's Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depositary institution; PROVIDED that:

                     (a) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the Federal Reserve Board; and

                     (b) such deposit account is not intended by the Company or any Restricted Subsidiary to provide collateral to the depository institution;

            (12) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company and its Restricted Subsidiaries in the ordinary course of business;

            (13)     Liens existing on the Issue Date;

            (14) Liens on property or shares of stock of a Person at the time such Person becomes a Restricted Subsidiary; PROVIDED, HOWEVER, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such other Person becoming a Restricted Subsidiary; PROVIDED, FURTHER, HOWEVER, that any such Lien may not extend to any other property owned by the Company or any Restricted Subsidiary;

            (15) Liens on property at the time the Company or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Company or any Restricted Subsidiary; PROVIDED, HOWEVER, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such acquisition; PROVIDED, FURTHER, HOWEVER, that such Liens may not extend to any other property owned by the Company or any Restricted Subsidiary except assets financed by, and a Lien permitted hereunder granted in favor of, the same financing source;

            (16) Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Company or a Wholly Owned Subsidiary (other than a Receivable Entity);

            (17)     Liens securing the Securities and Notes Guarantees;

            (18) Liens securing Refinancing Indebtedness Incurred to refinance Indebtedness (including, without limitation, Acquired Indebtedness) that was previously so secured, PROVIDED that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness being refinanced or is in respect of property that is the security for a Permitted Lien hereunder;

            (19) any interest or title of a lessor under any Capitalized Lease Obligation or operating lease; and

            (20) Liens on assets transferred to a Receivables Entity or on assets of a Receivables Entity, in either case Incurred in connection with a Qualified Receivables Transaction.

            "PERSON" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision hereof or any other entity.

            "PREFERRED STOCK", as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

            "PURCHASE MONEY NOTE" means a promissory note of a Receivables Entity evidencing a line of credit, which may be irrevocable, from the Company or any Restricted Subsidiary of the Company in connection with a Qualified Receivables Transaction to a Receivables Entity, which note is repayable from cash available to the Receivables Entity, other than amounts required to be established as reserves pursuant to agreements, amounts paid to investors in respect of interest, principal and other amounts owing to such investors and amounts owing to such investors and amounts paid in connection with the purchase of newly generated accounts receivable.

            "QUALIFIED PUBLIC OFFERING" means the first firm commitment underwritten public offering pursuant to an effective registration statement filed on Form S-1 (or its successor form) under the Securities Act underwritten by a nationally-recognized underwriter satisfactory to the holders of a majority of the shares of Holdings' Common Stock, par value $0.001 per share, and Holdings' Class A Common Stock, par value $0.001 per share, (voting together as a single class) resulting in aggregate proceeds (net of underwriting discounts and commissions) to Holdings of not less than $50.0 million.

            "QUALIFIED RECEIVABLES TRANSACTION" means any transaction or series of transactions that may be entered into by the Company or any of its Restricted Subsidiaries pursuant to which the Company or any of its Restricted Subsidiaries may sell, convey or otherwise transfer to (1) a Receivables Entity (in the case of a transfer by the Company or any of its Restricted Subsidiaries) and (2) any other Person (in the case of a transfer by a Receivables Entity), or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of the Company or any of its Restricted Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, the proceeds of such receivables and other assets which are customarily transferred, or in respect of which security interests are customarily granted in connection with asset securitization involving accounts receivable.

            "QUALIFIED STOCK" means any Capital Stock that is not Disqualified Stock.

            "RECAPITALIZATION AGREEMENT" means the Recapitalization Agreement, dated as of July 16, 2002, as amended as of August 8, 2002, among MQ Investment Holdings, LLC, Holdings, the stockholders of Holdings signatory thereto and David Lang and Gene Venesky, as the stockholders' representatives.

            "RECEIVABLE" means a right to receive payment arising from a sale or lease of goods or services by a Person pursuant to an arrangement with another Person pursuant to which such other Person is obligated to pay for goods or services under terms that permit the purchase of such goods and services on credit.

            "RECEIVABLES ENTITY" means a Wholly Owned Subsidiary of the Company (or another Person in which the Company or any Restricted Subsidiary of the Company makes an Investment and to which the Company or any Restricted Subsidiary of the Company transfers accounts receivable and related assets) which engages in no activities other than in connection with the financing of accounts receivable and which is designated by the Board of Directors of the Company (as provided below) as a Receivables Entity:

            (1) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which:

                     (a) is guaranteed by the Company or any Restricted Subsidiary of the Company (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings);

                     (b) is recourse to or obligates the Company or any Restricted Subsidiary of the Company in any way other than pursuant to Standard Securitization Undertakings; or

                     (c) subjects any property or asset of the Company or any Restricted Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;

            (2) with which neither the Company nor any Restricted Subsidiary of the Company has any material contract, agreement, arrangement or understanding (except in connection with a Purchase Money Note or Qualified Receivables Transaction) other than on terms no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company, other than fees payable in the ordinary course of business in connection with servicing accounts receivable; and

            (3) to which neither the Company nor any Restricted Subsidiary of the Company has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results.

            Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

            "RECEIVABLES FEES" means any discount from the face amount of Receivables or participations therein transferred in connection with a Qualified Receivables Transaction, factoring agreement or other similar arrangement.

            "REFINANCING INDEBTEDNESS" means Indebtedness that is Incurred to refund, refinance, replace, exchange, renew, repay, retire or extend (including pursuant to any defeasance or discharge mechanism) (collectively, "refinance," "refinances," and "refinanced" shall have a correlative meaning) any Indebtedness existing on the date of this Indenture or Incurred in compliance with this Indenture (including Indebtedness of the Company that refinances Indebtedness of any Restricted Subsidiary and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of another Restricted Subsidiary) including Indebtedness that refinances Refinancing Indebtedness, PROVIDED, HOWEVER, that:

            (1) (a) if the Stated Maturity of the Indebtedness being refinanced is earlier than the Stated Maturity of the Securities, the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the

                     Indebtedness being refinanced or (b) if the Stated Maturity of the Indebtedness being refinanced is later than the Stated Maturity of the Securities, the Refinancing Indebtedness has a Stated Maturity at least 91 days later than the Stated Maturity of the Securities;

            (2) the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced;

            (3) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of Indebtedness being refinanced (plus, without duplication, any additional Indebtedness Incurred to pay interest or premiums required by the instruments governing such existing Indebtedness and fees, commissions and other issuance costs Incurred in connection therewith); and

            (4) if the Indebtedness being refinanced is subordinated in right of payment to the Securities or the Notes Guarantee, such Refinancing Indebtedness is subordinated in right of payment to the Securities or the Notes Guarantee on terms at least as favorable to the Holders of Securities as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

            "REGISTRATION RIGHTS AGREEMENT" means that certain registration rights agreement dated as of the date of this Indenture by and among the Company, the Guarantors and the initial purchasers set forth therein and future registration rights agreements with respect to Additional Securities.

            "RELATED BUSINESS" means any business which is the same as or related, ancillary or complementary to or a reasonable extension of any of the businesses of the Company and its Restricted Subsidiaries on the date of this Indenture, in each case, as determined conclusively and in good faith by the Company's Board of Directors.

            "RELATED PERSON" with respect to any Permitted Holder means:

            (1) any controlling stockholder or a majority (or more) owned Subsidiary of such Permitted Holder or, in the case of an individual, any spouse or immediate family member of such Permitted Holder, any trust created for the benefit of such individual or such individual's estate, executor, administrator, committee or beneficiaries; or

            (2) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding a majority (or more) controlling interest of which consist of such Permitted Holder and/or such other Persons referred to in the immediately preceding clause (1).

            "REPRESENTATIVE" means any trustee, agent or representative (if any) of an issue of Senior Indebtedness or Guarantor Senior Indebtedness; PROVIDED that when used in connection with the Senior Credit Agreement, the term "Representative" shall refer to the administrative agent under the Senior Credit Agreement.

            "RESTRICTED INVESTMENT" means any Investment other than a Permitted Investment.

            "RESTRICTED SUBSIDIARY" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

            "SALE/LEASEBACK TRANSACTION" means an arrangement relating to property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Restricted Subsidiary leases it from such Person, other than leases between the Company and a Wholly Owned Subsidiary or between Wholly Owned Subsidiaries.

            "SEC" means the United States Securities and Exchange Commission.

            "SECURITIES ACT" means the Securities Act of 1933, as amended.

            "SECURITIES CUSTODIAN" means the custodian with respect to the Global Security (as appointed by DTC), or any successor Person thereto and shall initially be the Trustee.

            "SECURITYHOLDER" or "HOLDER" means the Person in whose name a Security is registered in the Note Register.

            "SENIOR CREDIT AGREEMENT" means, with respect to the Company, one or more debt facilities (including, without limitation, the Credit Agreement to be entered into among the Company, Holdings, Wachovia Bank, National Association, as Administrative Agent, and the lenders parties thereto from time to time) or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time (and whether or not with the original administrative agent and lenders or one or more other representatives or other lenders, investors or other providers of funds or otherwise and whether provided under the original Senior Secured Credit Agreement or any other credit or other agreement or indenture).

            "SENIOR INDEBTEDNESS" means, whether outstanding on the Issue Date or thereafter issued, created, Incurred or assumed, the Bank Indebtedness and all amounts payable by the Company under or in respect of all other Indebtedness of the Company, including premiums and accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company at the rate specified in the documentation with respect thereto whether or not a claim for post filing interest is allowed in such proceeding), fees, charges, expenses, reimbursement obligations and guarantees relating thereto; PROVIDED, HOWEVER, that Senior Indebtedness will not include:

            (1) any Indebtedness Incurred in violation of this Indenture, unless such Indebtedness was Incurred based on an Officers' Certificate of the Company (delivered in good faith after reasonable investigation) to the effect that the Incurrence of such Indebtedness did not violate the provisions of this Indenture;

            (2)      any obligation of the Company to any Subsidiary;

            (3) any liability for Federal, state, foreign, local or other taxes owed or owing by the Company;

            (4) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities);

            (5) any Indebtedness, Guarantee or obligation of the Company that is expressly subordinate or junior in right of payment to any other Indebtedness, Guarantee or obligation of the Company, including, without limitation, any Senior Subordinated Indebtedness and any Subordinated Obligations; or

            (6)      any Capital Stock.

            "SENIOR SUBORDINATED INDEBTEDNESS" means the Securities and any other Indebtedness of the Company that specifically provides that such Indebtedness is to rank equally with the Securities in right of payment and is not expressly subordinated or junior by its terms in right of payment to any Indebtedness or other obligation of the Company which is not Senior Indebtedness of the Company.

            "SERIES A PREFERRED STOCK" means the new series of Series A Redeemable Preferred Stock, par value $0.001 per share, of Holdings to be issued pursuant to the Transactions.

            "SERIES B PREFERRED STOCK" means the new series of Series B Redeemable Preferred Stock, par value $0.001 per share, of Holdings to be issued pursuant to the Transactions.

            "SIGNIFICANT SUBSIDIARY" means any Restricted Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

            "STANDARD SECURITIZATION UNDERTAKINGS" means representations, warranties, covenants and indemnities entered into by the Company or any Restricted Subsidiary of the Company which are reasonably customary in securitization of accounts receivable transactions.

            "STATED MATURITY" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision, but shall not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.

            "STOCKHOLDERS' AGREEMENT" means the Stockholders' Agreement, dated as of the Issue Date, among Holdings and each of the stockholders parties thereto, as in effect on the Issue Date and as further amended and modified from time to time so long as the Permitted Holders beneficially own a majority of the Capital Stock of the Company.

            "SUBORDINATED OBLIGATION" means any Indebtedness of the Company (whether outstanding on the Issue Date or thereafter Incurred) which is expressly subordinated or junior in right of payment to the Securities pursuant to a written agreement.

            "SUBSIDIARY" of any Person means any corporation, association, partnership, joint venture, limited liability company or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership and joint venture interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (1) such Person, (2) such Person and one or more Subsidiaries of such Person or (3) one or more Subsidiaries of such Person. Unless otherwise specified herein, each reference to a Subsidiary will refer to a Subsidiary of the Company.

            "SUBSIDIARY GUARANTOR" means each Subsidiary of the Company in existence on the Issue Date and any Restricted Subsidiary created or acquired by the Company after the Issue Date other than a Receivables Entity.

            "TANGIBLE ASSETS" means Total Assets less Intangible Assets.

            "TOTAL ASSETS" means the total consolidated assets of the Company and its Restricted Subsidiaries, as shown on the most recent balance sheet of the Company.

            "TIA" or "TRUST INDENTURE ACT" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb), as in effect on the date of this Indenture.

            "TRANSACTIONS" means collectively, the offering of the Securities, the recapitalization pursuant to the Recapitalization Agreement and the borrowings under the Senior Credit Agreement, each as described in the Offering Memorandum.

            "TRUSTEE" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

            "TRUST OFFICER" shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

            "UNRESTRICTED SUBSIDIARY" means:

            (1) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Company in the manner provided below; and

            (2)      any Subsidiary of an Unrestricted Subsidiary.

            The Board of Directors of the Company may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary or a Person becoming a Subsidiary through merger or consolidation or Investment therein) to be an Unrestricted Subsidiary only if:

            (1) such Subsidiary or any of its Subsidiaries does not own any Capital Stock or Indebtedness of or have any Investment in, or own or hold any Lien on any property of, any other Subsidiary of the Company which is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary;

            (2) all the Indebtedness of such Subsidiary and its Subsidiaries shall, at the date of designation, and will at all times thereafter, consist of Non-Recourse Debt;

            (3) such designation and the Investment of the Company in such Subsidiary complies with SECTION 3.4;

            (4) such Subsidiary, either alone or in the aggregate with all other Unrestricted Subsidiaries, does not operate, directly or indirectly, all or substantially all of the business of the Company and its Subsidiaries;

            (5) such Subsidiary is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation:

                     (a) to subscribe for additional Capital Stock of such Person; or

                     (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and

            (6) on the date such Subsidiary is designated an Unrestricted Subsidiary, such Subsidiary is not a party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary with terms substantially less favorable to the Company than those that might have been obtained from Persons who are not Affiliates of the Company.

            Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a resolution of the Board of Directors of the Company giving effect to such designation and an Officers' Certificate certifying that such designation complies with the foregoing conditions. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be Incurred as of such date.

            The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; PROVIDED that immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof and the Company could Incur at least $1.00 of additional Indebtedness under the first paragraph of
SECTION 3.3 on a pro forma basis taking into account such designation.

            "U.S. GOVERNMENT OBLIGATIONS" means securities that are (a) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depository receipt; PROVIDED that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depository receipt.

            "VOTING STOCK" of a corporation means all classes of Capital Stock of such corporation then outstanding and normally entitled to vote in the election of directors.

            "WHOLLY OWNED SUBSIDIARY" means a Restricted Subsidiary of the Company, all of the Capital Stock of which (other than directors' qualifying shares or shares required by applicable healthcare laws to be owned by Persons other than the Company) is owned by the Company or another Wholly Owned Subsidiary.

            SECTION 1.2. OTHER DEFINITIONS.

                                                                         Defined in
Term                                                                      Section
----                                                                     ----------
"Additional Restricted Securities" ................................          2.1(b)

"Affiliate Transaction"............................................          3.8

"Agent Member".....................................................          2.1(e)

"Asset Disposition Offer"..........................................          3.7(b)

"Asset Disposition Offer Amount"...................................          3.7(b)

"Asset Disposition Offer Period"...................................          3.7(b)

"Asset Disposition Purchase Date"..................................          3.7(c)(1)

"Authenticating Agent".............................................          2.2

"Blockage Notice"..................................................         10.3

"Certificate of Destruction".......................................          2.13

"Change of Control Offer"..........................................          3.9

"Change of Control Payment"........................................          3.9

"Change of Control Payment Date"...................................          3.9

"Company Order"....................................................          2.2

"Corporate Trust Office"...........................................          3.14

"covenant defeasance option".......................................          8.1(b)

"cross acceleration provision".....................................          6.1(6)(b)

"Defaulted Interest"...............................................          2.14

"Event of Default".................................................          6.1

"Excess Proceeds"..................................................          3.7(b)

"Exchange Global Note".............................................          2.1(b)

"Global Securities"................................................          2.1(b)

"IAI"..............................................................          2.1(b)

"Institutional Accredited Investor Note"...........................          2.1(b)

"Institutional Accredited Investor Global Note"....................          2.1(b)

"judgment default provision".......................................          6.1(8)

"legal defeasance option"..........................................          8.1(b)

"Note Register"....................................................          2.3

"Obligations"......................................................         11.1

"Pari Passu Notes".................................................          3.7(b)

"Payment Blockage Period" .........................................         10.3

"payment default" .................................................          6.1(6)

"Paying Agent".....................................................          2.3

"Private Placement Legend".........................................          2.1(d)

"QIB"..............................................................          2.1(b)

"Registrar"........................................................          2.3

"Regulation S".....................................................          2.1(b)

"Regulation S Global Note".........................................          2.1(b)

"Regulation S Legend"..............................................          2.1(d)

"Regulation S Note"................................................          2.1(b)

"Resale Restriction Termination Date"..............................          2.6(a)

"Restricted Payment"...............................................          3.4

"Restricted Securities"............................................          2.1(a)

"Rule 144A"........................................................          2.1(b)

"Rule 144A Global Note"............................................          2.1(b)

"Rule 144A Note"...................................................          2.1(b)

"Similar Business".................................................          3.7(c)(2)

"Special Interest Payment Date"....................................          2.14(a)

"Special Record Date"..............................................          2.14(a)

"Successor Company"................................................          4.1

            SECTION 1.3. INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT. This Indenture is subject to the mandatory provisions of the TIA which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

            "Commission" or "SEC" means the Securities and Exchange Commission.

            "indenture securities" means the Securities.

            "indenture security holder" means a Securityholder.

            "indenture to be qualified" means this Indenture.

            "indenture trustee" or "institutional trustee" means the Trustee.

            "obligor" on the indenture securities means the Company and any other obligor on the indenture securities.

            All other TIA terms used in this Indenture that are defined by the TIA, defined in the TIA by reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

            SECTION 1.4. RULES OF CONSTRUCTION. Unless the context otherwise requires:

            (1) a term has the meaning assigned to it;

            (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

            (3) "or" is not exclusive;

            (4) "including" means including without limitation;

            (5) words in the singular include the plural and words in the plural include the singular;

            (6) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP; and

            (7) the principal amount of any Preferred Stock shall be (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater.

                                   ARTICLE II

                                 THE SECURITIES

            SECTION 2.1. FORM, DATING AND TERMS.

            (a) The aggregate principal amount of Securities that may be authenticated and delivered under this Indenture is unlimited. The Initial Securities issued on the date hereof will be in an aggregate principal amount of $180,000,000. In addition, the Company may issue, from time to time in accordance with the provisions of this Indenture, including, without limitation,
SECTION 3.3 hereof, Additional Securities and Exchange Securities. Furthermore, Securities may be authenticated and delivered upon registration or transfer, or in lieu of, other Securities pursuant to SECTION 2.6, 2.10, 2.12 or 9.5 or in connection with an Asset Disposition Offer pursuant to SECTION 3.7 or a Change of Control Offer pursuant to SECTION 3.9.

            The Initial Securities shall be known and designated as "11 7/8% Senior Subordinated Notes, Series A, due 2012" of the Company. Additional Securities issued as securities bearing one of the restrictive legends described in Section 2.1(d) ("RESTRICTED SECURITIES") shall be known and designated as "11 7/8% Senior Subordinated Notes, Series A, due 2012" of the Company. Additional Securities issued other than as Restricted Securities shall be known and designated as "11 7/8% Senior Subordinated Notes, Series B, due 2012" of the Company, and Exchange Securities shall be known and designated as "11 7/8% Senior Subordinated Notes, Series B, due 2012" of the Company.

            With respect to any Additional Securities, the Company shall set forth in a Board Resolution and an Officers' Certificate, the following information:

            (1) the aggregate principal amount of such Additional Securities to be authenticated and delivered pursuant to this Indenture;

            (2) the issue price and the issue date of such Additional Securities, including the date from which interest shall accrue; and

            (3) whether such Additional Securities shall be Restricted Securities issued in the form of Exhibit A hereto and/or shall be issued in the form of Exhibit B hereto.

            The Initial Securities, the Additional Securities and the Exchange Securities shall be considered collectively as a single class for all purposes of this Indenture. Holders of the Initial Securities, the Additional Securities and the Exchange Securities will vote and consent together on all matters to which such Holders are entitled to vote or consent as one class, and none of the Holders of the Initial Securities, the Additional Securities or the Exchange Securities shall have the right to vote or consent as a separate class on any matter to which such Holders are entitled to vote or consent.

            (b) The Initial Securities are being offered and sold by the Company pursuant to a Purchase Agreement, dated August 8, 2002, among the Company, Holdings, the Subsidiary Guarantors, J.P. Morgan Securities Inc. and the other initial purchasers named therein. The Initial Securities and any Additional Securities (if issued as Restricted Securities) (the "ADDITIONAL RESTRICTED SECURITIES") will be resold initially only to (A) qualified institutional buyers (as defined in Rule 144A under the Securities Act ("RULE 144A")) in reliance on Rule 144A ("QIBs") and (B) Persons other than U.S. Persons (as defined in Regulation S under the Securities Act ("REGULATION S")) in reliance on Regulation S. Such Initial Securities and Additional Restricted Securities may thereafter be transferred to, among others, QIBs, purchasers in reliance on Regulation S and institutional "accredited investors" (as defined in Rules 501(a)(1), (2), (3) and (7) under the Securities Act) who are not QIBs ("IAIS") in accordance with Rule 501 of the Securities Act, in each case, in accordance with the procedure described herein.

            Initial Securities and Additional Restricted Securities offered and sold to QIBs in the United States of America in reliance on Rule 144A (the "RULE 144A NOTES") shall be issued in the form of a permanent global Security, without interest coupons, substantially in the form of EXHIBIT A, which is hereby incorporated by reference and made a part of this Indenture, including appropriate legends as set forth in SECTION 2.1(d) (the "RULE 144A GLOBAL NOTE"), deposited with the Trustee, as custodian for DTC, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The Rule 144A Global Note may be represented by more than one certificate, if so required by DTC's rules regarding the maximum principal amount to be represented by a single certificate. The aggregate principal amount of the Rule 144A Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for DTC or its nominee, as hereinafter provided.

            Initial Securities and Additional Securities offered and sold outside the United States of America (the "REGULATION S NOTES") in reliance on Regulation S shall initially be issued in the form of a temporary global Security (the "TEMPORARY REGULATION S GLOBAL NOTE"), without interest coupons. Beneficial interest in the Temporary Regulation S Global Note will be exchanged for beneficial interests in a corresponding permanent global Security, without interest coupons, substantially in the form of EXHIBIT A including appropriate legends as set forth in SECTION 2.1(d) (the "PERMANENT REGULATION S GLOBAL NOTE" and, together with the Temporary Regulation S Global Note, each a "REGULATION S GLOBAL NOTE") within a reasonable period after the expiration of the Restricted Period (as defined below) upon delivery of the certification contemplated by
SECTION 2.7. Each Regulation S Global Note will be deposited upon issuance with, or on behalf of, the Trustee as custodian for DTC in the manner described in this ARTICLE II for credit to the respective accounts of the purchasers (or to such other accounts as they may direct) at Euroclear Bank S.A./N.V. ("EUROCLEAR") or Clearstream Banking, societe anonyme ("CLEARSTREAM"). Prior to the 40th day after the later of the commencement of the offering of the Initial Securities and the Issue Date (such period through and including such 40th day, the "RESTRICTED PERIOD"), interests in the Temporary Regulation S Global Note may only be held through Euroclear or Clearstream (as indirect participants in DTC) unless exchanged for interests in a Global Security in accordance with the transfer and certification requirements described herein.

            Investors may hold their interests in the Regulation S Global Note directly through Euroclear or Clearstream, if they are participants in such systems, or indirectly through organizations which are participants in such systems. After the expiration of the Restricted Period (but not earlier), investors may also hold such interests through organizations other than Euroclear or Clearstream that are participants in DTC's system. Euroclear and Clearstream will hold such interests in the applicable Regulation S Global Note on behalf of their participants through customers' securities accounts in their respective names on the books of their respective depositaries. Such depositaries, in turn, will hold such interests in the applicable Regulation S Global Note in customers' securities accounts in the depositaries' names on the books of DTC.

            The Regulation S Global Note may be represented by more than one certificate, if so required by DTC's rules regarding the maximum principal amount to be represented by a single certificate. The aggregate principal amount of the Regulation S Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for DTC or its nominee, as hereinafter provided.

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                                                                              41

            Initial Securities and Additional Securities resold to IAIs (the "INSTITUTIONAL ACCREDITED INVESTOR NOTES") in the United States of America shall be issued in the form of a permanent global Security, without interest coupons, substantially in the form of EXHIBIT A including appropriate legends as set forth in SECTION 2.1(d) (the "INSTITUTIONAL ACCREDITED INVESTOR GLOBAL NOTE") deposited with the Trustee, as custodian for DTC, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The Institutional Accredited Investor Global Note may be represented by more than one certificate, if so required by DTC's rules regarding the maximum principal amount to be represented by a single certificate. The aggregate principal amount of the Institutional Accredited Investor Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for DTC or its nominee, as hereinafter provided.

            Exchange Securities exchanged for interests in the Rule 144A Notes, the Regulation S Notes and the Institutional Accredited Investor Notes will be issued in the form of a permanent global Security, without interest coupons, substantially in the form of EXHIBIT B, which is hereby incorporated by reference and made a part of this Indenture, deposited with the Trustee as hereinafter provided, including the appropriate legend set forth in SECTION 2.1(d) (the "EXCHANGE GLOBAL NOTE"). The Exchange Global Note may be represented by more than one certificate, if so required by DTC's rules regarding the maximum principal amount to be represented by a single certificate.

            The Rule 144A Global Note, the Regulation S Global Note, the Institutional Accredited Investor Global Note and the Exchange Global Note are sometimes collectively herein referred to as the "GLOBAL SECURITIES."

            The principal of (and premium, if any) and interest on the Securities shall be payable at the office or agency of the Company maintained for such purpose in The City of New York, or at such other office or agency of the Company as may be maintained for such purpose pursuant to SECTION 2.3; PROVIDED, HOWEVER, that, at the option of the Company, each installment of interest may be paid by (i) check mailed to addresses of the Persons entitled thereto as such addresses shall appear on the Note Register or (ii) wire transfer to an account located in the United States maintained by the payee. Payments in respect of Securities represented by a Global Security (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by DTC.

            The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage, in addition to those set forth on EXHIBIT A and EXHIBIT B and in SECTION 2.1(d). The Company and the Trustee shall approve the forms of the Securities and any notation, endorsement or legend on them. Each Security shall be dated the date of its authentication. The terms of the Securities set forth in EXHIBIT A and EXHIBIT B are part of the terms of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to be bound by such terms.

            (c) DENOMINATIONS. The Securities shall be issuable only in fully registered form, without coupons, and only in denominations of $1,000 and any integral multiple thereof.

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                                                                              42

            (d) RESTRICTIVE LEGENDS. Unless and until (i) an Initial Security is sold under an effective registration statement or (ii) an Initial Security is exchanged for an Exchange Security in connection with an effective registration statement, in each case pursuant to the Registration Rights Agreement or a similar agreement,

            (A) the Rule 144A Global Note and the Institutional Accredited Investor Global Note shall bear the following legend (the "PRIVATE PLACEMENT LEGEND") on the face thereof:

     "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") THAT IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER

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                                                                              43

     INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

     BY ITS ACQUISITION OF THIS SECURITY THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (I) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE AND HOLD THIS SECURITY CONSTITUTES THE ASSETS OF AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OF PLANS, INDIVIDUAL RETIREMENT ACCOUNTS OR OTHER ARRANGEMENTS THAT ARE SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") OR PROVISIONS UNDER ANY FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE ("SIMILAR LAWS"), OR OF AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE "PLAN ASSETS" OF SUCH PLANS, ACCOUNTS OR ARRANGEMENTS, OR (II) THE PURCHASE AND HOLDING OF THIS SECURITY WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS."

            (B) the Regulation S Global Note shall bear the following legend (the "REGULATION S LEGEND") on the face thereof:

     "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT ("REGULATION S"), (2) BY ITS ACCEPTANCE HEREOF AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") THAT IS FORTY DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT

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                                                                              44

     PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM AND IN THE CASE OF THE FOREGOING CLAUSE (E), A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE COMPANY AND THE TRUSTEE. THIS LEGEND WILL BE REMOVED AFTER 40 CONSECUTIVE DAYS BEGINNING ON AND INCLUDING THE LATER OF (A) THE DAY ON WHICH THE SECURITIES ARE OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN REGULATION S) AND (B) THE DATE OF THE CLOSING OF THE ORIGINAL OFFERING. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT."

            (C) The Global Securities, whether or not an Initial Security, shall bear the following legend on the face thereof:

     "UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

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                                                                              45

     TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF."

            (e) BOOK-ENTRY PROVISIONS.

            (i) This SECTION 2.1(e) shall apply only to Global Securities deposited with the Trustee, as custodian for DTC.

            (ii) Each Global Security initially shall (x) be registered in the name of DTC for such Global Security or the nominee of DTC, (y) be delivered to the Trustee as custodian for DTC and (z) bear legends as set forth in SECTION 2.1(d).

            (iii) Members of, or participants in, DTC ("AGENT MEMBERS") shall have no rights under this Indenture with respect to any Global Security held on their behalf by DTC or by the Trustee as the custodian of DTC or under such Global Security, and DTC may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its Agent Members, the operation of customary practices of DTC governing the exercise of the rights of a Holder of a beneficial interest in any Global Security.

            (iv) In connection with any transfer of a portion of the beneficial interest in a Global Security pursuant to subsection (f) of this SECTION 2.1 to beneficial owners who are required to hold Definitive Securities, the Securities Custodian shall reflect on its books and records the date and a decrease in the principal amount of such Global Security in an amount equal to the principal amount of the beneficial interest in the Global Security to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Definitive Securities of like tenor and amount.

            (v) In connection with the transfer of an entire Global Security to beneficial owners pursuant to subsection (f) of this SECTION 2.1, such Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by DTC in exchange for its beneficial interest in such Global Security, an equal aggregate principal amount of Definitive Securities of authorized denominations.

            (vi) The registered Holder of a Global Security may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

            (f) DEFINITIVE SECURITIES. (i) Except as provided below, owners of beneficial interests in Global Securities will not be entitled to receive Definitive Securities. If required to

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                                                                              46

do so pursuant to any applicable law or regulation, beneficial owners may obtain Definitive Securities in exchange for their beneficial interests in a Global Security upon written request in accordance with DTC's and the Registrar's procedures. In addition, Definitive Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in a Global Security if (a) DTC notifies the Company that it is unwilling or unable to continue as depositary for such Global Security or DTC ceases to be a clearing agency registered under the Exchange Act, at a time when DTC is required to be so registered in order to act as depositary, and in each case a successor depositary is not appointed by the Company within 90 days of such notice or, (b) the Company in its sole discretion executes and delivers to the Trustee and Registrar an Officers' Certificate stating that such Global Security shall be so exchangeable or (c) an Event of Default has occurred and is continuing and the Registrar has received a request from DTC.

            (ii) Any Definitive Security delivered in exchange for an interest in a Global Security pursuant to SECTION 2.1(e)(iv) or (v) shall, except as otherwise provided by SECTION 2.6(c), bear the applicable legend regarding transfer restrictions applicable to the Definitive Security set forth in SECTION 2.1(d).

            (iii) In connection with the exchange of a portion of a Definitive Security for a beneficial interest in a Global Security, the Trustee shall cancel such Definitive Security, and the Company shall execute, and the Trustee shall authenticate and deliver, to the transferring Holder a new Definitive Security representing the principal amount not so transferred.

            SECTION 2.2. EXECUTION AND AUTHENTICATION. One Officer shall sign the Securities for the Company by manual or facsimile signature. If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

            A Security shall not be valid until an authorized signatory of the Trustee manually authenticates the Security. The signature of the Trustee on a Security shall be conclusive evidence that such Security has been duly and validly authenticated and issued under this Indenture. A Security shall be dated the date of its authentication.

            At any time and from time to time after the execution and delivery of this Indenture, the Trustee shall authenticate and make available for delivery: (1) Initial Securities for original issue on the Issue Date in an aggregate principal amount of $180,000,000, (2) Additional Securities for original issue in an unlimited principal amount and (3) Exchange Securities for issue only in an Exchange Offer pursuant to the Registration Rights Agreement, and only in exchange for Initial Securities or Additional Securities of an equal principal amount, in each case upon a written order of the Company signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company (the "COMPANY ORDER"). Such Company Order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated and whether the Securities are to be Initial Securities, Additional Securities or Exchange Securities.

            The Trustee may appoint an agent (the "AUTHENTICATING AGENT") reasonably acceptable to the Company to authenticate the Securities. Any such instrument shall be evidenced by an instrument signed by a Trust Officer, a copy of which shall be furnished to the

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                                                                              47

Company. Unless limited by the terms of such appointment, any such Authenticating Agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by the Authenticating Agent.

            In case the Company or any Guarantor, pursuant to ARTICLE IV or
SECTION 11.2, shall be consolidated or merged with or into any other Person or shall convey, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to any Person, and the successor Person resulting from such consolidation, or surviving such merger, or into which the Company or any Guarantor shall have been merged, or the Person which shall have received a conveyance, transfer, lease or other disposition as aforesaid, shall have executed an indenture supplemental hereto with the Trustee pursuant to ARTICLE IV, any of the Securities authenticated or delivered prior to such consolidation, merger, conveyance, transfer, lease or other disposition may, from time to time, at the request of the successor Person, be exchanged for other Securities executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Securities surrendered for such exchange and of like principal amount; and the Trustee, upon Company Order of the successor Person, shall authenticate and deliver Securities as specified in such order for the purpose of such exchange. If Securities shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this SECTION 2.2 in exchange or substitution for or upon registration of transfer of any Securities, such successor Person, at the option of the Holders but without expense to them, shall provide for the exchange of all Securities at the time outstanding for Securities authenticated and delivered in such new name.

            SECTION 2.3. REGISTRAR AND PAYING AGENT. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the "REGISTRAR") and an office or agency where Securities may be presented for payment (the "PAYING AGENT"). The Company shall cause each of the Registrar and the Paying Agent to maintain an office or agency in the Borough of Manhattan, The City of New York. The Registrar shall keep a register of the Securities and of their transfer and exchange (the "NOTE REGISTER"). The Company may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent and the term "Registrar" includes any co-registrar.

            The Company shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of each such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to SECTION 7.7. The Company or any of its Restricted Subsidiaries may act as Paying Agent, Registrar or transfer agent.

            The Company initially appoints the Trustee as Registrar and Paying Agent for the Securities. The Company may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee; PROVIDED, HOWEVER, that no such removal shall become effective until (i) acceptance of any appointment by a successor as evidenced by an appropriate agreement entered into by the Company and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee or (ii) notification to the Trustee that the

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                                                                              48

Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (i) above. The Registrar or Paying Agent may resign at any time upon written notice to the Company and the Trustee.

            SECTION 2.4. PAYING AGENT TO HOLD MONEY IN TRUST. By no later than 10:00 a.m. (New York City time) on the date on which any principal of or interest on any Security is due and payable, the Company shall deposit with the Paying Agent a sum sufficient in immediately available funds to pay such principal or interest when due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that such Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by such Paying Agent for the payment of principal of or interest on the Securities and shall notify the Trustee in writing of any default by the Company or any Guarantor in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent (other than the Trustee) to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent. Upon complying with this Section, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money delivered to the Trustee. Upon any bankruptcy, reorganization or similar proceeding with respect to the Company, the Trustee shall serve as Paying Agent for the Securities.

            SECTION 2.5. SECURITYHOLDER LISTS. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, or to the extent otherwise required under the TIA, the Company shall furnish or cause the Registrar to furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

            SECTION 2.6. TRANSFER AND EXCHANGE.

            (a) The following provisions shall apply with respect to any proposed transfer of a Rule 144A Note or an Institutional Accredited Investor Note prior to the date which is two years after the later of the date of its original issue and the last date on which the Company or any affiliate of the Company was the owner of such Securities (or any predecessor thereto) (the "RESALE RESTRICTION TERMINATION DATE"):

            (i) a transfer of a Rule 144A Note or an Institutional Accredited Investor Note or a beneficial interest therein to a QIB shall be made upon the representation of the transferee in the form as set forth on the reverse of the Security that it is purchasing for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A;

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                                                                              49

            (ii) a transfer of a Rule 144A Note or an Institutional Accredited Investor Note or a beneficial interest therein to an IAI shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in SECTION 2.8 from the proposed transferee and, if requested by the Company or the Trustee, the delivery of an opinion of counsel, certification and/or other information satisfactory to each of them; and

            (iii) a transfer of a Rule 144A Note or an Institutional Accredited Investor Note or a beneficial interest therein to a Non-U.S. Person shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in SECTION 2.9 from the proposed transferee and, if requested by the Company or the Trustee, the delivery of an opinion of counsel, certification and/or other information satisfactory to each of them.

            (b) The following provisions shall apply with respect to any proposed transfer of a Regulation S Note prior to the expiration of the Restricted Period:

            (i) a transfer of a Regulation S Note or a beneficial interest therein to a QIB shall be made upon the representation of the transferee, in the form of assignment on the reverse of the certificate, that it is purchasing the Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A;

            (ii) a transfer of a Regulation S Note or a beneficial interest therein to an IAI shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in SECTION 2.8 from the proposed transferee and, if requested by the Company or the Trustee, the delivery of an opinion of counsel, certification and/or other information satisfactory to each of them; and

            (iii) a transfer of a Regulation S Note or a beneficial interest therein to a Non-U.S. Person shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in SECTION
     2.9 hereof from the proposed transferee and, if requested by the Company or the Trustee, receipt by the Trustee or its agent of an opinion of counsel, certification and/or other information satisfactory to each of them.

            After the expiration of the Restricted Period, interests in the Regulation S Note may be transferred in accordance with applicable law without requiring the certification set forth in SECTION 2.8, SECTION 2.9 or any additional certification.

            (c) RESTRICTED SECURITIES LEGEND. Upon the transfer, exchange or replacement of Securities not bearing a Restricted Securities Legend, the Registrar shall deliver Securities that do not bear a Restricted Securities Legend. Upon the transfer, exchange or replacement of Securities bearing a Restricted Securities Legend, the Registrar shall deliver only Securities that bear a Restricted Securities Legend unless (i) Initial Securities are being exchanged for

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                                                                              50

Exchange Securities in an Exchange Offer in which case the Exchange Securities shall not bear a Restricted Securities Legend, (ii) an Initial Security is being transferred pursuant to an effective registration statement or (iii) there is delivered to the Registrar an Opinion of Counsel to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

            (d) The Registrar shall retain copies of all letters, notices and other written communications received pursuant to SECTION 2.1 or this SECTION
2.6. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable prior written notice to the Registrar.

            (e) OBLIGATIONS WITH RESPECT TO TRANSFERS AND EXCHANGES OF
SECURITIES.

            (i) To permit registrations of transfers and exchanges, the Company shall, subject to the other terms and conditions of this ARTICLE II, execute and the Trustee shall authenticate Definitive Securities and Global Securities at the Registrar's request.

            (ii) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charges payable upon exchange or transfer pursuant to SECTIONS 3.7, 3.9 or 9.5).

            (iii) The Registrar shall not be required to register the transfer of or exchange of any Security for a period beginning (1) 15 days before the mailing of a notice of an offer to repurchase or redeem Securities and ending at the close of business on the day of such mailing or (2) 15 days before an interest payment date and ending on such interest payment date.

            (iv) Prior to the due presentation for registration of transfer of any Security, the Company, the Trustee, the Paying Agent or the Registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, including without limitation the transfer or exchange of such Security, whether or not such Security is overdue, and none of the Company, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

            (v) Any Definitive Security delivered in exchange for an interest in a Global Security pursuant to SECTION 2.1(e) shall, except as otherwise provided by SECTION 2.6(c), bear the applicable legend regarding transfer restrictions applicable to the Definitive Security set forth in SECTION 2.1(d).

            (vi) All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

            (f) NO OBLIGATION OF THE TRUSTEE.

            (i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in, DTC or other Person with respect to the accuracy of the records of DTC or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than DTC) of any notice (including any notice of redemption) or the payment of any amount or delivery of any Securities (or other security or property) under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the Securities shall be given or made only to or upon the order of the registered Holders (which shall be DTC or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through DTC subject to the applicable rules and procedures of DTC. The Trustee may rely and shall be fully protected in relying upon information furnished by DTC with respect to its members, participants and any beneficial owners.

            (ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among DTC participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

            SECTION 2.7. FORM OF CERTIFICATE TO BE DELIVERED UPON TERMINATION OF RESTRICTED PERIOD.

                                                       [Date]

MedQuest, Inc.
c/o Wachovia Bank, National Association
1100 First Union Plaza
999 Peachtree Street
Atlanta, Georgia 30309-9094

                     Re:    MedQuest, Inc. (the "Company")
                              11 7/8% Senior Subordinated Notes due 2012 (the
                                "Securities")

Dear Sirs:

            This letter relates to Securities represented by a temporary global note (the "Temporary Regulation S Global Note"). Pursuant to Section 2.1 of the Indenture dated as of August 15, 2002 relating to the Securities (the "Indenture"), we hereby certify that the persons who are the beneficial owners of $[______] principal amount of Securities represented by the Temporary Regulation S Global Note are persons outside the United States to whom beneficial interests in such Securities could be transferred in accordance with Rule 904 of Regulation S promulgated under the Securities Act of 1933, as amended. Accordingly, you are hereby requested to issue a Permanent Regulation S Global Note representing the undersigned's interest

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                                                                              52

in the principal amount of Securities represented by the Temporary Regulation S Global Note, all in the manner provided by the Indenture.

            You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

Very truly yours,

[Name of Holder]

By:
   --------------------
   Authorized Signature

            SECTION 2.8. FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION WITH TRANSFERS TO INSTITUTIONAL ACCREDITED INVESTORS.

                                                       [Date]

MedQuest, Inc.
c/o Wachovia Bank, National Association
1100 First Union Plaza
999 Peachtree Street
Atlanta, Georgia 30309-9094

Dear Sirs:

            This certificate is delivered to request a transfer of $[_________] principal amount of the 11 7/8% Senior Subordinated Notes due 2012 (the "SECURITIES") of MedQuest, Inc. (the "COMPANY").

            Upon transfer, the Securities would be registered in the name of the new beneficial owner as follows:

            Name: ___________________________________

            Address: ________________________________

            Taxpayer ID Number: _____________________

            The undersigned represents and warrants to you that:

            1. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the "SECURITIES ACT")) purchasing for our own account or for the account of such an institutional "accredited investor" at least $250,000 principal amount of the Securities, and we are acquiring the Securities not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risk of our investment in the Securities and we invest in or purchase securities similar to the Securities in the normal course of our business. We and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

            2. We understand that the Securities have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Securities to offer, sell or otherwise transfer such Securities prior to the date that is two years after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Securities (or any predecessor thereto) (the "RESALE RESTRICTION TERMINATION DATE") only (a) to the Company, (b) pursuant to a registration statement which has been declared effective under the Securities Act, (c) in a transaction complying with the requirements of Rule 144A under the Securities Act, to a person we reasonably believe is a qualified institutional buyer under Rule 144A (a "QIB") that purchases for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, (e) to an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is purchasing for its own account or for the account of such an institutional "accredited investor," in each case in a minimum principal amount of Securities of $250,000 or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Securities is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the Trustee, which shall provide, among other things, that the transferee is an institutional "accredited investor" (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act) and that it is acquiring such Securities for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Company and the Trustee reserve the right prior to any offer, sale or other transfer prior to the Resale Termination Date of the Securities pursuant to clauses (d), (e) or (f) above to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to the Company and the Trustee.

                                    TRANSFEREE:
                                               ------------------------------

                                    BY:
                                       ------------------------------

            SECTION 2.9. FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION WITH TRANSFERS PURSUANT TO REGULATION S.

                                                       [Date]

MedQuest, Inc.
c/o Wachovia Bank, National Association
1100 First Union Plaza
999 Peachtree Street
Atlanta, Georgia 30309-9094

                     Re:    MedQuest, Inc.
                              11 7/8% Senior Subordinated Notes due 2012 (the
                                "Securities")

Ladies and Gentlemen:

            In connection with our proposed sale of $[________] aggregate principal amount of the Securities, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the United States Securities Act of 1933, as amended (the "SECURITIES ACT"), and, accordingly, we represent that:

            (a) the offer of the Securities was not made to a person in the United States;

            (b) either (i) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States or (ii) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

            (c) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

            (d) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

            In addition, if the sale is made during a restricted period and the provisions of Rule 903(c)(3) or Rule 904(c)(1) of Regulation S are applicable thereto, we confirm that such sale has been made in accordance with the applicable provisions of Rule 903(c)(3) or Rule 904(c)(1), as the case may be.

            You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

            Very truly yours,

            [Name of Transferor]


            By:
               ----------------------------

            -------------------------------
                   Authorized Signature

            SECTION 2.10. MUTILATED, DESTROYED, LOST OR STOLEN SECURITIES. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the requirements of Section 8-405 of the Uniform Commercial Code are met, such that the Securityholder (a) satisfies the Company or the Trustee within a reasonable time after such Securityholder has notice of such loss, destruction or wrongful taking and the Registrar does not register a transfer prior to receiving such notification, (b) makes such request to the Company or Trustee prior to the Security being acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code (a "protected purchaser") and
(c) satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent and the Registrar from any loss which any of them may suffer if a Security is replaced, and, in the absence of notice to the Company, any Guarantor or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon Company Order the Trustee shall authenticate and make available for delivery, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount, bearing a number not contemporaneously outstanding.

            In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

            Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) in connection therewith.

            Every new Security issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, any Guarantor (if applicable) and any other obligor upon the Securities, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

            The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

            SECTION 2.11. OUTSTANDING SECURITIES. Securities outstanding at any time are all Securities authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Security does not cease to be outstanding in the event the Company or a Subsidiary of the Company holds the Security, PROVIDED, HOWEVER, that (i) for purposes of determining which are outstanding for consent or voting purposes hereunder, the provisions of SECTION 13.6 shall apply and
(ii) in determining whether the Trustee shall be protected in making a determination whether the Holders of the requisite principal amount of outstanding Securities are present at a meeting of Holders of Securities for quorum purposes or have consented to or voted in favor of any request, demand, authorization, direction, notice, consent, waiver, amendment or modification hereunder, or relying upon any such quorum, consent or vote, only Securities which a Trust Officer of the Trustee actually knows to be held by the Company or an Affiliate of the Company shall not be considered outstanding.

            If a Security is replaced pursuant to SECTION 2.10, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a bona fide purchaser.

            If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

            SECTION 2.12. TEMPORARY SECURITIES. In the event that Definitive Securities are to be issued under the terms of this Indenture, until such Definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of Definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Securities. After the preparation of Definitive Securities, the temporary Securities shall be exchangeable for Definitive Securities upon surrender of the temporary Securities at any office or agency maintained by the Company for that purpose and such exchange shall be without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute, and the Trustee shall authenticate and make available for delivery in exchange therefor, one or more Definitive Securities representing an equal principal amount of Securities. Until so exchanged, the Holder of temporary Securities shall in all respects be entitled to the same benefits under this Indenture as a Holder of Definitive Securities.

            SECTION 2.13. CANCELLATION. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Securities surrendered for registration of transfer, exchange, payment or cancellation and destroy such Securities in accordance with its internal policies including delivery of a certificate (a "CERTIFICATE OF DESTRUCTION") describing such

Securities disposed (subject to the record retention requirements of the Exchange Act). The Company may not issue new Securities to replace Securities it has paid or delivered to the Trustee for cancellation for any reason other than in connection with a transfer or exchange.

            SECTION 2.14. PAYMENT OF INTEREST; DEFAULTED INTEREST. Interest on any Security which is payable, and is punctually paid or duly provided for, on any interest payment date shall be paid to the Person in whose name such Security (or one or more predecessor Securities) is registered at the close of business on the regular record date for such interest at the office or agency of the Company maintained for such purpose pursuant to SECTION 2.3.

            Any interest on any Security which is payable, but is not paid when the same becomes due and payable and such nonpayment continues for a period of 30 days shall forthwith cease to be payable to the Holder on the regular record date by virtue of having been such Holder, and such defaulted interest and (to the extent lawful) interest on such defaulted interest at the rate borne by the Securities (such defaulted interest and interest thereon herein collectively called "DEFAULTED INTEREST") shall be paid by the Company, at its election in each case, as provided in clause (a) or (b) below:

            (a) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities (or their respective predecessor Securities) are registered at the close of business on a Special Record Date (as defined below) for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date (not less than 30 days after such notice) of the proposed payment (the "SPECIAL INTEREST PAYMENT DATE"), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a record date (the "SPECIAL RECORD DATE") for the payment of such Defaulted Interest, which date shall be not more than 15 days and not less than 10 days prior to the Special Interest Payment Date and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date, and in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Interest Payment Date therefor to be given in the manner provided for in SECTION 13.2, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Interest Payment Date therefor having been so given, such Defaulted Interest shall be paid on the Special Interest Payment Date to the Persons in whose names the Securities (or their respective predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (b).

            (b) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

            Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of, transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

            SECTION 2.15. COMPUTATION OF INTEREST. Interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.

            SECTION 2.16. CUSIP AND ISIN NUMBERS. The Company in issuing the Securities may use "CUSIP" and "ISIN" numbers (if then generally in use) and, if so, the Trustee shall use "CUSIP" and "ISIN" numbers in notices of redemption as a convenience to Holders; PROVIDED, HOWEVER, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such CUSIP or ISIN numbers. The Company shall promptly notify the Trustee in writing of any change in the CUSIP and ISIN numbers.

                                   ARTICLE III

                                    COVENANTS

            SECTION 3.1. PAYMENT OF SECURITIES. The Company shall promptly pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture immediately available funds sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture.

            The Company shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

            Notwithstanding anything to the contrary contained in this Indenture, the Company may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal or interest payments hereunder.

            SECTION 3.2. SEC REPORTS. Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, to the extent permitted by the Exchange Act, the Company shall file with the SEC, and make available to the Trustee and the registered Holders of the Securities, the annual reports and the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that are specified in Sections 13 and 15(d) of the Exchange Act within the time periods specified therein. In the event that the Company is not permitted to file such reports, documents and information with the SEC pursuant to the Exchange Act, the Company will nevertheless make available such Exchange Act information to the Trustee and the Holders of the Securities as if the Company were subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act within the time periods specified therein.

            If the Unrestricted Subsidiaries of the Company, either individually or in the aggregate, would constitute a Significant Subsidiary (if such Subsidiaries were Restricted Subsidiaries), then the quarterly and annual reports referred to in the preceding paragraph shall include a Management's Discussion and Analysis of Results of Operations and Financial Condition that describes, for the relevant period, the financial performance of the Company and its Restricted Subsidiaries.

            Notwithstanding the foregoing, so long as Holdings is a Guarantor, the reports, documents and information required to be filed and provided as described above may be those of Holdings, rather than the Company, so long as such filings would satisfy the requirements of the Exchange Act and regulations promulgated thereunder.

            SECTION 3.3. LIMITATION ON INDEBTEDNESS. (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, Incur any Indebtedness (including Acquired Indebtedness); PROVIDED, HOWEVER, that the Company and the Subsidiary Guarantors may Incur Indebtedness if on the date thereof:

            (1) the Consolidated Coverage Ratio for the Company and its Restricted Subsidiaries is at least 2.00 to 1.00; and

            (2) no Default or Event of Default will have occurred or be continuing or would occur as a consequence of Incurring the Indebtedness.

     (b)    SECTION 3.3(a) will not prohibit the Incurrence of the following
            Indebtedness:

            (1) Indebtedness of the Company or the Subsidiary Guarantors Incurred pursuant to the Senior Credit Agreement in an aggregate amount up to $95.0 million less the aggregate principal amount of permanent commitment reductions with the proceeds from Asset Dispositions;

            (2) the Notes Guarantees and any other Guarantees by the Subsidiary Guarantors of Indebtedness Incurred in accordance with the provisions of this Indenture; PROVIDED that in the event such Indebtedness that is being Guaranteed is (a) Senior Subordinated Indebtedness or Guarantor Senior Subordinated Indebtedness, then the related Guarantee shall rank equally in right of payment to the Notes Guarantees hereunder or (b) a Subordinated Obligation or a Guarantor Subordinated Obligation, then the related Guarantee shall be subordinated in right of payment to the Notes Guarantee;

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                                                                              60

            (3) Indebtedness of the Company owing to and held by any Restricted Subsidiary (other than a Receivables Entity) or Indebtedness of a Restricted Subsidiary owing to and held by the Company or any Restricted Subsidiary (other than a Receivables Entity), PROVIDED, HOWEVER;

                     (a) if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Securities;

                     (b) if a Subsidiary Guarantor is the obligor on such Indebtedness and the Company is not the Obligee, such Indebtedness is subordinated in right of payment to the Notes Guarantees of such Subsidiary Guarantor; and

                     (c) (i) any subsequent issuance or transfer of Capital Stock or any other event which results in any such Indebtedness being beneficially held by a Person other than the Company or a Restricted Subsidiary (other than a Receivables Entity) of the Company; and

                            (ii) any sale or other transfer of any such Indebtedness to a Person other than the Company or a Restricted Subsidiary (other than a Receivables Entity) of the Company,

                     shall be deemed, in each case, to constitute an Incurrence of such Indebtedness by the Company or such Subsidiary, as the case may be;

            (4) Indebtedness represented by (a) the Securities issued on the Issue Date and the Exchange Securities issued in exchange therefor in a registered exchange offer pursuant to the Registration Rights Agreement, (b) any Indebtedness (other than the Indebtedness described in clauses (1), (2), (3), (5), (7), (8), (9) and (10)) outstanding on the Issue Date and (c) any Refinancing Indebtedness Incurred in respect of any Indebtedness described in this clause (4) or Incurred pursuant to SECTION 3.3(a);

            (5) Indebtedness under Currency Agreements and Interest Rate Agreements; PROVIDED that in the case of Currency Agreements, such Currency Agreements are related to business transactions of the Company or its Restricted Subsidiaries entered into in the ordinary course of business or in the case of Currency Agreements and Interest Rate Agreements, such Currency Agreements and Interest Rate Agreements are entered into for bona fide hedging purposes of the Company or its Restricted Subsidiaries (as determined in good faith by the Board of Directors or senior management of the Company) and substantially correspond in terms of notional amount, duration, currencies and interest rates, as applicable, to Indebtedness of the Company or its Restricted Subsidiaries Incurred without violation of this Indenture;

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                                                                              61

            (6) Indebtedness (including Capitalized Lease Obligations and Acquired Indebtedness) Incurred by the Company or any of the Subsidiary Guarantors to finance the acquisition, purchase, lease, construction, development, maintenance, upgrade or improvement, in each case, to the extent such expenditures are capitalized on the balance sheet of the Company, of property (real or personal), equipment or other assets (in each case whether through the direct purchase of assets or the Capital Stock of any Person owning such assets) so long as such Indebtedness is created within six months of the acquisition, purchase, lease, construction, development, maintenance, upgrade or improvement of the related asset; PROVIDED that the aggregate principal amount of all Indebtedness Incurred pursuant to this clause (6) and all Refinancing Indebtedness to refund, refinance or replace any Indebtedness Incurred pursuant to this clause
                     (6) does not exceed the greater of (A) $10.0 million and
                     (B) 10% of Tangible Assets in an aggregate principal amount at any one time outstanding;

            (7) Indebtedness Incurred in respect of workers' compensation claims, self-insurance obligations, performance, surety and similar bonds and completion guarantees provided by the Company or a Restricted Subsidiary in the ordinary course of business;

            (8) Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, Incurred or assumed in connection with the disposition of any business, assets or Capital Stock of a Restricted Subsidiary in accordance with the terms of this Indenture, other than Guarantees by the Company or any Restricted Subsidiary of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary of the Company for the purpose of financing such acquisition, PROVIDED that the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds, including the fair market value as determined in good faith by a majority of the Board of Directors of noncash proceeds (the fair market value of such noncash proceeds being measured at the time it is received and without giving effect to any subsequent changes in value) actually received by the Company and its Restricted Subsidiaries in connection with such disposition;

            (9) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business, PROVIDED, HOWEVER, that such Indebtedness is extinguished within five Business Days of Incurrence;

            (10) the Incurrence by a Receivables Entity of Indebtedness in a Qualified Receivables Transaction that is not recourse to the Company or any

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                                                                              62

                     Restricted Subsidiary of the Company (except for Standard Securitization Undertakings); and

            (11)     in addition to the items referred to in clauses (1) through
                     (10) above, Indebtedness of the Company and its Subsidiary Guarantors in an aggregate outstanding principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause (11) and then outstanding, will not exceed $25.0 million at any one time outstanding.

     (c) The Company will not Incur any Indebtedness under SECTION 3.3(b) if the proceeds thereof are used, directly or indirectly, to refinance any Subordinated Obligations of the Company unless such Indebtedness will be subordinated to the Securities to at least the same extent as such Subordinated Obligations. No Guarantor will Incur any indebtedness if the proceeds thereof are used, directly or indirectly, to refinance any Guarantor Subordinated Obligations of such Guarantor unless such Indebtedness will be subordinated to the obligations of such Guarantor under its Notes Guarantee to at least the same extent as such Guarantor Subordinated Obligations. No Restricted Subsidiary that is not a Subsidiary Guarantor may Incur any Indebtedness if the proceeds are used to refinance Indebtedness of the Company.

     (d) For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness Incurred pursuant to and in compliance with, this SECTION 3.3:

            (1) in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in SECTION 3.3(a) OR (b), the Company, in its sole discretion, will classify such item of Indebtedness on the date of Incurrence and only be required to include the amount and type of such Indebtedness in the clause so selected, except that, following the date of Incurrence, the Company may later reclassify all or a portion of such item of Indebtedness in any manner that complies with this SECTION 3.3; PROVIDED that the Indebtedness so reclassified is of the nature referred to in the clause into which all or a portion of such Indebtedness is reclassified;

            (2) all Indebtedness outstanding on the date of this Indenture under the Senior Credit Agreement shall be deemed initially Incurred on the Issue Date under clause (1) of SECTION 3.3(b) and not clause (4) of SECTION 3.3(b);

            (3) Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness which is otherwise included in the determination of a particular amount of Indebtedness shall not be included;

            (4) if obligations in respect of letters of credit are Incurred pursuant to the Senior Credit Agreement and are being treated as Incurred pursuant to clause (1) of SECTION 3.3(b) and the letters of credit relate to other Indebtedness, then such other Indebtedness shall not be included;

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                                                                              63

            (5) the principal amount of any Disqualified Stock of the Company or a Restricted Subsidiary or Preferred Stock of a Restricted Subsidiary that is not a Guarantor will be equal to the greater of the maximum mandatory redemption or repurchase price (not including, in either case, any redemption or repurchase premium) or the liquidation preference thereof;

            (6) Indebtedness permitted by this SECTION 3.3 need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this SECTION 3.3 permitting such Indebtedness; and

            (7) the amount of Indebtedness issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined in accordance with GAAP.

            Accrual of interest, accrual of dividends, the accretion of accreted value, the payment of interest in the form of additional Indebtedness and the payment of dividends in the form of additional shares of Preferred Stock or Disqualified Stock will not be deemed to be an Incurrence of Indebtedness for purposes of this SECTION 3.3.

     (e) In addition, the Company will not permit any of its Unrestricted Subsidiaries to Incur any Indebtedness or issue any shares of Disqualified Stock, other than Non-Recourse Debt. If at any time an Unrestricted Subsidiary becomes a Restricted Subsidiary, any Indebtedness of such Subsidiary shall be deemed to be Incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be Incurred as of such date under this SECTION 3.3, the Company shall be in Default of this SECTION 3.3).

     (f) For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; PROVIDED that if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. Notwithstanding any other provision of this SECTION 3.3, the maximum amount of Indebtedness that the Company may Incur pursuant to this SECTION 3.3 shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

     SECTION 3.4. LIMITATION ON RESTRICTED PAYMENTS. (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries, directly or indirectly, to:

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                                                                              64

            (1) declare or pay any dividend or make any distribution on or in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) except:

                     (a) dividends or distributions payable in Capital Stock of the Company (other than Disqualified Stock) or in options, warrants or other rights to purchase such Capital Stock; and

                     (b) dividends or distributions payable to the Company or a Restricted Subsidiary of the Company or to other holders of Common Stock of a Restricted Subsidiary on a pro rata basis;

            (2) purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Company or any direct or indirect parent of the Company held by Persons other than the Company or a Restricted Subsidiary of the Company;

            (3) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations or Guarantor Subordinated Obligations (other than the purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations or Guarantor Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase, redemption, defeasance or other acquisition or retirement); or

            (4)      make any Restricted Investment in any Person;

(any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Restricted Investment referred to in clauses
(1) through (4) shall be referred to herein as a "RESTRICTED PAYMENT"), if at the time the Company or such Restricted Subsidiary makes such Restricted
Payment:

            (a) a Default shall have occurred and be continuing (or would result therefrom); or

            (b) the Company is not able to Incur an additional $1.00 of Indebtedness pursuant to SECTION 3.3(a) after giving effect, on a pro forma basis, to such Restricted Payment; or

            (c) the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made subsequent to the Issue Date would exceed the sum of:

                     (i) 50% of Consolidated Net Income for the period (treated as one accounting period) from July 1, 2002 to the end of the most recent

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                                                                              65

                            fiscal quarter ending prior to the date of such Restricted Payment for which financial statements are publicly available (or, in case such Consolidated Net Income is a deficit, minus 100% of such deficit);

                     (ii) 100% of the aggregate Net Cash Proceeds (other than in respect of an Excluded Contribution) received by the Company from the issue or sale of its Capital Stock (other than Disqualified Stock) or other capital contributions subsequent to the Issue Date (other than Net Cash Proceeds received from an issuance or sale of such Capital Stock to a Subsidiary of the Company or an employee stock ownership plan, option plan or similar trust to the extent such sale to an employee stock ownership plan, option plan or similar trust is financed by loans from or Guaranteed by the Company or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination);

                     (iii) 100% of the fair market value (as determined in good faith by the Board of Directors of the Company) of shares of Qualified Stock of the Company issued to acquire assets from a third party;

                     (iv) the amount by which Indebtedness of the Company or its Restricted Subsidiaries is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the Issue Date of any Indebtedness of the Company or its Restricted Subsidiaries convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash, or the fair market value of any other property, distributed by the Company upon such conversion or exchange); and

                     (v) the amount equal to the net reduction in Restricted Investments made by the Company or any of its Restricted Subsidiaries in any Person resulting from:

                            (A)     repurchases or redemptions of such
                                    Restricted Investments by such Person,
                                    proceeds realized upon the sale of such
                                    Restricted Investment (other than to the Company or any of its Restricted Subsidiaries), repayments of loans or advances or other transfers of assets (including by way of dividend or distribution) by such Person to the Company or any Restricted Subsidiary of the Company; or

                            (B)     the redesignation of Unrestricted
                                    Subsidiaries as Restricted Subsidiaries
                                    (valued in each case as provided in the
                                    definition of "Investment") not to exceed, in the case of any

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                                                                              66

                                    Unrestricted Subsidiary, the amount of
                                    Investments previously made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary,

                            which amount in each case under this clause (v) was included in the calculation of the amount of Restricted Payments; PROVIDED, HOWEVER, that no amount will be included under this clause (v) to the extent it is already included in Consolidated Net Income.

     (b)    The provisions of SECTION 3.4(a) will not prohibit:

            (1) any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Capital Stock, Disqualified Stock or Subordinated Obligations of the Company or Guarantor Subordinated Obligations of a Subsidiary Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company or cash capital contributions to the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary or an employee stock ownership plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or Guaranteed by the Company or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination); PROVIDED, HOWEVER, that (a) such purchase, retirement, prepayment, defeasance or redemption will be excluded in subsequent calculations of the amount of Restricted Payments and (b) the Net Cash Proceeds from such sale or cash capital contributions applied in the manner set forth in this clause (1) will be excluded from clause (c)(ii) of SECTION 3.4(a);

            (2) any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations of the Company or Guarantor Subordinated Obligations of a Subsidiary Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, Subordinated Obligations of the Company or Guarantor Subordinated Obligations of a Subsidiary Guarantor, as the case may be, that is permitted to be Incurred pursuant to
                     SECTION 3.3 and that, in each case constitutes Refinancing Indebtedness; PROVIDED, HOWEVER, that such purchase, retirement, prepayment, defeasance or redemption will be excluded in subsequent calculations of the amount of Restricted Payments;

            (3) any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Disqualified Stock of the Company or a Restricted Subsidiary made by exchange for or out of the proceeds of the substantially concurrent sale of Disqualified Stock of the Company or such Restricted Subsidiary, as the case may be, that, in each case, constitutes Refinancing Indebtedness; PROVIDED, HOWEVER, that such purchase, retirement, prepayment, defeasance or redemption will be excluded in subsequent calculations of the amount of Restricted Payments;

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                                                                              67

            (4) so long as no Default or Event of Default has occurred and is continuing, any purchase or redemption of Subordinated Obligations or Guarantor Subordinated Obligations of a Subsidiary Guarantor from Net Available Cash to the extent permitted under SECTION 3.7; PROVIDED, HOWEVER, that such purchase or redemption will be excluded in subsequent calculations of the amount of Restricted Payments;

            (5) dividends paid within 60 days after the date of declaration if at such date of declaration such dividend would have complied with this SECTION 3.4; PROVIDED HOWEVER, that such dividends will be included in subsequent calculations of the amount of Restricted Payments;

            (6) Investments that are made with Excluded Contributions; PROVIDED, HOWEVER, that such Investments will be excluded in subsequent calculations of the amount of Restricted Payments;

            (7) so long as no Default or Event of Default has occurred and is continuing,

                     (a) the purchase, redemption or other acquisition, cancellation or retirement for value from any existing or former employees, officers, directors or consultants of the Company or Holdings or any Subsidiary of the Company or their assigns, estates or heirs of Capital Stock, Subordinated Obligations or options, warrants, equity appreciation rights or other rights to purchase or acquire Capital Stock of the Company or any Restricted Subsidiary of the Company or any parent of the Company; PROVIDED that the amount of such redemptions, repurchases, acquisitions, cancellations or retirements pursuant to this clause shall not exceed in any calendar year $5.0 million (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum of $10.0 million) (which amount in any calendar year shall be increased by the amount of any Net Cash Proceeds to the Company from
                            (i) sales of Capital Stock of the Company to officers, directors, other employees or Permitted Holders subsequent to the Issue Date to the extent such amounts are not included under clause (c)(ii) of SECTION 3.4(a) and (ii) any "key-man" life insurance policies which are used to make such repurchases); PROVIDED, FURTHER, that the cancellation of Indebtedness owing to the Company from such former officers, directors, consultants or employees of Holdings or the Company or any of its Restricted Subsidiaries in connection with a repurchase of Capital Stock of the Company will not be deemed to constitute a Restricted Payment under this Indenture; PROVIDED, HOWEVER, that the amount of any such purchase, redemption or other acquisition, cancellation or retirement for value will be included in subsequent calculations of the amount of Restricted Payments; and

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                                                                              68

                     (b) loans or advances to officers, directors or other employees of the Company or Holdings or any Subsidiary of the Company the proceeds of which are used to purchase Capital Stock of the Company or Holdings (x) from Persons other than the Company or Holdings in an aggregate amount not to exceed $1.0 million at any one time outstanding and (y) from the Company or Holdings so long as the Net Cash Proceeds of any such purchase, either to the extent directly received by the Company or contributed to the capital of the Company by Holdings, are not included under clause (c)(ii) of SECTION 3.4(a); PROVIDED, HOWEVER, that the amount of such loans and advances under clause (x) will be included in subsequent calculations of the amount of Restricted Payments and the amount of such loans and advances under clause (y) will be excluded in subsequent calculations of the amount of Restricted Payments;

            (8) so long as no Default or Event of Default has occurred and is continuing, the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Company issued in accordance with the terms of this Indenture to the extent such dividends are included in the definition of "Consolidated Interest Expense"; PROVIDED, HOWEVER, that such payment of such dividends will be excluded in subsequent calculations of the amount of Restricted Payments;

            (9) repurchases of Capital Stock deemed to occur upon the exercise of stock options, warrants or other convertible securities if such Capital Stock represents a portion of the exercise price thereof; PROVIDED, HOWEVER, that such repurchases will be excluded from subsequent calculations of the amount of Restricted Payments;

            (10)     cash dividends or loans to Holdings in amounts equal to:

                     (a) the amounts required for Holdings to pay any Federal, state or local taxes to the extent that such taxes are directly attributable to the income, gain, capital or assets of the Company and its Restricted Subsidiaries;

                     (b) the amounts required for Holdings to pay franchise taxes and other fees required to maintain its legal existence and all costs and expenses (including, without limitation, legal and accounting expenses and filing fees) Incurred by Holdings with respect to filings with the SEC;

                     (c) an amount not to exceed $2.0 million in any fiscal year to permit Holdings to pay its corporate overhead and other operating expenses incurred in the ordinary course of business, and to pay

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                                                                              69

                            salaries or other compensation of employees who perform services for both Holdings and the Company;

                     PROVIDED that such dividends or loans will be excluded from subsequent calculations of the amount of Restricted Payments;

            (11) any payments made in connection with the Transactions pursuant to the Recapitalization Agreement and any other agreements or documents related to the Transactions and set forth on a schedule to this Indenture in effect on the closing date of the Transactions (without giving effect to subsequent amendments, waivers or other modifications to such agreements or documents) or as otherwise described in the Offering Memorandum, including payments made by the Company to Holdings to allow Holdings to satisfy its obligations (including indemnification, purchase price adjustments and transaction fees and expenses) under such agreements or documents as such agreements or documents are in effect on the Issue Date; PROVIDED, HOWEVER, that such amounts will be excluded in the calculation of the amount of Restricted Payments;

            (12) the payment of dividends on the Company's Common Stock (or dividends, distributions or advances to Holdings to allow Holdings to pay dividends on Holdings' Common Stock), following the first public offering of the Company's Common Stock (or of Holdings' Common Stock, as the case may be) after the Issue Date, of, whichever is earlier, (i) in the case of the first public offering of the Company's Common Stock, up to 6% per annum of the Net Cash Proceeds received by the Company in such public offering or (ii) in the case of the first public offering of Holdings' Common Stock, up to 6% per annum of the amount contributed by Holdings to the Company from the Net Cash Proceeds received by Holdings in such public offering, in each case, other than public offerings of the Company or Holdings' Common Stock registered on Form S-4 or S-8; PROVIDED, HOWEVER, that such payments will be included in subsequent calculations of the amount of Restricted Payments;

            (13) the repurchase, redemption or other acquisition or retirement for value of Subordinated Obligations of the Company pursuant to a "change of control" covenant set forth in the indenture or other agreement pursuant to which the same is issued, PROVIDED that (i) such "change of control" covenant is substantially identical in all material respects to SECTION 3.9 in this Indenture; (ii) such repurchase, redemption or other acquisition or retirement for value shall only be permitted if all the terms and conditions in such provisions have been complied with and such repurchases, redemptions or other acquisitions or retirements for value are made in accordance with such indenture or other agreement pursuant to which the same is issued; (iii) that the Company has repurchased all Securities required to be repurchased by the Company pursuant to the terms and conditions described in SECTION 3.9 prior to the repurchase, redemption or

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                                                                              70

                     other acquisition or retirement for value of such Subordinated Obligations pursuant to the "change of control" covenant included in such indenture or other agreement; and (iv) that such repurchase, redemption or other acquisition shall be excluded in subsequent calculations of the amount of Restricted Payments;

            (14) the payment of dividends, distributions or advances to Holdings to allow Holdings to redeem, repurchase, retire or otherwise acquire or retire for value Series A Preferred Stock and Series B Preferred Stock of Holdings in existence on the Issue Date as contemplated in accordance with the terms thereof upon the occurrence of a Qualified Public Offering to the extent the proceeds of such Qualified Public Offering are received by the Company; and

            (15) other Restricted Payments not to exceed $5.0 million at any one time outstanding PROVIDED, HOWEVER, that such amounts will be included in subsequent calculations of the amount of Restricted Payments.

            The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of such Restricted Payment of the asset(s) or securities proposed to be paid, transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment. The fair market value of any cash Restricted Payment shall be its face amount and any non-cash Restricted Payment shall be determined conclusively by the Board of Directors of the Company acting in good faith, whose resolution with respect thereto shall be delivered to the Trustee, such determination to be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if such fair market value is estimated in good faith by the Board of Directors of the Company to exceed $25.0 million. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by SECTION 3.4 were computed, together with a copy of any opinion or appraisal required by this Indenture.

            SECTION 3.5. LIMITATION ON LIENS. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, Incur or suffer to exist any Lien (other than Permitted Liens) upon any of its property or assets (including Capital Stock of Restricted Subsidiaries of the Company), whether owned on the date of this Indenture or acquired after that date, which Lien is securing any Senior Subordinated Indebtedness, Subordinated Obligations, Guarantor Senior Subordinated Indebtedness or Guarantor Subordinated Obligations, unless contemporaneously with the Incurrence of the Liens effective provision is made to secure the Indebtedness due under this Indenture and the Securities or, in respect of Liens on any Restricted Subsidiary's property or assets, any Notes Guarantee of such Restricted Subsidiary, equally and ratably with (or prior to in the case of Liens with respect to Subordinated Obligations or Guarantor Subordinated Obligations, as the case may be) the Indebtedness secured by such Lien for so long as such Indebtedness is so secured.

            SECTION 3.6. LIMITATION ON RESTRICTIONS ON DISTRIBUTIONS FROM RESTRICTED SUBSIDIARIES. (a) The Company shall not, and shall not permit any Restricted Subsidiary to,

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                                                                              71

create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

            (1) pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligations owed to the Company or any other Restricted Subsidiary (it being understood that the priority of any preferred stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on Common Stock shall not be deemed a restriction on the ability to make distributions on Capital Stock);

            (2) make any loans or advances to the Company or any other Restricted Subsidiary (it being understood that the subordination of loans or advances made to the Company or any Restricted Subsidiary to other Indebtedness Incurred by the Company or any Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances); or

            (3) transfer any of its property or assets to the Company or any Restricted Subsidiary.

     (b)    The preceding provisions will not prohibit:

                     (i) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issue Date and identified in SCHEDULE 3.6 to this Indenture, including, without limitation, this Indenture, the Securities, the Notes Guarantees and the Senior Credit Agreement in effect on such date;

                     (ii) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Capital Stock or Indebtedness Incurred by a Restricted Subsidiary on or before the date on which such Restricted Subsidiary was acquired by the Company (other than Capital Stock or Indebtedness Incurred as consideration in, or to provide all or any portion of the funds utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company or in contemplation of the transaction) and outstanding on such date;

                     (iii) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement effecting a refunding, replacement or refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (i) or (ii) of this paragraph or this clause (iii) or contained in any amendment to an agreement referred to in clause (i) or (ii) of this paragraph or this clause (iii); PROVIDED, HOWEVER, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such

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                                                                              72

                            agreement or amendment, taken as a whole, are no less favorable in any material respect to the Holders of the Securities than the encumbrances and restrictions contained in such agreements referred to in clauses (i) or (ii) of this paragraph on the Issue Date or the date such Restricted Subsidiary became a Restricted Subsidiary, whichever is applicable;

                     (iv) in the case of clause (3) of SECTION 3.6(a), any encumbrance or restriction:

                            (a) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract, or the assignment or transfer of any such lease, license or other contract;

                            (b) contained in mortgages, pledges, or other security agreements permitted under this Indenture securing Indebtedness of the Company or a Restricted Subsidiary to the extent such encumbrances or restrictions restrict the transfer of the property subject to such mortgages, pledges, or other security agreements; or

                            (c) pursuant to customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of the Company or any Restricted Subsidiary;

                     (v) (a) purchase money obligations for property acquired in the ordinary course of business and (b) Capitalized Lease Obligations permitted under this Indenture, in each case, that impose encumbrances or restrictions of the nature described in clause (3) of SECTION 3.6(a) on the property so acquired;

                     (vi) any Purchase Money Note or other Indebtedness or contractual requirements Incurred with respect to a Qualified Receivables Transaction relating exclusively to a Receivables Entity that, in the good faith determination of the Board of Directors, are necessary to effect such Qualified Receivables Transaction;

                     (vii) any restriction with respect to a Restricted Subsidiary (or any of its property or assets) imposed pursuant to an agreement entered into for the direct or indirect sale or disposition of the Capital Stock or assets of such Restricted Subsidiary (or the property or assets that are subject to such restriction) pending the closing of such sale or disposition;

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                                                                              73

                     (viii) customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business;

                     (ix) net worth provisions in leases and other agreements entered into by the Company or any Restricted Subsidiary in the ordinary course of business; and

                     (x) encumbrances or restrictions arising or existing by reason of applicable law or any applicable rule, regulation or order.

            SECTION 3.7. LIMITATION ON SALES OF ASSETS AND SUBSIDIARY STOCK. (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, make any Asset Disposition UNLESS:

            (1) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of contractually agreeing to such Asset Disposition at least equal to the fair market value, as determined in good faith by the Board of Directors (including as to the value of all non-cash consideration), of the shares and assets subject to such Asset Disposition;

            (2) at least 75% of the consideration from such Asset Disposition received by the Company or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; and

            (3) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company or such Restricted Subsidiary, as the case may be:

                     (a) FIRST, to the extent the Company or any Restricted Subsidiary, as the case may be, elects (or is required by the terms of any Senior Indebtedness), to prepay, repay or purchase Senior Indebtedness or Indebtedness (other than any Disqualified Stock or Guarantor Subordinated Obligation) of a Restricted Subsidiary that is a Subsidiary Guarantor (in each case other than Indebtedness owed to the Company or an Affiliate of the Company) within 365 days from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; PROVIDED, HOWEVER, that, in connection with any prepayment, repayment or purchase of Indebtedness pursuant to this clause (a), the Company or such Restricted Subsidiary will retire such Indebtedness and will cause the related commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased; and

                     (b) SECOND, to the extent of the balance of such Net Available Cash after application in accordance with clause (a), to the extent the Company or such Restricted Subsidiary elects, to invest in Additional Assets within 365 days from the later of the date of

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                                                                              74

                            such Asset Disposition or the receipt of such Net Available Cash; PROVIDED that pending the final application of any such Net Available Cash in accordance with this clause (b) or clause (a) above, the Company and its Restricted Subsidiaries may temporarily reduce Indebtedness or otherwise invest such Net Available Cash in any manner not prohibited by this Indenture.

            (b) Any Net Available Cash from Asset Dispositions that are not applied or invested as provided in SECTION 3.7(a) will be deemed to constitute "EXCESS PROCEEDS." On the 366th day after an Asset Disposition, if the aggregate amount of Excess Proceeds exceeds $20.0 million, the Company will be required to make an offer ("ASSET DISPOSITION OFFER") to all Holders of Securities and to the extent required by the terms of other Senior Subordinated Indebtedness, to all holders of other Senior Subordinated Indebtedness outstanding with similar provisions requiring the Company to make an offer to purchase such Senior Subordinated Indebtedness with the proceeds from any Asset Disposition ("PARI PASSU NOTES"), to purchase, on a ratable basis, the maximum principal amount of Securities and any such Pari Passu Notes to which the Asset Disposition Offer applies that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount of the Securities and Pari Passu Notes plus accrued and unpaid interest to the date of purchase, in accordance with the procedures set forth in this Indenture or the agreements governing the Pari Passu Notes, as applicable, in each case in integral multiples of $1,000. To the extent that the aggregate amount of Securities and Pari Passu Notes so validly tendered and not properly withdrawn pursuant to an Asset Disposition Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes subject to the other covenants contained in this Indenture. If the aggregate principal amount of Securities surrendered by Holders thereof and other Pari Passu Notes surrendered by holders or lenders, collectively, exceeds the amount of Excess Proceeds, the Trustee shall select the Securities and Pari Passu Notes to be purchased on a pro rata basis on the basis of the aggregate principal amount of tendered Securities and Pari Passu Notes. Upon completion of such Asset Disposition Offer, the amount of Excess Proceeds shall be reset at zero.

            (c) (1) The Asset Disposition Offer will remain open for a period of 20 Business Days following its commencement, except to the extent that a longer period is required by applicable law (the "ASSET DISPOSITION OFFER PERIOD"). No later than five Business Days after the termination of the Asset Disposition Offer Period (the "ASSET DISPOSITION PURCHASE DATE"), the Company will purchase the principal amount of Securities and Pari Passu Notes required to be purchased pursuant to this SECTION 3.7 (the "ASSET DISPOSITION OFFER AMOUNT") or, if less than the Asset Disposition Offer Amount has been so validly tendered, all Securities and Pari Passu Notes validly tendered in response to the Asset Disposition Offer.

            (2) If the Asset Disposition Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest will be paid to the Person in whose name a Security is registered at the close of business on such record date, and no additional interest will be payable to Holders of the Securities who tender Securities pursuant to the Asset Disposition Offer.

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                                                                              75

            (3) On or before the Asset Disposition Purchase Date, the Company will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Asset Disposition Offer Amount of Securities and Pari Passu Notes or portions of Securities and Pari Passu Notes so validly tendered and not properly withdrawn pursuant to the Asset Disposition Offer, or if less than the Asset Disposition Offer Amount has been validly tendered and not properly withdrawn, all Securities and Pari Passu Notes so validly tendered and not properly withdrawn, in each case in integral multiples of $1,000. The Company will deliver to the Trustee an Officers' Certificate stating that such Securities or portions thereof were accepted for payment by the Company in accordance with the terms of this SECTION 3.7 and, in addition, the Company will deliver all certificates and notes required, if any, by the agreements governing the Pari Passu Notes. The Company or the Paying Agent, as the case may be, will promptly (but in any case not later than five Business Days after termination of the Asset Disposition Offer Period) mail or deliver to each tendering Holder of Securities or holder or lender of Pari Passu Notes, as the case may be, an amount equal to the purchase price of the Securities or Pari Passu Notes so validly tendered and not properly withdrawn by such holder or lender, as the case may be, and accepted by the Company for purchase, and the Company will promptly issue a new Security, and the Trustee, upon delivery of an Officers' Certificate from the Company will authenticate and mail or deliver such new Security to such Holder, in a principal amount equal to any unpurchased portion of the Security surrendered; PROVIDED that each such new Security will be in a principal amount of $1,000 or an integral multiple of $1,000. In addition, the Company will take any and all other actions required by the agreements governing the Pari Passu Notes. Any Security not so accepted will be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Asset Disposition Offer on or prior to the Asset Disposition Purchase Date.

            For the purposes of this SECTION 3.7, the following will be deemed to be cash:

            (1) the assumption by the transferee of Indebtedness (other than Senior Subordinated Indebtedness, Subordinated Obligations or Disqualified Stock) of the Company or Indebtedness (other than Guarantor Senior Subordinated Indebtedness, Guarantor Subordinated Obligations or Preferred Stock) of any Restricted Subsidiary of the Company and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition (in which case the Company will, without further action, be deemed to have applied such deemed cash to Indebtedness in accordance with
                     SECTION 3.7(a) above);

            (2) properties and assets to be owned by the Company or any Restricted Subsidiary and used in a business that is a Related Business engaged in business activities of the kind performed by the Company on the Issue Date (a "Similar Business") or Capital Stock in one or more Persons engaged in a Similar Business that are or thereby become Restricted Subsidiaries of the Company (in which case the Company will, without further action, be deemed to have applied such deemed cash to an investment in Additional Assets in accordance with SECTION 3.7(a)(3)(b) above); and

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                                                                              76

            (3) securities, notes or other obligations received by the Company or any Restricted Subsidiary of the Company from the transferee that are promptly converted by the Company or such Restricted Subsidiary into cash.

     (d) The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this
SECTION 3.7. To the extent that the provisions of any securities laws or regulations conflict with provisions of this SECTION 3.7, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Indenture by virtue of any conflict.

     (e) The provisions under this SECTION 3.7 relative to the Company's obligations to make an offer to repurchase the Securities as a result of an Asset Disposition may be waived or modified with the written consent of the Holders of a majority in principal amount of the Securities.

            SECTION 3.8. LIMITATION ON AFFILIATE TRANSACTIONS. (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or conduct any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company (an "AFFILIATE TRANSACTION") UNLESS:

            (1) the terms of such Affiliate Transaction are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable transaction at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate;

            (2) in the event such Affiliate Transaction involves aggregate consideration in excess of $5.0 million, the terms of such transaction have been approved by a majority of the members of the Board of Directors of the Company and by a majority of the members of such Board having no personal stake in such transaction, if any (and such majority or majorities, as the case may be, determines that such Affiliate Transaction satisfies the criteria in clause (1) above); and

            (3) in the event such Affiliate Transaction involves aggregate consideration in excess of $10.0 million, the Company has received a written opinion from an independent investment banking, accounting or appraisal firm of nationally recognized standing that such Affiliate Transaction is not materially less favorable than those that could reasonably have been obtained in a comparable transaction at such time on an arm's length basis from a Person that is not an Affiliate.

     (b)    SECTION 3.8(a) will not apply to:

            (1) any Restricted Payment (other than a Restricted Investment) permitted to be made pursuant to SECTION 3.4 of this Indenture;

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                                                                              77

            (2) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment agreements and arrangements, options to purchase Capital Stock of the Company and equity ownership, restricted stock plans, long-term incentive plans, stock appreciation rights plans, participation plans or similar employee benefits plans approved by the Board of Directors;

            (3) the grant of options (and the exercise thereof) to purchase Capital Stock of the Company or similar rights to employees and directors of the Company pursuant to plans approved by the Board of Directors;

            (4) loans or advances to employees, officers or directors in the ordinary course of business of the Company or any of its Restricted Subsidiaries but in any event not to exceed $5.0 million in the aggregate outstanding at any one time with respect to all loans or advances made since the Issue Date;

            (5) any transaction between the Company and a Restricted Subsidiary (other than a Receivables Entity) or between Restricted Subsidiaries (other than a Receivables Entity or Receivables Entities) and Guarantees issued by the Company or a Restricted Subsidiary for the benefit of the Company or a Restricted Subsidiary, as the case may be, in accordance with SECTION 3.3;

            (6) the payment of reasonable and customary fees paid to, and indemnity provided on behalf of, officers, directors or employees of the Company or any Restricted Subsidiary of the Company or the payment of any director's and officer's insurance premiums;

            (7) the performance of obligations of the Company or any of its Restricted Subsidiaries under the terms of any agreement to which the Company or any of its Restricted Subsidiaries is a party as of or on the Issue Date (including the Recapitalization Agreement, the Senior Credit Agreement, the Stockholders' Agreement and the registration rights agreement to be entered into on the Issue Date among Holdings and the stockholders of Holdings parties thereto, but excluding the leases and rental agreements referred to in clause (11)), in each case, as these agreements may be amended, modified, supplemented, extended or renewed from time to time; PROVIDED, HOWEVER, that any future amendment, modification, supplement, extension or renewal entered into after the Issue Date will be permitted to the extent that its terms are not more disadvantageous to the Holders of the Securities than the terms of the agreements in effect on the Issue Date;

            (8) sales or other transfers or dispositions of accounts receivable and other related assets customarily transferred in an asset securitization transaction involving accounts receivable to a Receivables Entity in a Qualified

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                                                                              78

                     Receivables Transaction, and acquisitions of Permitted Investments in connection with a Qualified Receivables Transaction;

            (9) transactions with suppliers or other purchasers for the sale or purchase of goods in the ordinary course of business and otherwise in accordance with the terms of this Indenture which are fair to the Company and its Restricted Subsidiaries, in the good faith determination of the Board of Directors of the Company or the senior management of the Company and are on terms at least as favorable as might reasonably have been obtained from an unaffiliated party;

            (10) the issuance of Capital Stock (other than Disqualified Stock) of the Company to any Permitted Holder or any Related Person;

            (11) the performance by the Company and its Restricted Subsidiaries of their obligations under leases and rental agreements with Image Properties, LLC (a) which leases and rental agreements are in existence on the Issue Date and any extensions, renewals or replacements thereof which are entered into from time to time after the Issue Date so long as such extensions, renewals or replacements are approved by a majority of the disinterested members of the Board of Directors of the Company and determined to be no less favorable to the Company or such Restricted Subsidiary than those that could be obtained in a comparable transaction at the time of such extension, renewal or replacement in arm's-length dealings with a Person who is not an Affiliate and (b) which leases and rental agreements are entered into after the Issue Date, and any extensions, renewals or replacements thereof, so long as (i) such transactions are approved by a majority of the disinterested members of the Board of Directors of the Company, (ii) such transactions are determined to be no less favorable to the Company or such Restricted Subsidiary than those that could be obtained in a comparable transaction at the time of such lease or rental agreement in arm's-length dealings with a Person who is not an Affiliate and (iii) the rental expense to be paid in the aggregate under all such leases and rental agreements entered into following the Issue Date shall not exceed $2.5 million per year; and

            (12) the provision by Persons who may be deemed Affiliates or stockholders of the Company (other than J.P. Morgan Partners, LLC and Persons directly or indirectly controlled by J.P. Morgan Partners, LLC) of investment banking, commercial banking, trust, lending or financing, investment, underwriting, placement agent, financial advisory or similar services to the Company or its Subsidiaries performed after the Issue Date.

            SECTION 3.9. CHANGE OF CONTROL. If a Change of Control occurs, each registered Holder of Securities will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Securities at a purchase price in cash equal to 101% of the principal amount of the Securities plus accrued and

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                                                                              79

unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); PROVIDED, HOWEVER, that notwithstanding the foregoing, the Company shall not be obligated to repurchase the Securities pursuant to this SECTION 3.9 if the Company has exercised its right to redeem all of the Securities pursuant to the terms of SECTION 5.1.

            Within 30 days following any Change of Control, the Company shall mail a notice (the "CHANGE OF CONTROL OFFER") to each registered Holder with a copy to the Trustee stating:

            (1) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase such Holder's Securities at a purchase price in cash equal to 101% of the principal amount of such Securities plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on a record date to receive interest on the relevant interest payment date) (the "CHANGE OF CONTROL PAYMENT");

            (2) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the "CHANGE OF CONTROL PAYMENT DATE"); and

            (3) the procedures determined by the Company, consistent with this Indenture, that a Holder must follow in order to have its Securities repurchased.

            On the Change of Control Payment Date, the Company shall, to the extent lawful:

            (1) accept for payment all Securities or portions of Securities (in integral multiples of $1,000) properly tendered pursuant to the Change of Control Offer;

            (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Securities or portions of Securities so tendered; and

            (3) deliver or cause to be delivered to the Trustee the Securities so accepted together with an Officers' Certificate stating the aggregate principal amount of Securities or portions of Securities being purchased by the Company.

            The Paying Agent shall promptly mail to each Holder of Securities so tendered the Change of Control Payment for such Securities, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Security equal in principal amount to any unpurchased portion of the Securities surrendered, if any; PROVIDED that each such new Security shall be in a principal amount of $1,000 or an integral multiple of $1,000.

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                                                                              80

            If the Change of Control Payment Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest, if any, will be paid to the Person in whose name a Security is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender pursuant to the Change of Control Offer.

            Prior to mailing a Change of Control Offer, and as a condition to such mailing, (i) all Senior Indebtedness must be repaid in full or the Company must offer to repay all Senior Indebtedness and make payment to the holders that accept such offer and obtain waivers of any default from the remaining holders of such Senior Indebtedness or (ii) the requisite holders of each issue of Senior Indebtedness shall have consented to such Change of Control Offer being made and waived the default, if any, caused by the Change of Control. The Company covenants to effect such repayment or obtain such consent and waiver within 30 days following any Change of Control, it being a Default of this
SECTION 3.9 if the Company fails to comply with such covenant.

            The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Securities validly tendered and not withdrawn under such Change of Control Offer.

            The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this
SECTION 3.9. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Indenture, the Company will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in this Indenture by virtue of the conflict.

            SECTION 3.10. LIMITATION ON SALE OF CAPITAL STOCK OF RESTRICTED SUBSIDIARIES. The Company shall not, and shall not permit any Restricted Subsidiary of the Company to, transfer, convey, sell, lease or otherwise dispose of any Voting Stock of any Restricted Subsidiary or to issue any of the Voting Stock of a Restricted Subsidiary (other than, if necessary, shares of its Voting Stock constituting directors' qualifying shares or shares of Voting Stock required by applicable healthcare laws to be held by Persons other than the Company) to any Person except:

            (1) to the Company or a Wholly Owned Subsidiary (other than a Receivables Entity); or

            (2) in compliance with SECTION 3.7 and immediately after giving effect to such issuance or sale, such Restricted Subsidiary would either (a) continue to be a Restricted Subsidiary or
                     (b) if such Restricted Subsidiary would no longer be a Restricted Subsidiary, any Investment in such Person remaining after giving effect to such issuance or sale would have been

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                                                                              81

                     permitted to be made pursuant to SECTION 3.4 if made on the date of such issuance or sale.

            Notwithstanding the preceding paragraph, the Company may sell all the Voting Stock of a Restricted Subsidiary as long as the Company complies with the terms of SECTION 3.7.

            SECTION 3.11. LIMITATION ON LAYERING. The Company shall not Incur any Indebtedness if such Indebtedness is contractually subordinate or junior in ranking in any respect to any Senior Indebtedness unless such Indebtedness is Senior Subordinated Indebtedness or is a Subordinated Obligation. No Guarantor shall Incur any Indebtedness if such Indebtedness is contractually subordinate or junior in ranking in any respect to any Guarantor Senior Indebtedness of such Guarantor unless such Indebtedness is Guarantor Senior Subordinated Indebtedness of such Guarantor or is a Guarantor Subordinated Obligation.

            SECTION 3.12. FUTURE SUBSIDIARY GUARANTORS. After the Issue Date, the Company shall cause each Domestic Restricted Subsidiary (other than a Receivables Entity) created or acquired by the Company or one or more of its Domestic Restricted Subsidiaries to execute and deliver to the Trustee a supplemental indenture, in the form set forth as EXHIBIT C to this Indenture, pursuant to which such Domestic Restricted Subsidiary will unconditionally Guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium, if any, and interest on the Securities on a senior subordinated basis.

            SECTION 3.13. LIMITATION ON LINES OF BUSINESS. The Company shall not, and shall not permit any Restricted Subsidiary to, engage in any business other than a Related Business.

            SECTION 3.14. MAINTENANCE OF OFFICE OR AGENCY. The Company will maintain in The City of New York, an office or agency where the Securities may be presented or surrendered for payment, where, if applicable, the Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The principal corporate trust office of the Trustee, or if the Trustee's principal corporate trust office is not located in The City of New York, any other office or agency maintained by the Trustee in The City of New York (the "CORPORATE TRUST OFFICE"), shall be such office or agency of the Company, unless the Company shall designate and maintain some other office or agency for one or more of such purposes. The Company will give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

            The Company may also from time to time designate one or more other offices or agencies (in or outside of The City of New York) where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation; PROVIDED, HOWEVER, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in The City of New York

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for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.

            SECTION 3.15. CORPORATE EXISTENCE. Subject to ARTICLE IV and SECTION 11.2, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership, limited liability or other existence of each Restricted Subsidiary and the rights (charter and statutory) licenses and franchises of the Company and each Restricted Subsidiary; PROVIDED, HOWEVER, that the Company shall not be required to preserve any such existence (except the Company), right, license or franchise if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and each of its Restricted Subsidiaries, taken as a whole, and that the loss thereof would not have a material adverse effect on the ability of the Company to perform its obligations under the Securities or this Indenture, and PROVIDED, FURTHER, the Company and each of its Restricted Subsidiaries may merge in accordance with SECTIONS 4.1 and 11.2.

            SECTION 3.16. PAYMENT OF TAXES AND OTHER CLAIMS. The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges levied or imposed upon the Company or any Restricted Subsidiary or upon the income, profits or property of the Company or any Restricted Subsidiary and (ii) all lawful claims for labor, materials and supplies, which, if unpaid, might by law become a material liability or lien upon the property of the Company or any Restricted Subsidiary; PROVIDED, HOWEVER, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which appropriate reserves, if necessary (in the good faith judgment of management of the Company), are being maintained in accordance with GAAP or where the failure to pay or discharge the same would not have a material adverse effect on the ability of the Company to perform its obligations under the Securities or this Indenture.

            SECTION 3.17. PAYMENTS FOR CONSENT. Neither the Company nor any of its Restricted Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fees or otherwise, to any Holder of any Securities for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid or is paid to all Holders of the Securities that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or amendment.

            SECTION 3.18. COMPLIANCE CERTIFICATE. The Company shall deliver to the Trustee within 120 days after the end of each Fiscal Year of the Company an Officers' Certificate stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default or Event of Default and whether or not the signers know of any Default or Event of Default that occurred during such period. If they do, the certificate shall describe the Default or Event of Default, its status and the action the Company is taking or proposes to take with respect thereto. The Company also shall comply with TIA Section 314(a)(4).

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                                                                              83

            SECTION 3.19. FURTHER INSTRUMENTS AND ACTS. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

            SECTION 3.20. STATEMENT BY OFFICERS AS TO DEFAULT. The Company shall deliver to the Trustee, as soon as possible and in any event within 30 days after the Company becomes aware of the occurrence of any Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default, an Officers' Certificate setting forth the details of such Event of Default or default, its status and the action which the Company proposes to take with respect thereto.

                                   ARTICLE IV

                                SUCCESSOR COMPANY

            SECTION 4.1. MERGER AND CONSOLIDATION. The Company shall not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, UNLESS:

            (1) the resulting, surviving or transferee Person (the "SUCCESSOR COMPANY") shall be a corporation, partnership, trust or limited liability company organized and existing under the laws of the United States of America, any State of the United States or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Securities and this Indenture;

            (2) immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Company or any Subsidiary of the Successor Company as a result of such transaction as having been Incurred by the Successor Company or such Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;

            (3) immediately after giving effect to such transaction, the Successor Company would be able to Incur at least an additional $1.00 of Indebtedness pursuant to SECTION 3.3(a) of this Indenture;

            (4) each Guarantor (unless it is the other party to the transactions above, in which case clause (1) shall apply) shall have by supplemental indenture confirmed that its Notes Guarantee shall apply to such Person's obligations in respect of this Indenture and the Securities and its obligations under the Registration Rights Agreement shall continue to be in effect; and

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                                                                              84

            (5) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.

            For purposes of this SECTION 4.1, the sale, lease, conveyance, assignment, transfer, or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

            The Successor Company shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, but, in the case of a lease of all or substantially all its assets, the predecessor Company will not be released from the obligation to pay the principal of and interest on the Securities. Solely for the purpose of computing amounts described in clause (c)(i) of SECTION 3.4(a), the Successor Company shall only be deemed to have succeeded and be substituted for the Company with respect to periods subsequent to the effective time of such merger, consolidation, combination or transfer of assets.

            The Company shall not permit any Subsidiary Guarantor to consolidate with or merge with or into any Person (other than another Subsidiary Guarantor) unless either

            (A)  (i) the resulting, surviving or transferee Person shall be a corporation, partnership, trust or limited liability company organized and existing under the laws of the United States of America, any State of the United States or the District of Columbia and such Person (if not such Subsidiary Guarantor) shall expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of such Subsidiary Guarantor under its Notes Guarantee;

                (ii) immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the resulting, surviving or transferee Person or any Restricted Subsidiary as a result of such transaction as having been Incurred by such Person or such Restricted Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing; and

               (iii) the Company shall have delivered to the Trustee an
                     Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture; or

            (B) such transaction results in the Company receiving cash or other property (other than Capital Stock representing a controlling interest in the

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                                                                              85

                     successor entity), and the transaction is made in compliance with the covenant described under Section 3.7.

            In addition, the Company shall not permit Holdings to consolidate with or merge with or into any Person (other than the Company or another Guarantor) unless the resulting, surviving or transferee Person will be a corporation, partnership, trust or limited liability company organized and existing under the laws of the United States of America, any State of the United States or the District of Columbia and such Person (if not Holdings) shall expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of Holdings under its Notes Guarantee.

            Notwithstanding the preceding clause (3) of the first sentence of this SECTION 4.1, (x) any Restricted Subsidiary of the Company (other than a Receivables Entity) may consolidate with, merge into or transfer all or part of its properties and assets to the Company or a Subsidiary that is a Guarantor and
(y) the Company may merge with an Affiliate incorporated solely for the purpose of reincorporating the Company in another jurisdiction to realize tax benefits; PROVIDED that, in the case of a Restricted Subsidiary that merges into the Company, the Company shall not be required to comply with the preceding clause
(5).

                                    ARTICLE V

                            REDEMPTION OF SECURITIES

            SECTION 5.1. OPTIONAL REDEMPTION. (a) The Securities may be redeemed, as a whole or from time to time in part, subject to the conditions and at the redemption prices specified in paragraph 5 of the form of Securities set forth in Exhibits A and B hereto, which are hereby incorporated by reference and made a part of this Indenture, together with accrued and unpaid interest to the Redemption Date.

            (b) At any time prior to August 15, 2007, within 90 days following the occurrence of a Change of Control, the Company may redeem the Securities, in whole but not in part, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date). Notice of redemption of the Securities pursuant to this SECTION 5.1(b) shall be mailed to Holders of the Securities not more than 60 days following the occurrence of a Change of Control, which notice shall state the redemption date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed).

            SECTION 5.2. APPLICABILITY OF ARTICLE. Redemption of Securities at the election of the Company or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article.

            SECTION 5.3. ELECTION TO REDEEM; NOTICE TO TRUSTEE. The election of the Company to redeem any Securities pursuant to SECTION 5.1 shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company, the Company shall, upon

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                                                                              86

not later than the earlier of the date that is 30 days prior to the Redemption Date fixed by the Company or the date on which notice is given to the Holders (except as provided in SECTION 5.5 or unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Securities to be redeemed and shall deliver to the Trustee such documentation and records as shall enable the Trustee to select the Securities to be redeemed pursuant to SECTION 5.4. Any such notice may be cancelled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

            SECTION 5.4. SELECTION BY TRUSTEE OF SECURITIES TO BE REDEEMED. If less than all the Securities are to be redeemed at any time pursuant to an optional redemption, the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the outstanding Securities not previously called for redemption, in compliance with the requirements of the principal securities exchange, if any, on which such Securities are listed, or, if such Securities are not so listed, on a PRO RATA basis among the classes of Securities, by lot or by such other method as the Trustee in its sole discretion shall deem fair and appropriate (and in such manner as complies with applicable legal requirements) and which may provide for the selection for redemption of portions of the principal of the Securities; PROVIDED, HOWEVER, that no such partial redemption shall reduce the portion of the principal amount of a Security not redeemed to less than $1,000.

            The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the method it has chosen for the selection of Securities and the principal amount thereof to be redeemed.

            For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.

            SECTION 5.5. NOTICE OF REDEMPTION. Notice of redemption shall be given in the manner provided for in SECTION 13.2 not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed. At the Company's request, the Trustee shall give notice of redemption in the Company's name and at the Company's expense; PROVIDED, HOWEVER, that the Company shall deliver to the Trustee, at least 45 days prior to the Redemption Date, an Officers' Certificate requesting that the Trustee give such notice at the Company's expense and setting forth the information to be stated in such notice as provided in the following items.

            All notices of redemption shall state:

            (1)      the Redemption Date,

            (2) the redemption price and the amount of accrued interest to the Redemption Date payable as provided in SECTION 5.7, if any,

            (3) if less than all outstanding Securities are to be redeemed, the identification of the particular Securities (or portion thereof) to be redeemed, as well as

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                                                                              87

                     the aggregate principal amount of Securities to be redeemed and the aggregate principal amount of Securities to be outstanding after such partial redemption,

            (4) in case any Security is to be redeemed in part only, the notice which relates to such Security shall state that on and after the Redemption Date, upon surrender of such Security, the Holder will receive, without charge, a new Security or Securities of authorized denominations for the principal amount thereof remaining unredeemed,

            (5) that on the Redemption Date the redemption price (and accrued interest, if any, to the Redemption Date payable as provided in SECTION 5.7) will become due and payable upon each such Security, or the portion thereof, to be redeemed, and, unless the Company defaults in making the redemption payment, that interest on Securities called for redemption (or the portion thereof) will cease to accrue on and after said date,

            (6) the place or places where such Securities are to be surrendered for payment of the Redemption Price and accrued interest, if any,

            (7)      the name and address of the Paying Agent,

            (8) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price,

            (9) the CUSIP number, and that no representation is made as to the accuracy or correctness of the CUSIP number, if any, listed in such notice or printed on the Securities, and

            (10) the paragraph of the Securities pursuant to which the Securities are to be redeemed.

            SECTION 5.6. DEPOSIT OF REDEMPTION PRICE. Prior to 11:00 a.m., New York City time, on any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in SECTION 2.4) an amount of money sufficient to pay the redemption price of, and accrued interest on, all the Securities which are to be redeemed on that date other than Securities or portions of Securities called for redemption that have been delivered by the Company to the Trustee for cancellation.

            SECTION 5.7. SECURITIES PAYABLE ON REDEMPTION DATE. Notice of redemption having been given as aforesaid, the Securities or portions of Securities so to be redeemed shall, on the Redemption Date, become due and payable at the redemption price therein specified (together with accrued interest, if any, to the Redemption Date), and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the redemption price, together with accrued interest, if any, to the Redemption Date (subject to the rights of

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Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

            If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by the Securities.

            SECTION 5.8. SECURITIES REDEEMED IN PART. Any Security which is to be redeemed only in part (pursuant to the provisions of this Article) shall be surrendered at the office or agency of the Company maintained for such purpose pursuant to SECTION 3.14 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Security at the expense of the Company, a new Security or Securities, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered, PROVIDED, that each such new Security will be in a principal amount of $1,000 or integral multiple thereof.

                                   ARTICLE VI

                              DEFAULTS AND REMEDIES

            SECTION 6.1. EVENTS OF DEFAULT. Each of the following is an Event of
Default:

            (1) default in any payment of interest or additional interest (as required by the Registration Rights Agreement) on any Security when the same becomes due and payable, and such default continues for a period of 30 days, whether or not such payment is prohibited by ARTICLE X or XII;

            (2) default in the payment of principal of or premium, if any, on any Security when the same becomes due and payable at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise, whether or not such payment is prohibited by ARTICLE X or XII;

            (3) failure by the Company or any Guarantor to comply with its obligations under ARTICLE IV or SECTION 11.2;

            (4) failure by the Company to comply with any of its obligations under SECTIONS 3.2, 3.3, 3.4, 3.5, 3.6, 3.7, 3.8, 3.9, 3.10, 3.11, 3.12, 3.13, 3.14, 3.15, 3.16 and 3.17
                     (in each case, other than a failure to purchase Securities when required pursuant to SECTION 3.7 or 3.9, which failure shall constitute an Event of Default under clause (2) above and other than a failure to comply with ARTICLE IV or
                     SECTION 11.2 which failure shall constitute an Event of Default covered by clause (3)) and such failure continues for 30 days after the notice specified below (with such notice

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                                                                              89

                     only given after the expiry of the periods permitted to perform an obligation);

            (5) the Company defaults in the performance of or a breach by the Company of any other covenant or agreement in this Indenture or under the Securities (other than those referred to in (1), (2), (3) or (4) above) and such default continues for 60 days after the notice specified below (with such notice only given after the expiry of the periods permitted to perform an obligation);

            (6) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), other than Indebtedness owed to the Company or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists, or is created after the date of this Indenture, which default:

                     (a) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness after final maturity (after giving effect to any applicable grace period provided in such Indebtedness) ("PAYMENT DEFAULT"); or

                     (b) results in the acceleration of such Indebtedness prior to its maturity (the "CROSS ACCELERATION PROVISION");

                     and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates $10.0 million or more or its foreign currency equivalent at the time;

            (7) (a) the Company or a Significant Subsidiary (other than any Receivables Entity) or a group of Restricted Subsidiaries (other than Receivables Entities) that, taken together (as of the latest audited consolidated financial statements for Holdings, the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                                    (i)    commences a voluntary case or
                                           proceeding;

                                    (ii)   consents to the entry of judgment,
                                           decree or order for relief against it
                                           in an involuntary case or proceeding;

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                                                                              90

                                    (iii)  consents to the appointment of a
                                           Custodian of it or for any
                                           substantial part of its property;

                                    (iv)   makes a general assignment for the
                                           benefit of its creditors;

                                    (v)    consents to or acquiesces in the
                                           institution of a bankruptcy or an
                                           insolvency proceeding against it; or

                                    (vi)   takes any corporate action to
                                           authorize or effect any of the
                                           foregoing;

                     or takes any comparable action under any foreign laws relating to insolvency; or

                     (b) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                                    (i)    is for relief against the Company or
                                           any Significant Subsidiary (other
                                           than any Receivables Entity) or a
                                           group of Restricted Subsidiaries
                                           (other than Receivables Entities)
                                           that, taken together (as of the
                                           latest audited consolidated financial
                                           statements for Holdings, the Company
                                           and its Restricted Subsidiaries),
                                           would constitute a Significant
                                           Subsidiary in an involuntary case;

                                    (ii)   appoints a Custodian of the Company
                                           or any Significant Subsidiary (other
                                           than any Receivables Entity) or a
                                           group of Restricted Subsidiaries
                                           (other than Receivables Entities)
                                           that, taken together (as of the
                                           latest audited consolidated financial
                                           statements for Holdings, the Company
                                           and its Restricted Subsidiaries),
                                           would constitute a Significant
                                           Subsidiary or for any substantial
                                           part of its property; or

                                    (iii)  orders the winding up or liquidation
                                           of the Company or any Significant
                                           Subsidiary (other than any
                                           Receivables Entity) or a group of
                                           Restricted Subsidiaries (other than
                                           Receivables Entities) that, taken
                                           together (as of the latest audited
                                           consolidated financial statements for
                                           Holdings, the Company and its
                                           Restricted Subsidiaries) would
                                           constitute a Significant Subsidiary;

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                                                                              91

                     or any similar relief is granted under any foreign laws and the order, decree or relief remains unstayed and in effect for 60 days;

            (8) failure by the Company or any Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for Holdings, the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary to pay final judgments aggregating in excess of $10.0 million or its foreign currency equivalent at the time (net of any amounts that a reputable and creditworthy insurance company has acknowledged liability or coverage for in writing), which judgments are not paid, discharged or stayed for a period of 60 days (the "JUDGMENT DEFAULT PROVISION"); or

            (9) any Notes Guarantee of Holdings, a Significant Subsidiary, or a group of Subsidiary Guarantors that, taken together (as of the latest audited consolidated financial statements for Holdings, the Company and its Restricted Subsidiaries) would collectively represent a Significant Subsidiary ceases to be in full force and effect (except as contemplated by the terms of this Indenture) or is declared null and void in a judicial proceeding or any Guarantor denies or disaffirms its obligations under this Indenture or its Notes Guarantee.

            The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

            Notwithstanding the foregoing, a Default under clauses (4) or (5) of this SECTION 6.1 will not constitute an Event of Default until the Trustee or the Holders of 25% or more in principal amount of the outstanding Securities notify the Company of the Default and the Company does not cure such Default within the time specified in clauses (4) or (5) of this SECTION 6.1 after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default".

            The Company shall deliver to the Trustee, within 30 days after an Officer of the Company becomes aware of the occurrence thereof, written notice in the form of an Officers' Certificate of any Default or Event of Default under clauses (3), (4), (5), (6), (7), (8) or (9) of this SECTION 6.1, which such notice shall contain the status thereof and a description of the action being taken or proposed to be taken by the Company in respect thereof.

            SECTION 6.2. ACCELERATION. If an Event of Default (other than an Event of Default specified in clause (7) of SECTION 6.1) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the outstanding Securities by notice to the Company and the Trustee, may, and the Trustee at the request of such Holders shall, declare the principal of, premium, if any, and accrued and unpaid interest, if any, on all the Securities to be due and payable. Upon such a declaration, such principal, premium and accrued and unpaid interest shall be due and payable immediately. In the event of a declaration of

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acceleration of the Securities because an Event of Default set forth in clause
(6) of SECTION 6.1 has occurred and is continuing, such declaration of acceleration of the Securities shall be automatically rescinded and annulled if the event of default or payment default triggering such Event of Default pursuant to clause (6) of SECTION 6.1 shall be remedied or cured by the Company and/or the relevant Restricted Subsidiary of the Company or the holders of the relevant Indebtedness have rescinded the declaration of acceleration in respect of such Indebtedness within 20 days after the declaration of acceleration with respect thereto and if (a) the annulment of the acceleration of the Securities would not conflict with any judgment or decree of a court of competent jurisdiction and (b) all existing Events of Default, except nonpayment of principal, premium or interest on the Securities that became due solely because of the acceleration of the Securities, have been cured or waived. If an Event of Default specified in clause (7) of SECTION 6.1 above occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest on all the Securities will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. No such rescission shall affect any subsequent Default or Event of Default or impair any right consequent thereto.

            SECTION 6.3. OTHER REMEDIES. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of (or premium, if any) or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

            The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

            SECTION 6.4. WAIVER OF PAST DEFAULTS. The Holders of a majority in principal amount of the outstanding Securities by notice to the Trustee may (a) waive, by their consent (including, without limitation consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities), an existing Default or Event of Default and its consequences except
(i) a Default or Event of Default in the payment of the principal of, or premium, if any, or interest on a Security or (ii) a Default or Event of Default in respect of a provision that under SECTION 9.2 cannot be amended without the consent of each Securityholder affected and (b) rescind any such acceleration with respect to the Securities and its consequences if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and
(2) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Securities that have become due solely by such declaration of acceleration, have been cured or waived. When a Default or Event of Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any consequent right.

            SECTION 6.5. CONTROL BY MAJORITY. The Holders of a majority in principal amount of the outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law

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or this Indenture or, subject to SECTIONS 7.1 and 7.2, that the Trustee determines is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability; PROVIDED, HOWEVER, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

            SECTION 6.6. LIMITATION ON SUITS. Subject to SECTION 6.7, a Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

            (1) such Holder has previously given to the Trustee written notice stating that an Event of Default is continuing;

            (2) Holders of at least 25% in principal amount of the outstanding Securities have requested that the Trustee to pursue the remedy;

            (3) such Holders have offered to the Trustee reasonable security or indemnity against any loss, liability or expense;

            (4) the Trustee has not complied with such request within 60 days after receipt of the request and the offer of security or indemnity; and

            (5) the Holders of a majority in principal amount of the outstanding Securities have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request within such 60-day period.

            A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

            SECTION 6.7. RIGHTS OF HOLDERS TO RECEIVE PAYMENT. Notwithstanding any other provision of this Indenture (including, without limitation, SECTION 6.6), the right of any Holder to receive payment of principal of, premium (if any) or interest on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

            SECTION 6.8. COLLECTION SUIT BY TRUSTEE. If an Event of Default specified in clauses (1) or (2) of SECTION 6.1 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in SECTION 7.7.

            SECTION 6.9. TRUSTEE MAY FILE PROOFS OF CLAIM. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Company, its Subsidiaries or its or their respective creditors or properties and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any

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such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under
SECTION 7.7.

            SECTION 6.10. PRIORITIES. If the Trustee collects any money or property pursuant to this ARTICLE VI, it shall pay out the money or property in the following order:

            FIRST: to the Trustee for amounts due under SECTION 7.7;

            SECOND: to Securityholders for amounts due and unpaid on the Securities for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

            THIRD: to the Company.

            The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section. At least 15 days before such record date, the Company shall mail to each Securityholder and the Trustee a notice that states the record date, the payment date and amount to be paid.

            SECTION 6.11. UNDERTAKING FOR COSTS. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by the Company, a suit by a Holder pursuant to SECTION 6.7 or a suit by Holders of more than 10% in outstanding principal amount of the Securities.

                                   ARTICLE VII

                                     TRUSTEE

            SECTION 7.1. DUTIES OF TRUSTEE. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs; provided that if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise the rights of powers under this Indenture at the request or direction of any of the Holders unless such Holders have offered the Trustee reasonable indemnity or security against loss, liability or expense;

            (b) Except during the continuance of an Event of Default:

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            (1)      the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

            (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates, opinions or orders furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such certificates and opinions to determine whether or not they conform on their face to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

            (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

            (1) this paragraph does not limit the effect of paragraph (b) of this Section;

            (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

            (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to SECTION 6.5.

            (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

            (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

            (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

            (g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

            (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

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                                                                              96

            (i) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

            (j) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses (including reasonable attorneys' fees and expenses) and liabilities that might be incurred by it in compliance with such request or direction.

            (k) The permissive rights of the Trustee hereunder shall not be construed as duties.

            SECTION 7.2. RIGHTS OF TRUSTEE. Subject to SECTION 7.1:

            (a) The Trustee may conclusively rely on any document (whether in its original or facsimile form) reasonably believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

            (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate and/or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on an Officers' Certificate or Opinion of Counsel.

            (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

            (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers, unless the Trustee's conduct constitutes willful misconduct or negligence.

            (e) The Trustee may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

            SECTION 7.3. INDIVIDUAL RIGHTS OF TRUSTEE. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with SECTIONS 7.10 and 7.11.

            SECTION 7.4. TRUSTEE'S DISCLAIMER. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee's certificate of authentication. The Trustee shall not be responsible for ensuring that the rate of

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interest due and payable with respect to the Securities does not exceed the highest legal rate of interest permissible under applicable federal or state law.

            SECTION 7.5. NOTICE OF DEFAULTS. If a Default or Event of Default occurs and is continuing and if a Trust Officer has actual knowledge thereof, the Trustee shall mail to each Securityholder notice of the Default or Event of Default within the earlier of 90 days after it occurs or 30 days after the Trustee has knowledge of such default. Except in the case of a Default or Event of Default in payment of principal of, premium (if any), or interest on any Security (including payments pursuant to the optional redemption or required repurchase provisions of such Security, if any), the Trustee may withhold the notice if and so long a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Securityholders. Nothing herein shall be construed to require the Trustee to independently investigate the Company's compliance with its covenants hereunder.

            SECTION 7.6. REPORTS BY TRUSTEE TO HOLDERS. As promptly as practicable after each May 15 beginning with the May 15 following the date of this Indenture, and in any event prior to July 15 in each year, the Trustee shall mail to each Securityholder a brief report dated as of such May 15 that complies with TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b). The Trustee shall also transmit by mail all reports required by TIA
Section 313(c).

            A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange (if any) on which the Securities are listed. The Company agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

            SECTION 7.7. COMPENSATION AND INDEMNITY. The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder as the Company and the Trustee shall from time to time agree in writing. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, costs of preparing and reviewing reports, certificates and other documents, costs of preparation and mailing of notices to Securityholders and reasonable costs of counsel retained by the Trustee in connection with the delivery of an Opinion of Counsel or otherwise, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Company shall indemnify the Trustee against any and all loss, liability, damages, claims or expense (including reasonable attorneys' fees and expenses) incurred by it without negligence or willful misconduct on its part in connection with the administration of this trust and the performance of its duties hereunder, including the costs and expenses of enforcing this Indenture (including this SECTION 7.7) and of defending itself against any claims (whether asserted by any Securityholder, the Company or otherwise). The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall provide reasonable cooperation at the Company's expense in the defense. The Trustee may have separate counsel and the Company shall pay the fees and expenses of such counsel provided that the Company shall not be required to pay such fees and expenses if it assumes the

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Trustee's defense, and, in the reasonable judgment of outside counsel to the
Trustee, there is no conflict of interest between the Company and the Trustee in connection with such defense. The Company shall not be under any obligation to pay for any written settlement without its consent, which consent shall not be unreasonably delayed, conditioned or withheld. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own willful misconduct or negligence.

            To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Securities. The Trustee's right to receive payment of any amounts due under this SECTION 7.7 shall not be subordinate to any other liability or Indebtedness of the Company.

            The Company's payment obligations pursuant to this Section shall survive the discharge of this Indenture or the Trustee's resignation or removal hereunder. When the Trustee incurs expenses after the occurrence of a Default specified in clause (7) of SECTION 6.1 with respect to the Company, the expenses are intended to constitute expenses of administration under any Bankruptcy Law.

            SECTION 7.8. REPLACEMENT OF TRUSTEE. The Trustee may resign at any time by so notifying the Company. The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Company shall remove the Trustee if:

            (1) the Trustee fails to comply with SECTION 7.10;

            (2) the Trustee is adjudged bankrupt or insolvent;

            (3) a receiver or other public officer takes charge of the Trustee or its property; or

            (4) the Trustee otherwise becomes incapable of acting.

            If the Trustee resigns or is removed by the Company or by the Holders of a majority in principal amount of the Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of the Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

            A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in SECTION 7.7.

            If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of at least 10% in principal amount of

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the Securities may petition, at the Company's expense, any court of competent jurisdiction for the appointment of a successor Trustee.

            If the Trustee fails to comply with SECTION 7.10, unless the Trustee's duty to resign is stayed as provided in Section 310(b) of the TIA, any Securityholder who has been a bona fide Holder of a Security for at least six months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

            Notwithstanding the replacement of the Trustee pursuant to this Section, the Company's obligations under SECTION 7.7 shall continue for the benefit of the retiring Trustee.

            SECTION 7.9. SUCCESSOR TRUSTEE BY MERGER. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

            In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture, any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

            SECTION 7.10. ELIGIBILITY; DISQUALIFICATION. The Trustee shall at all times satisfy the requirements of TIA Section 310(a). The Trustee shall have a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA
Section 310(b); PROVIDED, HOWEVER, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

            SECTION 7.11. PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

            SECTION 7.12. TRUSTEE'S APPLICATION FOR INSTRUCTION FROM THE COMPANY. Any application by the Trustee for written instructions from the Company may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in

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writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.

                                  ARTICLE VIII

                       DISCHARGE OF INDENTURE; DEFEASANCE

            SECTION 8.1. DISCHARGE OF LIABILITY ON SECURITIES; DEFEASANCE. (a) Subject to SECTION 8.1(c), when (i)(x) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to SECTION 2.10) for cancellation or (y) all outstanding Securities not theretofore delivered for cancellation have become due and payable, whether at maturity or upon redemption or will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption pursuant to ARTICLE V hereof and the Company or any Guarantor irrevocably deposits or causes to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders money in U.S. dollars, non-callable U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption; (ii) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound; (iii) the Company or any Guarantor has paid or caused to be paid all sums payable under this Indenture and the Securities; and (iv) the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of such Securities at maturity or the Redemption Date, as the case may be, then the Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company (accompanied by an Officers' Certificate and an Opinion of Counsel stating that all conditions precedent specified herein relating to the satisfaction and discharge of this Indenture have been complied with) and at the cost and expense of the Company.

            (b) Subject to SECTIONS 8.1(c) and 8.2, the Company at any time may terminate (i) all its obligations under the Securities and this Indenture ("LEGAL DEFEASANCE OPTION"), and after giving effect to such legal defeasance, any omission to comply with such obligations shall no longer constitute a Default or Event of Default or (ii) its obligations under SECTIONS 3.2, 3.3, 3.4, 3.5, 3.6, 3.7, 3.8, 3.9, 3.10, 3.11, 3.12, 3.13, 3.17 and 4.1(3) and the
Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply with such covenants shall no longer constitute a Default or an Event of Default under SECTIONS 6.1(3), 6.1(4) and 6.1(5) and the operation of SECTIONS 6.1(6), 6.1(7) (but only with respect to a Significant Subsidiary or group of Restricted Subsidiaries that would constitute a Significant Subsidiary), 6.1(8) and 6.1(9), and the events specified in such Sections shall no longer constitute an Event of Default

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(clause (ii) being referred to as the "COVENANT DEFEASANCE OPTION"), but except as specified above, the remainder of this Indenture and the Securities shall be unaffected thereby. The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its covenant defeasance option, the Company may elect to have any Notes Guarantees in effect at such time terminate.

            If the Company exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default, and the Notes Guarantees in effect at such time shall terminate. If the Company exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in SECTIONS 6.1(3), 6.1(4) (as such Section relates to SECTIONS 3.2, 3.3, 3.4, 3.5, 3.6, 3.7, 3.8, 3.9, 3.10, 3.11,
3.12, 3.13 and 3.17), 6.1(5), 6.1(6), 6.1(7) (but only with respect to a
Significant Subsidiary or group of Restricted Subsidiaries that would constitute a Significant Subsidiary), 6.1(8) or 6.1(9) or because of the failure of the Company to comply with SECTION 4.1(3).

            Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

            (c) Notwithstanding the provisions of SECTIONS 8.1(a) and (b), the Company's obligations in SECTIONS 2.2, 2.3, 2.4, 2.5, 2.6, 2.10, 2.11, 2.12,
3.1, 3.14, 3.15, 3.16, 3.18, 3.19, 3.20, 6.7, 7.7, 7.8 and in this ARTICLE VIII shall survive until the Securities have been paid in full. Thereafter, the Company's obligations in SECTIONS 7.7, 8.4 and 8.5 shall survive.

            SECTION 8.2. CONDITIONS TO DEFEASANCE. The Company may exercise its legal defeasance option or its covenant defeasance option only if:

            (1) the Company irrevocably deposits in trust with the Trustee for the benefit of the Holders money in U.S. dollars or U.S. Government Obligations or a combination thereof, the principal of and interest (without reinvestment) on which will be sufficient, or a combination thereof sufficient, for the payment of principal, premium, if any, and interest on the Securities to maturity or redemption, as the case may be;

            (2) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Securities to maturity or redemption, as the case may be;

            (3) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or, with respect to certain bankruptcy or insolvency Events of Default, on the 91st day after such date of deposit;

            (4) such legal defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a Default under, this Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

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                                                                             102

            (5) the Company shall have delivered to the Trustee an Opinion of Counsel (subject to customary assumptions and exclusions) to the effect that (A) the Securities and (B) assuming no intervening bankruptcy of the Company between the date of deposit and the 91st day following the deposit and that no Holder of the Securities is an insider of the Company, after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' right generally;

            (6) the deposit does not constitute a default under any other agreement binding on the Company;

            (7) the Company delivers to the Trustee an Opinion of Counsel (subject to customary assumptions and exclusions) to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

            (8) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel (subject to customary assumptions and exclusions) in the United States stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Securityholders will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;

            (9) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel (subject to customary assumptions and exclusions) in the United States to the effect that the Securityholders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance had not occurred; and

            (10) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities and this Indenture as contemplated by this ARTICLE VIII have been complied with.

            SECTION 8.3. APPLICATION OF TRUST MONEY. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this
ARTICLE VIII. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities.

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                                                                             103

            SECTION 8.4. REPAYMENT TO COMPANY. The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money, U.S. Government Obligations or securities held by them upon payment of all the obligations under this Indenture.

            Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal of or interest on the Securities that remains unclaimed for two years, and, thereafter, Securityholders entitled to the money must look to the Company for payment as general creditors.

            SECTION 8.5. INDEMNITY FOR U.S. GOVERNMENT OBLIGATIONS. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

            SECTION 8.6. REINSTATEMENT. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this
ARTICLE VIII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Company under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this ARTICLE VIII until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this ARTICLE VIII; PROVIDED, HOWEVER, that, if the Company has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                   ARTICLE IX

                                   AMENDMENTS

            SECTION 9.1. WITHOUT CONSENT OF HOLDERS. The Company, the Guarantors and the Trustee may amend this Indenture or the Securities without notice to or consent of any Securityholder:

            (1) to cure any ambiguity, omission, defect or inconsistency;

            (2) to comply with ARTICLE IV in respect of the assumption by a Successor Company of an obligation of the Company under this Indenture;

            (3) to provide for uncertificated Securities in addition to or in place of certificated Securities; PROVIDED, HOWEVER, that the uncertificated Securities are issued in registered form for purposes of
     Section 163(f) of the Code or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code;

            (4) to add Guarantees with respect to the Securities or to release a Subsidiary Guarantor in accordance with this Indenture;

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            (5) to secure the Securities;

            (6) to add to the covenants of the Company and the Guarantors for the benefit of the Holders or to surrender any right or power herein conferred upon the Company;

            (7) to make any change that does not adversely affect the rights of any Securityholder;

            (8) to comply with any requirements of the SEC in connection with the qualification of this Indenture under the TIA;

            (9) to provide for the issuance of the Exchange Securities, which will have terms substantially identical in all respects to the Initial Securities or the Additional Securities, as the case may be (except that the transfer restrictions contained in the Initial Securities or the Additional Securities, if any, will be modified or eliminated, as appropriate), and which will be treated, together with any outstanding Initial Securities or Additional Securities, as a single class of securities; or

            (10) make any change in the subordination provisions of this Indenture that would limit or terminate the benefits available to any holder of Senior Indebtedness of the Company or a holder of Guarantor Senior Indebtedness (or any Representative thereof) under such subordination provisions.

However, no amendment may be made to the provisions of ARTICLE X or XII that adversely affect the rights of any holder of Senior Indebtedness then outstanding unless the holders of such Senior Indebtedness (or any group or Representative thereof authorized to give a consent) consent to such change.

            After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

            SECTION 9.2. WITH CONSENT OF HOLDERS. The Company, the Guarantors and the Trustee may amend this Indenture or the Securities without notice to any Securityholder but with the written consent of the Holders of at least a majority in principal amount of the Securities then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities) and compliance with the provisions of this Indenture may be waived with the written consent of the Holders of at least a majority in principal amount of the Securities then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities). However, without the consent of each Securityholder affected, an amendment or waiver may not:

            (1) reduce the amount of Securities whose Holders must consent to an amendment;

            (2) reduce the stated rate of or extend the stated time for payment of interest or additional interest on any Security;

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            (3) reduce the principal of or extend the Stated Maturity of any
     Security;

            (4) reduce the premium payable upon the redemption or repurchase of any Security or change the time at which any Security may or shall be redeemed or repurchased as described under ARTICLE V, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

            (5) make any Security payable in money other than that stated in the Security;

            (6) impair the right of any Holder to receive payment of, premium, if any, principal of and interest on such Holder's Securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Securities;

            (7) make any change to the amendment provisions which require each Holder's consent or in the waiver provisions;

            (8) make any change to ARTICLE X or XII that adversely affects the rights of any Holder of Securities; or

            (9) modify the Notes Guarantees in any manner adverse to the holders of the Securities.

            It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof. A consent to any amendment or waiver under this Indenture by any Holder of the Securities given in connection with a tender of such Holder's Securities will not be rendered invalid by such tender.

            After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

            SECTION 9.3. COMPLIANCE WITH TRUST INDENTURE ACT. Every amendment to this Indenture or the Securities shall comply with the TIA as then in effect.

            SECTION 9.4. REVOCATION AND EFFECT OF CONSENTS AND WAIVERS. A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Securityholder. An amendment or waiver shall become effective upon receipt by the Trustee of the requisite number of written consents under Section 9.1 or 9.2 as applicable.

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                                                                             106

            The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall become valid or effective more than 120 days after such record date.

            SECTION 9.5. NOTATION ON OR EXCHANGE OF SECURITIES. If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

            SECTION 9.6. TRUSTEE TO SIGN AMENDMENTS. The Trustee shall sign any amendment authorized pursuant to this ARTICLE IX if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to SECTIONS 7.1 AND 7.2) shall be fully protected in relying upon an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

                                    ARTICLE X

                                  SUBORDINATION

            SECTION 10.1. AGREEMENT TO SUBORDINATE. The Company agrees, and each Securityholder by accepting a Security agrees, that the Indebtedness evidenced by, and all other obligations in respect of, the Securities is subordinated in right of payment, to the extent and in the manner provided in this ARTICLE X, to the prior payment of all Senior Indebtedness and that the subordination is for the benefit of and enforceable by the holders of Senior Indebtedness. The Securities shall in all respects rank PARI PASSU with all other Senior Subordinated Indebtedness of the Company and only Indebtedness of the Company that is Senior Indebtedness will rank senior to the Securities in accordance with the provisions set forth herein. All provisions of this ARTICLE X shall be subject to SECTION 10.12.

            SECTION 10.2. LIQUIDATION, DISSOLUTION, BANKRUPTCY. Upon any payment or distribution of the assets of the Company to creditors upon a total or partial liquidation or a total or partial dissolution of the Company or in a reorganization, bankruptcy, insolvency, receivership or similar proceeding relating to the Company or its properties or an assignment for the benefit of creditors or marshalling of the Company's assets or liabilities:

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                                                                             107

            (1) holders of Senior Indebtedness shall be entitled to receive payment in full in cash or Cash Equivalents of all Senior Indebtedness (including interest accruing after, or which would accrue but for, the commencement of any proceeding at the rate specified in the applicable Senior Indebtedness, whether or not a claim for such interest would be allowed) before Securityholders shall be entitled to receive any payment of principal of or interest on or other amounts with respect to the Securities from the Company; and

            (2) until the Senior Indebtedness is paid in full in cash or Cash Equivalents, any payment or distribution to which Securityholders would be entitled but for this ARTICLE X shall be made to holders of Senior Indebtedness, as their respective interests may appear, except that the holders of the Securities may receive Capital Stock (other than Disqualified Stock) issued by the Company to pay interest on the Securities or issued in exchange for the Securities, (ii) securities substantially identical to the Securities issued by the Company in payment of interest thereon or (iii) securities issued by the Company which are subordinated to Senior Indebtedness at least to the same extent as the Securities and having an Average Life at least equal to the remaining Average Life of the Securities.

            SECTION 10.3. DEFAULT ON SENIOR INDEBTEDNESS. The Company shall not pay the principal of, premium (if any) or interest on or other payment obligations in respect of the Securities or make any deposit pursuant to SECTION
8.2 or repurchase, redeem or otherwise retire any Securities (collectively, "pay the Securities") if (i) any Senior Indebtedness is not paid when due in cash or Cash Equivalents or (ii) any other default on Senior Indebtedness occurs and the maturity of such Senior Indebtedness is accelerated in accordance with its terms unless, in either case, (x) the default has been cured or waived and any such acceleration has been rescinded or (y) such Senior Indebtedness has been paid in full in cash or Cash Equivalents; PROVIDED, HOWEVER, that the Company may pay the Securities, without regard to the foregoing, if the Company and the Trustee receive written notice approving such payment from the Representative of the Senior Indebtedness with respect to which either of the events set forth in clause (i) or (ii) of this sentence has occurred and is continuing. During the continuance of any default (other than a default described in clause (i) of the preceding sentence or a default resulting in acceleration described in clause
(ii) of the preceding sentence) with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, the Company may not pay the Securities for a period (a "PAYMENT BLOCKAGE PERIOD") commencing upon the receipt by the Trustee (with a copy to the Company) of written notice (a "BLOCKAGE NOTICE") of such default from the Representative(s) of the holders of such Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter (or earlier if such Payment Blockage Period is terminated (i) by written notice to the Trustee and the Company from the Person or Persons who gave such Blockage Notice, (ii) because the default giving rise to such Blockage Notice is no longer continuing or (iii) because such Designated Senior Indebtedness has been repaid in full). Notwithstanding the provisions of the immediately preceding sentence, unless the holders of such Designated Senior Indebtedness or the Representative(s) of such holders shall have accelerated the maturity of such Designated Senior Indebtedness, the Company may resume payments on the Securities after the end of such Payment Blockage Period (including any missed payments). Not more than one Blockage

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                                                                             108

Notice may be given, and not more than one Payment Blockage may occur, in any consecutive 360-day period, irrespective of the number of defaults with respect to Designated Senior Indebtedness during such period. However, if any Blockage Notice within such 360-day period is given by or on behalf of any holders of Designated Senior Indebtedness other than the Bank Indebtedness, the Representative of the Bank Indebtedness may give another Blockage Notice within such period. In no event, however, may the total number of days during which any Payment Blockage Period or Periods is in effect exceed 179 days in the aggregate during any 360 consecutive day period. For purposes of this paragraph, no default or event of default that existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness initiating such Payment Blockage Period shall be, or be made, the basis of the commencement of a subsequent Payment Blockage Period by the Representative of such Designated Senior Indebtedness, whether or not within a period of 360 consecutive days, unless such default or event of default shall have been cured or waived for a period of not less than 90 consecutive days.

            SECTION 10.4. ACCELERATION OF PAYMENT OF SECURITIES. If payment of the Securities is accelerated because of an Event of Default, the Company or the Trustee shall promptly notify the holders of the Designated Senior Indebtedness (or their Representatives) of the acceleration; PROVIDED, HOWEVER, that the Company and the Trustee shall be obligated to notify such a Representative only if such Representative has delivered or caused to be delivered to the Company or the Trustee an address for service of such a notice (and the Company and the Trustee shall only be obligated to deliver the notice to the address so specified). If any Designated Senior Indebtedness is outstanding, the Company shall not pay the Securities until five Business Days after the holders or Representative(s) of such Designated Senior Indebtedness receives notice of such acceleration and, thereafter, may pay the Securities, only if this ARTICLE X otherwise permits payments at that time.

            SECTION 10.5. WHEN DISTRIBUTION MUST BE PAID OVER. If a distribution is made to Securityholders that because of this ARTICLE X should not have been made to them, the Securityholders who receive the distribution shall hold it in trust for holders of Senior Indebtedness and promptly pay it over to them as their respective interests may appear.

            SECTION 10.6. SUBROGATION. After all Senior Indebtedness is paid in full and until the Securities are paid in full, Securityholders shall be subrogated to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness. A distribution made under this
ARTICLE X to holders of Senior Indebtedness which otherwise would have been made to Securityholders is not, as between the Company and Securityholders, a payment by the Company of Senior Indebtedness.

            SECTION 10.7. RELATIVE RIGHTS. This ARTICLE X defines the relative rights of Securityholders and holders of Senior Indebtedness. Nothing in this Indenture shall:

            (1) impair, as between the Company and Securityholders, the obligation of the Company which is absolute and unconditional, to pay principal of and interest on the Securities in accordance with their terms; or

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            (2)      prevent the Trustee or any Securityholder from exercising
     its available remedies upon a Default or Event of Default, subject to the rights of holders of Senior Indebtedness to receive distributions otherwise payable to Securityholders.

            SECTION 10.8. SUBORDINATION MAY NOT BE IMPAIRED BY COMPANY. No right of any holder of Senior Indebtedness to enforce the subordination of the Indebtedness evidenced by the Securities shall be impaired by any act or failure to act by the Company or by the failure of any of them to comply with this Indenture.

            SECTION 10.9. RIGHTS OF TRUSTEE AND PAYING AGENT. Notwithstanding
SECTION 10.3, the Trustee or Paying Agent may continue to make payments on the Securities and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a Trust Officer of the Trustee receives notice in writing satisfactory to it that payments may not be made under this ARTICLE X. The Company, the Registrar, the Paying Agent, a Representative or a holder of Senior Indebtedness may give the notice; PROVIDED, HOWEVER, that, if an issue of Senior Indebtedness has a Representative, only the Representative may give the notice.

            The Trustee in its individual or any other capacity may hold Senior Indebtedness with the same rights it would have if it were not Trustee. The Registrar and the Paying Agent may do the same with like rights. The Trustee shall be entitled to all the rights set forth in this ARTICLE X with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness; and nothing in ARTICLE VII shall deprive the Trustee of any of its rights as such holder. Nothing in this ARTICLE X shall apply to claims of, or payments to, the Trustee under or pursuant to
SECTION 7.7.

            SECTION 10.10. DISTRIBUTION OR NOTICE TO REPRESENTATIVE. Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness, the distribution may be made and the notice given to their Representative (if any).

            SECTION 10.11. ARTICLE X NOT TO PREVENT EVENTS OF DEFAULT OR LIMIT RIGHT TO ACCELERATE. The failure to make a payment in respect of the Securities, by reason of any provision in this ARTICLE X, shall not be construed as preventing the occurrence of a Default or Event of Default. Nothing in this
ARTICLE X shall have any effect on the right of the Securityholders or the Trustee to accelerate the maturity of the Securities.

            SECTION 10.12. TRUST MONEYS NOT SUBORDINATED. Notwithstanding anything contained herein to the contrary, payments from money or the proceeds of U.S. Government Obligations held in trust under ARTICLE VIII by the Trustee for the payment of principal of premium, if any, and interest on the Securities shall not be subordinated to the prior payment of any Senior Indebtedness or subject to the restrictions set forth in this ARTICLE X, and none of the Securityholders shall be obligated to pay over any such amount to the Company, any holder of Senior Indebtedness, or any other creditor of the Company.

            SECTION 10.13. TRUSTEE ENTITLED TO RELY. Upon any payment or distribution pursuant to this ARTICLE X, the Trustee and the Securityholders shall be entitled to rely (i) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature

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                                                                             110

referred to in SECTION 10.2 are pending, (ii) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Securityholders or (iii) upon the Representatives for the holders of Senior Indebtedness for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this ARTICLE X. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this ARTICLE X, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this ARTICLE X, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of SECTIONS 7.1 AND 7.2 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this ARTICLE X.

            SECTION 10.14. TRUSTEE TO EFFECTUATE SUBORDINATION. Each Securityholder by accepting a Security authorizes and directs the Trustee on its behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Securityholders and the holders of Senior Indebtedness as provided in this ARTICLE X and appoints the Trustee as attorney-in-fact for any and all such purposes.

            SECTION 10.15. TRUSTEE NOT FIDUCIARY FOR HOLDERS OF SENIOR INDEBTEDNESS. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Securityholders or the Company or any other Person, money or assets to which any holders of Senior Indebtedness shall be entitled by virtue of this ARTICLE X or otherwise.

            SECTION 10.16. RELIANCE BY HOLDERS OF SENIOR INDEBTEDNESS ON INDEBTEDNESS ON SUBORDINATION PROVISIONS. Each Securityholder by accepting a Security acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness, whether such Senior Indebtedness was created or acquired before or after the issuance of the Securities, to acquire, or to continue to hold, such Senior Indebtedness and such holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.

                                   ARTICLE XI

                                 NOTES GUARANTEE

            SECTION 11.1. NOTES GUARANTEE. Each Guarantor hereby fully, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, jointly and severally with each other Guarantor, to each Holder of the Securities and the Trustee the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of the

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principal of, premium, if any, and interest on the Securities and all other monetary obligations of the Company under this Indenture (all the foregoing being hereinafter collectively called the "OBLIGATIONS"). Each Guarantor further agrees (to the extent permitted by law) that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from it, and that it will remain bound under this ARTICLE XI notwithstanding any extension or renewal of any Obligation.

            Each Guarantor waives presentation to, demand of payment from and protest to the Company of any of the Obligations and also waives notice of protest for nonpayment. Each Guarantor waives notice of any default under the Securities or the Obligations. The obligations of each Guarantor hereunder shall not be affected by (a) the failure of any Holder to assert any claim or demand or to enforce any right or remedy against the Company or any other person under this Indenture, the Securities or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement; (d) the release of any security held by any Holder or the Trustee for the Obligations or any of them; (e) the failure of any Holder to exercise any right or remedy against any other Guarantor; or (f) any change in the ownership of the Company.

            Each Guarantor further agrees that its Notes Guarantee herein constitutes a Guarantee of payment when due (and not a Guarantee of collection) and waives any right to require that any resort be had by any Holder to any security held for payment of the Obligations.

            Except as expressly set forth in SECTIONS 8.1(b) and 11.2, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than payment of the Obligations in full), including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder to assert any claim or demand or to enforce any remedy under this Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Guarantor or would otherwise operate as a discharge of such Guarantor as a matter of law or equity.

            Each Guarantor agrees that its Notes Guarantee herein shall remain in full force and effect until payment in full of all the Obligations or such Notes Guarantee is released upon the merger or the sale of all the Capital Stock or assets of the Guarantor in compliance with SECTION 3.7 and ARTICLE IV. Each Guarantor further agrees that its Notes Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any of the Obligations is rescinded or must otherwise be restored by any Holder upon the bankruptcy or reorganization of the Company or otherwise.

            In furtherance of the foregoing and not in limitation of any other right which any Holder has at law or in equity against any Guarantor by virtue hereof, upon the failure of the

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Company to pay any of the Obligations when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, each Guarantor hereby promises to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders an amount equal to the sum of (i) the unpaid amount of such Obligations then due and owing and (ii) accrued and unpaid interest on such Obligations then due and owing (but only to the extent not prohibited by law).

            Each Guarantor further agrees that, as between such Guarantor, on the one hand, and the Holders, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in this Indenture for the purposes of its Notes Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby and (y) in the event of any such declaration of acceleration of such Obligations, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purposes of this Notes Guarantee.

            Each Guarantor also agrees to pay any and all reasonable costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or the Holders in enforcing any rights under this Section.

            SECTION 11.2. LIMITATION ON LIABILITY; TERMINATION, RELEASE AND DISCHARGE.

            (a) The obligations of each Guarantor hereunder will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor (including, without limitation, any guarantees under the Senior Credit Agreement) and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Notes Guarantee or pursuant to its contribution obligations under this Indenture, result in the obligations of such Guarantor under its Notes Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law and not otherwise being void or voidable under any similar laws affecting the rights of creditors generally.

            (b) Subject to ARTICLE III and ARTICLE IV, each Guarantor may consolidate with or merge into or sell its assets to the Company or another Guarantor without limitation. Upon the sale or disposition of a Subsidiary Guarantor (by merger, consolidation, the sale of its Capital Stock or the sale of all or substantially all of its assets (other than by lease)) and whether or not the Subsidiary Guarantor is the surviving corporation in such transaction to a Person which is not the Company or a Restricted Subsidiary of the Company (other than a Receivables Entity), which sale or disposition is otherwise in compliance with this Indenture (including, without limitation, SECTIONS 3.4, 3.7 and 3.10), such Subsidiary Guarantor will be deemed released from all its obligations under this Indenture and its Notes Guarantee and such Notes Guarantee will terminate; PROVIDED, HOWEVER, that any such termination will occur only to the extent that all obligations of such Subsidiary Guarantor under the Senior Credit Agreement and all of its guarantees of, and under all of its pledges of assets or other security interests which secure, any other Indebtedness of the Company or its Restricted Subsidiaries will also terminate upon such release, sale or transfer.

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                                                                             113

            (c) Each Guarantor will be deemed released from all its obligations under this Indenture, its Notes Guarantee and the Registration Rights Agreement and such Notes Guarantee will terminate upon the legal defeasance or covenant defeasance of the Securities pursuant to the provisions of ARTICLE VIII hereof.

            (d) A Subsidiary Guarantor will be deemed released and relieved of its obligations under this Indenture and its Notes Guarantee without any further action required on the part of the Company or such Subsidiary Guarantor upon the designation of such Subsidiary Guarantor as an Unrestricted Subsidiary in accordance with the terms of this Indenture.

            SECTION 11.3. RIGHT OF CONTRIBUTION. Each Guarantor hereby agrees that to the extent that any Guarantor shall have paid more than its proportionate share of any payment made on the obligations under the Notes Guarantees, such Guarantor shall be entitled to seek and receive contribution from and against the Company or any other Guarantor who has not paid its proportionate share of such payment. Each Guarantor's right of contribution shall be subject to the terms and conditions of SECTION 3.6. The provisions of this SECTION 11.3 shall in no respect limit the obligations and liabilities of each Guarantor to the Trustee and the Holders and each Guarantor shall remain liable to the Trustee and the Holders for the full amount guaranteed by such Guarantor hereunder.

            SECTION 11.4. NO SUBROGATION. Notwithstanding any payment or payments made by each Guarantor hereunder, no Guarantor shall be entitled to be subrogated to any of the rights of the Trustee or any Holder against the Company or any other Guarantor or any collateral security or guarantee or right of offset held by the Trustee or any Holder for the payment of the Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Company or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Trustee and the Holders by the Company on account of the Obligations are paid in full. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Trustee and the Holders, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Trustee in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Trustee, if required), to be applied against the Obligations.

                                   ARTICLE XII

                        SUBORDINATION OF NOTES GUARANTEES

            SECTION 12.1. AGREEMENT TO SUBORDINATE. Each Guarantor agrees, and each Securityholder by accepting a Security agrees, that the Indebtedness evidenced by, and all other obligations in respect of, the Notes Guarantees are subordinated in right of payment, to the extent and in the manner provided in this ARTICLE XII, to the prior payment of all Guarantor Senior Indebtedness of the applicable Guarantor and that the subordination is for the benefit of and enforceable by the holders of Guarantor Senior Indebtedness of the applicable Guarantor. The Notes Guarantees shall in all respects rank PARI PASSU with all other Guarantor Senior Subordinated Indebtedness of the Guarantor and only Indebtedness of the Guarantor that is

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Guarantor Senior Indebtedness will rank senior to the Notes Guarantees in accordance with the provisions set forth herein. All provisions of this ARTICLE XII shall be subject to SECTION 12.12.

            SECTION 12.2. LIQUIDATION, DISSOLUTION, BANKRUPTCY. Upon any payment or distribution of the assets of any Guarantor to creditors upon a total or partial liquidation or a total or partial dissolution of any Guarantor or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to any Guarantor or its properties:

            (1) holders of Guarantor Senior Indebtedness of such Guarantor shall be entitled to receive payment in full in cash or Cash Equivalents of all Guarantor Senior Indebtedness of such Guarantor (including interest accruing after, or which would accrue but for, the commencement of any proceeding at the rate specified in the applicable Guarantor Senior Indebtedness, whether or not a claim for such interest would be allowed) before Securityholders shall be entitled to receive any payment of principal of or interest on or other amounts with respect to the Notes Guarantees from any Guarantor; and

            (2) until the Guarantor Senior Indebtedness of such Guarantor is paid in full in cash or Cash Equivalents, any payment or distribution to which Securityholders would be entitled but for this ARTICLE XII shall be made to holders of Guarantor Senior Indebtedness of such Guarantor, as their respective interests may appear, except that the holders of the Securities may receive Capital Stock (other than Disqualified Stock) issued by the Company to pay interest on the Securities or issued in exchange for the Securities, (ii) securities substantially identical to the Securities issued by the Company in payment of interest thereon or (iii) securities issued by the Company which are subordinated to Guarantor Senior Indebtedness at least to the same extent as the Securities and having an Average Life at least equal to the remaining Average Life of the Securities.

            SECTION 12.3. DEFAULT ON GUARANTOR SENIOR INDEBTEDNESS. A Guarantor shall not pay the principal of, premium (if any) or interest on or other payment obligations in respect of the Notes Guarantees or make any deposit pursuant to
SECTION 8.2 or repurchase, redeem or otherwise retire the Notes Guarantee (collectively, "pay the Securities") if (i) any Senior Indebtedness or Guarantor Senior Indebtedness of the applicable Guarantor is not paid when due in cash or Cash Equivalents or (ii) any other default on Senior Indebtedness or Guarantor Senior Indebtedness of the applicable Guarantor occurs and the maturity of such Senior Indebtedness or Guarantor Senior Indebtedness is accelerated in accordance with its terms unless, in either case, (x) the default has been cured or waived and any such acceleration has been rescinded or (y) such Senior Indebtedness or Guarantor Senior Indebtedness of the applicable Guarantor has been paid in full in cash or Cash Equivalents; PROVIDED, HOWEVER, that each Guarantor may pay the Securities, without regard to the foregoing if the Company and the Trustee receive written notice approving such payment from the Representative of the Senior Indebtedness or Guarantor Senior Indebtedness of the applicable Guarantor with respect to which either of the events set forth in clause (i) or (ii) of this sentence has occurred and is continuing. During the continuance of any default (other than a default described in clause (i) of this sentence or a default resulting in acceleration set forth in clause (ii) of the preceding sentence) with respect to any Designated Senior Indebtedness or Designated Guarantor Senior Indebtedness of the applicable Guarantor pursuant to which the maturity thereof may be accelerated immediately without further notice

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(except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, each Guarantor may not pay the Securities during the Payment Blockage Period (as defined in SECTION 10.3) commencing upon the receipt by the Trustee (with a copy to the Company and the Guarantor) of the Blockage Notice (as defined in SECTION 10.3) of such default from the Representative(s) of the holders of Designated Senior Indebtedness or Designated Guarantor Senior Indebtedness of the applicable Guarantor specifying an election to effect a Payment Blockage Period and ending 179 days thereafter (or earlier if such Payment Blockage Period is terminated (i) by written notice to the Trustee, the Guarantor and the Company from the Person or Persons who gave such Blockage Notice, (ii) because the default giving rise to such Blockage Notice is no longer continuing or (iii) because such Designated Senior Indebtedness or Designated Guarantor Senior Indebtedness has been repaid in full in cash or Cash Equivalents). Notwithstanding the provisions of the immediately preceding sentence, unless the holders of such Designated Senior Indebtedness or Designated Guarantor Senior Indebtedness of the applicable Guarantor or the Representative(s) of such holders shall have accelerated the maturity of such Designated Senior Indebtedness or such Designated Guarantor Senior Indebtedness, such Guarantor may resume payments on the Securities after the end of such Payment Blockage Period (including any missed payments). Not more than one Blockage Notice may be given, and not more than one Payment Blockage may occur, in any consecutive 360-day period, irrespective of the number of defaults with respect to Designated Senior Indebtedness or Designated Guarantor Senior Indebtedness of the applicable Guarantor during such period. However, if any Blockage Notice within such 360-day period is given by or on behalf of any holders of Designated Senior Indebtedness other than the Bank Indebtedness, the Representative of the Bank Indebtedness may give another Blockage Notice within such period. In no event, however, may the total number of days during which any Payment Blockage Period or Periods is in effect exceed 179 days in the aggregate during any 360 consecutive day period. For purposes of this paragraph, no default or event of default that existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness initiating such Payment Blockage Period shall be, or be made, the basis of the commencement of a subsequent Payment Blockage Period by the Representative of such Designated Senior Indebtedness, whether or not within a period of 360 consecutive days, unless such default or event of default shall have been cured or waived for a period of not less than 90 consecutive days.

            SECTION 12.4. ACCELERATION OF PAYMENT OF SECURITIES. If payment of the Securities is accelerated because of an Event of Default, each Guarantor and the Trustee shall promptly notify the holders of the Designated Senior Indebtedness or Designated Guarantor Senior Indebtedness (or their Representatives) of the acceleration; PROVIDED, HOWEVER, that the Company and the Trustee shall be obligated to notify such a Representative only if such Representative has delivered or caused to be delivered to the Company and the Trustee an address for service of such a notice (and the Company and the Trustee shall only be obligated to deliver the notice to the address so specified). If any Designated Senior Indebtedness or Designated Guarantor Senior Indebtedness is outstanding, each Guarantor shall not pay the Securities until five Business Days after the holders or Representative(s) of such Designated Senior Indebtedness or Designated Guarantor Senior Indebtedness of the applicable Guarantor receives notice of such acceleration and, thereafter, may pay the Securities, only if this ARTICLE XII otherwise permits payments at that time.

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            SECTION 12.5. WHEN DISTRIBUTION MUST BE PAID OVER. If a distribution is made to Securityholders that because of this ARTICLE XII should not have been made to them, the Securityholders who receive the distribution shall hold it in trust for holders of Guarantor Senior Indebtedness of the applicable Guarantor and promptly pay it over to them as their respective interests may appear.

            SECTION 12.6. SUBROGATION. After all Guarantor Senior Indebtedness is paid in full and until the Securities are paid in full, Securityholders shall be subrogated to the rights of holders of Guarantor Senior Indebtedness to receive distributions applicable to Guarantor Senior Indebtedness. A distribution made under this ARTICLE XII to holders of Guarantor Senior Indebtedness which otherwise would have been made to Securityholders is not, as between the Company and Securityholders, a payment by the Company of Guarantor Senior Indebtedness.

            SECTION 12.7. RELATIVE RIGHTS. This ARTICLE XII defines the relative rights of Securityholders and holders of Guarantor Senior Indebtedness. Nothing in this Indenture shall:

            (1) impair, as between Guarantor and Securityholders, the obligation of each Guarantor which is absolute and unconditional, to guarantee the payment of principal of and interest on the Securities in accordance with their terms; or

            (2) prevent the Trustee or any Securityholder from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders of Guarantor Senior Indebtedness to receive distributions otherwise payable to Securityholders.

            SECTION 12.8. SUBORDINATION MAY NOT BE IMPAIRED BY COMPANY. No right of any holder of Guarantor Senior Indebtedness to enforce the subordination of the Indebtedness evidenced by the Notes Guarantees shall be impaired by any act or failure to act by any Guarantor or by the failure of any of them to comply with this Indenture.

            SECTION 12.9. RIGHTS OF TRUSTEE AND PAYING AGENT. Notwithstanding
SECTION 12.3, the Trustee or Paying Agent may continue to make payments on the Securities and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a Trust Officer of the Trustee receives notice in writing satisfactory to it that payments may not be made under this ARTICLE XII. Each Guarantor, the Registrar, the Paying Agent, a Representative or a holder of Senior Indebtedness may give the notice; PROVIDED, HOWEVER, that, if an issue of Guarantor Senior Indebtedness has a Representative, only the Representative may give the notice.

            The Trustee in its individual or any other capacity may hold Guarantor Senior Indebtedness with the same rights it would have if it were not Trustee. The Registrar and the Paying Agent may do the same with like rights. The Trustee shall be entitled to all the rights set forth in this ARTICLE XII with respect to any Guarantor Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Guarantor Senior Indebtedness; and nothing in ARTICLE VII shall deprive the Trustee of any of its rights as such holder. Nothing in this ARTICLE XII shall apply to claims of, or payments to, the Trustee under or pursuant to SECTION 7.7.

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                                                                             117

            SECTION 12.10. DISTRIBUTION OR NOTICE TO REPRESENTATIVE. Whenever a distribution is to be made or a notice given to holders of Guarantor Senior Indebtedness, the distribution may be made and the notice given to their Representative (if any).

            SECTION 12.11. ARTICLE XII NOT TO PREVENT EVENTS OF DEFAULT OR LIMIT RIGHT TO ACCELERATE. The failure to make a payment in respect of the Securities and the Notes Guarantees, by reason of any provision in this ARTICLE XII shall not be construed as preventing the occurrence of a Default or Event of Default. Nothing in this ARTICLE XII shall have any effect on the right of the Securityholders or the Trustee to accelerate the maturity of the Securities.

            SECTION 12.12. TRUST MONEYS NOT SUBORDINATED. Notwithstanding anything contained herein to the contrary, payments from money or the proceeds of U.S. Government Obligations held in trust under ARTICLE VIII by the Trustee for the payment of principal of and interest on the Securities or the Notes Guarantees shall not be subordinated to the prior payment of any Guarantor Senior Indebtedness or subject to the restrictions set forth in this ARTICLE XII, and none of the Securityholders shall be obligated to pay over any such amount to the Company, any holder of Guarantor Senior Indebtedness, or any other creditor of such Guarantor.

            SECTION 12.13. TRUSTEE ENTITLED TO RELY. Upon any payment or distribution pursuant to this ARTICLE XII, the Trustee and the Securityholders shall be entitled to rely (i) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in SECTION 12.2 are pending, (ii) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Securityholders or (iii) upon the Representatives for the holders of Guarantor Senior Indebtedness for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Guarantor Senior Indebtedness and other Indebtedness of each Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this ARTICLE XII. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Guarantor Senior Indebtedness to participate in any payment or distribution pursuant to this ARTICLE XII, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Guarantor Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this ARTICLE XII, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of SECTIONS 7.1 and 7.2 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this ARTICLE XII.

            SECTION 12.14. TRUSTEE TO EFFECTUATE SUBORDINATION. Each Securityholder by accepting a Security authorizes and directs the Trustee on its behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Securityholders and the holders of Guarantor Senior Indebtedness as provided in this ARTICLE XII and appoints the Trustee as attorney-in-fact for any and all such purposes.

            SECTION 12.15. TRUSTEE NOT FIDUCIARY FOR HOLDERS OF GUARANTOR SENIOR INDEBTEDNESS. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Guarantor Senior Indebtedness and shall not be liable to any such holders if it shall mistakenly

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pay over or distribute to Securityholders or any Guarantor or any other Person, money or assets to which any holders of Guarantor Senior Indebtedness shall be entitled by virtue of this ARTICLE XII or otherwise.

            SECTION 12.16. RELIANCE BY HOLDERS OF GUARANTOR SENIOR INDEBTEDNESS ON INDEBTEDNESS ON SUBORDINATION PROVISIONS. Each Securityholder by accepting a Security acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Guarantor Senior Indebtedness, whether such Guarantor Senior Indebtedness was created or acquired before or after the issuance of the Securities, to acquire and continue to hold, or to continue to hold, such Guarantor Senior Indebtedness and such holder of Guarantor Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Guarantor Senior Indebtedness.

                                  ARTICLE XIII

                                  MISCELLANEOUS

            SECTION 13.1. TRUST INDENTURE ACT CONTROLS. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the provision required by the TIA shall control. Each Guarantor in addition to performing its obligations under its Notes Guarantee shall perform such other obligations as may be imposed upon it with respect to this Indenture under the TIA.

            SECTION 13.2. NOTICES. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows:

                 if to the Company:

                 MedQuest, Inc.
                 4300 North Point Parkway
                 Alpharetta, GA 30022
                 Attention: Thomas C. Gentry
                            Chief Financial Officer

                 with a copy to:

                 O'Sullivan LLP
                 30 Rockefeller Plaza, 41st Floor
                 New York, NY 10012
                 Attention: Rosa A. Testani, Esq.

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                                                                             119

                 if to the Trustee:

                 Wachovia Bank, National Association
                 1100 First Union Plaza
                 999 Peachtree Street
                 Atlanta, Georgia 30309-9094
                 Attention: Corporate Trust Department

            The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

            Any notice or communication mailed to a registered Securityholder shall be mailed to the Securityholder at the Securityholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

            Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

            SECTION 13.3. COMMUNICATION BY HOLDERS WITH OTHER HOLDERS. Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

            SECTION 13.4. CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the
Trustee:

            (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

            (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

            SECTION 13.5. STATEMENTS REQUIRED IN CERTIFICATE OR OPINION. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

            (1) a statement that the individual making such certificate or opinion has read such covenant or condition;

            (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

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                                                                             120

            (3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

            (4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

            In giving such Opinion of Counsel, counsel may rely as to factual matters on an Officers' Certificate or on certificates of public officials.

            SECTION 13.6. WHEN SECURITIES DISREGARDED. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

            SECTION 13.7. RULES BY TRUSTEE, PAYING AGENT AND REGISTRAR. The Trustee may make reasonable rules for action by, or a meeting of, Securityholders. The Registrar and the Paying Agent may make reasonable rules for their functions.

            SECTION 13.8. LEGAL HOLIDAYS. A "Legal Holiday" is a Saturday, a Sunday or other day on which commercial banking institutions are authorized or required to be closed in New York City. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

            SECTION 13.9. GOVERNING LAW. THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

            SECTION 13.10. NO RECOURSE AGAINST OTHERS. An incorporator, director, officer, employee, stockholder or controlling person, as such, of the Company or any Guarantor shall not have any liability for any obligations of the Company or any Guarantor under the Securities, this Indenture or the Notes Guarantees or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

            SECTION 13.11. SUCCESSORS. All agreements of the Company in this Indenture and the Securities shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

            SECTION 13.12. MULTIPLE ORIGINALS. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

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                                                                             121

            SECTION 13.13. QUALIFICATION OF INDENTURE. The Company shall qualify this Indenture under the TIA in accordance with the terms and conditions of the Registration Rights Agreement and shall pay all reasonable costs and expenses (including attorneys' fees and expenses for the Company, the Trustee and the Holders) incurred in connection therewith, including, but not limited to, costs and expenses of qualification of this Indenture and the Securities and printing this Indenture and the Securities. The Trustee shall be entitled to receive from the Company any such Officers' Certificates, Opinions of Counsel or other documentation as it may reasonably request in connection with any such qualification of this Indenture under the TIA.

            SECTION 13.14. TABLE OF CONTENTS; HEADINGS. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

            IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

                                           MEDQUEST, INC.


                                           By: /s/ J. KENNETH LUKE
                                           -------------------------------------
                                           J. Kenneth Luke
                                           President

                                           MQ ASSOCIATES, INC.


                                           By: /s/ GENE VENESKY
                                           -------------------------------------
                                           Gene Venesky
                                           Chairman and CEO

                                           WACHOVIA BANK, NATIONAL
                                           ASSOCIATION, as Trustee


                                           By: /s/ ERIC J. KNOLL
                                           -------------------------------------
                                           Eric J. Knoll
                                           Assistant Vice President

IMAGING SERVICES OF ALABAMA, INC.              KENOSHA DIAGNOSTIC IMAGING, INC.

ANDERSON DIAGNOSTIC IMAGING, INC.              LEXINGTON OPEN MRI, INC.

ASHEVILLE OPEN MRI, INC.                       MECKLENBURG OPEN MRI, INC.

BIOIMAGING AT CHARLOTTE, INC.                  MEDQUEST ASSOCIATES, INC.

BIOIMAGING AT HARDING, INC.                    MISSOURI IMAGING, INC.

BIOIMAGING OF COOL SPRINGS, INC.               MOBILE OPEN MRI, INC.

CABARRUS DIAGNOSTIC IMAGING, INC.              OCCUPATIONAL SOLUTIONS, INC.

CAPE FEAR DIAGNOSTIC IMAGING, INC.             PALMETTO IMAGING, INC.

CAROLINA IMAGING, INC. OF FAYETTEVILLE         PHOENIX DIAGNOSTIC IMAGING, INC.

CHAPEL HILL DIAGNOSTIC IMAGING, INC.           PIEDMONT IMAGING, INC. (FORSYTH)

CHATTANOOGA DIAGNOSTIC IMAGING, INC.           PIEDMONT IMAGING, INC. (SPARTANBURG)

DOTHAN DIAGNOSTIC IMAGING, INC.                OPEN MRI & IMAGING OF RICHMOND, INC.

FLORIDA DIAGNOSTIC IMAGING CENTER, INC.        SOUTH CAROLINA DIAGNOSTIC IMAGING, INC.

OPEN MRI OF GEORGIA, INC.                      SUN VIEW HOLDINGS, INC.

OPEN MRI & IMAGING OF GEORGIA, INC.            TEXAS IMAGING SERVICES OF EL PASO, INC.

GROVE DIAGNOSTIC IMAGING CENTER, INC.          TRIAD IMAGING, INC.

KANSAS DIAGNOSTIC IMAGING, INC.                TYSON'S CORNER DIAGNOSTIC IMAGING, INC.

NORTHEAST COLUMBIA DIAGNOSTIC IMAGING, INC.    VIRGINIA DIAGNOSTIC IMAGING, INC.

                                               OPEN MRI OF THE CAROLINAS, INC.

On behalf of each of the entities              On behalf of each of the entities
listed above:                                  listed above:

By: /s/ J. KENNETH LUKE                        By: /s/ J. KENNETH LUKE
-----------------------------------            ----------------------------
J. Kenneth Luke                                J. Kenneth Luke
President                                      President

                                           MONTGOMERY OPEN MRI, LLC

                                           NORWOOD DIAGNOSTIC IMAGING, LLC

                                           On behalf of each of the entities
                                            listed above:


                                           By: /s/ J. KENNETH LUKE
                                           -------------------------------------
                                           J. Kenneth Luke
                                           Manager


                                           By: /s/ GENE VENESKY
                                           -------------------------------------
                                           Gene Venesky
                                           Manager


                                           COASTAL IMAGING, LLC


                                           By: /s/ J. KENNETH LUKE
                                           -------------------------------------
                                           J. Kenneth Luke
                                           Manager


                                           By: /s/ GENE VENESKY
                                           -------------------------------------
                                           Gene Venesky
                                           Manager

                                           DURHAM DIAGNOSTIC IMAGING, LLC

                                           JACKSONVILLE DIAGNOSTIC IMAGING, LLC

                                           On behalf of each of the entities
                                           listed above:


                                           By: /s/ J. KENNETH LUKE
                                           -------------------------------------
                                           J. Kenneth Luke
                                           Manager


                                           By: /s/ GENE VENESKY
                                           -------------------------------------
                                           Gene Venesky
                                           Manager


                                           CAPE IMAGING, L.L.C.

                                           BRIDGETON MRI AND IMAGING CENTER, LLC

                                           KIRKWOOD MRI AND IMAGING CENTER, LLC

                                           ST. PETERS MRI & IMAGING CENTER, LLC

                                           On behalf of each of the entities
                                           listed above:


                                           By: /s/ J. KENNETH LUKE
                                           -------------------------------------
                                           J. Kenneth Luke
                                           Manager


                                           By: /s/ GENE VENESKY
                                           -------------------------------------
                                           Gene Venesky
                                           Manager


                                           Missouri Imaging, Inc., as sole
                                           member of each of the entities listed
                                           above


                                           By: /s/ J. KENNETH LUKE
                                           -------------------------------------
                                           J. Kenneth Luke
                                           President

                                           OPEN MRI & IMAGING OF RICHMOND, LLC

                                           RICHMOND WEST END DIAGNOSTIC IMAGING,
                                           LLC

                                           On behalf of each of the entities
                                           listed above:


                                           By: /s/ J. KENNETH LUKE
                                           --------------------------------
                                           J. Kenneth Luke
                                           Manager


                                           By: /s/ GENE VENESKY
                                           --------------------------------
                                           Gene Venesky
                                           Manager


                                           Virginia Diagnostic Imaging, Inc., as
                                           sole member of each of the entities
                                           listed above


                                           By: /s/ J. KENNETH LUKE
                                           --------------------------------
                                           J. Kenneth Luke
                                           President

OPEN MRI & IMAGING OF ALBANY, LLC              OPEN MRI & IMAGING OF NORTH FULTON, LLC

OPEN MRI & IMAGING OF ATHENS, LLC              OPEN MRI & IMAGING OF N.E. GEORGIA, LLC

ATHENS MRI, LLC                                OPEN MRI AND IMAGING OF SNELLVILLE, LLC

OPEN MRI OF ATLANTA, LLC                       WEST PACES DIAGNOSTIC IMAGING, LLC

BUCKHEAD DIAGNOSTIC IMAGING, LLC               WOODSTOCK DIAGNOSTIC IMAGING, LLC

OPEN MRI OF CENTRAL GEORGIA, LLC               DIAGNOSTIC IMAGING OF HIRAM, LLC

IMAGING CENTER OF CENTRAL GEORGIA, LLC         DIAGNOSTIC IMAGING OF MARIETTA, LLC

OPEN MRI & IMAGING OF CONYERS, LLC             DIAGNOSTIC IMAGING OF GEORGIA, LLC

CUMMING DIAGNOSTIC IMAGING, LLC                OPEN MRI & IMAGING OF DOUGLASVILLE, LLC

OPEN MRI & IMAGING OF DEKALB, LLC              HAPEVILLE DIAGNOSTIC IMAGING, LLC

DULUTH DIAGNOSTIC IMAGING, LLC                 OPEN MRI & IMAGING OF MACON, LLC

DULUTH CT CENTER, LLC                          MIDTOWN DIAGNOSTIC IMAGING, LLC

DIAGNOSTIC IMAGING OF ATLANTA, LLC

On behalf of each of the entities              On behalf of each of the entities
listed above:                                  listed above:

By: /s/ J. KENNETH LUKE                        By: /s/ J. KENNETH LUKE
----------------------------                   ----------------------------
J. Kenneth Luke                                J. Kenneth Luke
Manager                                        Manager


By: /s/ GENE VENESKY                           By: /s/ GENE VENESKY
----------------------------                   ----------------------------
Gene Venesky                                   Gene Venesky
Manager                                        Manager

                                           CAROLINA MEDICAL IMAGING, LLC

                                           OPEN MRI OF SIMPSONVILLE, LLC

                                           SIMPSONVILLE OPEN MRI, LLC

                                           On behalf of each of the entities
                                           listed above:

                                           By: /s/ J. KENNETH LUKE
                                           -------------------------------------
                                           J. Kenneth Luke
                                           Manager


                                           By: /s/ GENE VENESKY
                                           -------------------------------------
                                           Gene Venesky
                                           Manager


                                           Palmetto Imaging, Inc., as sole
                                           member of each of the entities listed
                                           above


                                           By: /s/ J. KENNETH LUKE
                                           -------------------------------------
                                           J. Kenneth Luke
                                           President


                                           OPEN MRI & IMAGING OF FLORENCE, LLC

                                           OPEN MRI OF MYRTLE BEACH, LLC

                                           Palmetto Imaging, Inc., as sole
                                           member of each of the entities listed
                                           above


                                           By: /s/ J. KENNETH LUKE
                                           -------------------------------------
                                           J. Kenneth Luke
                                           President

                                           EAST COOPER DIAGNOSTIC IMAGING, LLC

                                           FARMFIELD DIAGNOSTIC IMAGING, LLC

                                           FORT MILL DIAGNOSTIC IMAGING, LLC

                                           TRICOM DIAGNOSTIC IMAGING, LLC

                                           WEST ASHLEY DIAGNOSTIC IMAGING, LLC

                                           On behalf of each of the entities
                                           listed above:


                                           By: /s/ J. KENNETH LUKE
                                           -------------------------------------
                                           J. Kenneth Luke
                                           Manager


                                           By: /s/ GENE VENESKY
                                           -------------------------------------
                                           Gene Venesky
                                           Manager


                                           South Carolina Diagnostic Imaging,
                                           Inc., as sole member of each of the
                                           entities listed above


                                           By: /s/ J. KENNETH LUKE
                                           -------------------------------------
                                           J. Kenneth Luke
                                           President

                                                                       EXHIBIT A

                         [FORM OF FACE OF SERIES A NOTE]

                    [Applicable Restricted Securities Legend]

                       [Depository Legend, if applicable]

No. [___]                                          Principal Amount $[_________]
                                                            CUSIP NO. _________


                                 MEDQUEST, INC.


              11 7/8% Senior Subordinated Note, Series A, due 2012

            MedQuest, Inc., a Delaware corporation, promises to pay to [__________], or registered assigns, the principal sum of [_______________]
 Dollars, on August 15, 2012.

            Interest Payment Dates:  February 15 and August 15
            Record Dates:  February 1 and August 1

            Additional provisions of this Security are set forth on the other side of this Security.


                                           MEDQUEST, INC.


                                           By:
                                              ----------------------------------


TRUSTEE'S CERTIFICATE OF
 AUTHENTICATION

WACHOVIA BANK, NATIONAL ASSOCIATION
as Trustee, certifies
that this is one of
the Securities referred
to in the Indenture.

By
  -------------------------------
       Authorized Signatory                              Date: ________ __, 20__

                     [FORM OF REVERSE SIDE OF SERIES A NOTE]

              11 7/8% Senior Subordinated Note, Series A, due 2012

1. INTEREST

            MedQuest, Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above.

            The Company will pay interest semiannually on February 15 and August 15 of each year commencing February 15, 2003. Interest on the Securities will accrue from the most recent date to which interest has been paid on the Securities or, if no interest has been paid, from August 15, 2002. The Company shall pay interest on overdue principal or premium, if any (plus interest on such interest to the extent lawful), at the rate borne by the Securities to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2. METHOD OF PAYMENT

            By no later than 10:00 a.m. (New York City time) on the date on which any principal of or interest on any Security is due and payable, the Company shall irrevocably deposit with the Trustee or the Paying Agent money sufficient to pay such principal, premium, if any, and/or interest. The Company will pay interest (except Defaulted Interest) to the Persons who are registered Holders of Securities at the close of business on the February 1 or August 1 next preceding the interest payment date even if Securities are cancelled, repurchased or redeemed after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of Securities represented by a Global Security (including principal, premium, if any, and interest) will be made by the transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Company will make all payments in respect of a Definitive Security (including principal, premium, if any, and interest) by mailing a check to the registered address of each Holder thereof; PROVIDED, HOWEVER, that payments on the Securities may also be made, in the case of a Holder of a least $1,000,000 aggregate principal amount of Securities, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 15 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3. PAYING AGENT AND REGISTRAR

            Initially, Wachovia Bank, National Association (the "Trustee"), will act as Trustee, Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice to any Securityholder. The Company or any of its Restricted Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4. INDENTURE

            The Company issued the Securities under an Indenture dated as of August 15, 2002 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the "Indenture"), among the Company, MQ Associates, Inc. ("Holdings"), the Subsidiary Guarantors and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

            The Securities are general unsecured senior subordinated obligations of the Company. The aggregate principal amount of securities that may be authenticated and delivered under the Indenture is unlimited. This Security is one of the 11 7/8% Senior Subordinated Notes, Series A, due 2012 referred to in the Indenture. The Securities include (i) $180,000,000 aggregate principal amount of the Company's 11 7/8% Senior Subordinated Notes, Series A, due 2012 issued under the Indenture on August 15, 2002 (herein called "Initial Securities"), (ii) if and when issued, additional 11 7/8% Senior Subordinated Notes, Series A, due 2012 or 11 7/8% Senior Subordinated Notes, Series B, due 2012 of the Company that may be issued from time to time under the Indenture subsequent to August 15, 2002 (herein called "Additional Securities") and (iii) if and when issued, the Company's 11 7/8% Senior Subordinated Notes, Series B, due 2012 that may be issued from time to time under the Indenture in exchange for Initial Securities or Additional Securities in an offer registered under the Securities Act as provided in the Registration Rights Agreement (herein called "Exchange Securities"). The Initial Securities, Additional Securities and Exchange Securities are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on, among other things, the Incurrence of Indebtedness by the Company and its Subsidiaries, the payment of dividends and other distributions on the Capital Stock of the Company and its Subsidiaries, the purchase or redemption of Capital Stock of the Company, certain purchases or redemptions of Subordinated Indebtedness, the sale or transfer of assets and Capital Stock of Restricted Subsidiaries, the issuance or sale of Capital Stock of Restricted Subsidiaries, the incurrence of certain liens, certain payment guarantees, the business activities and investments of the Company and its Restricted Subsidiaries, mergers and consolidation, and transactions with Affiliates. In addition, the Indenture limits the ability of the Company and its Restricted Subsidiaries to enter into agreements that restrict distributions and dividends from Restricted Subsidiaries.

            To guarantee the due and punctual payment of the principal, premium, if any, and interest on the Securities and all other amounts payable by the Company under the Indenture and the Securities when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture, the Guarantors have unconditionally guaranteed (and future Subsidiary Guarantors, together with the Guarantors, will unconditionally guarantee), jointly and severally, such obligations on a senior subordinated basis pursuant to the terms of the Indenture.

5. REDEMPTION

            Except as set forth below, the Securities will not be redeemable at the option of the Company prior to August 15, 2007. On and after such date, the Securities will be redeemable, at the Company's option, in whole or in part, at any time upon not less than 30 nor more than 60 days prior notice mailed by first-class mail to each Holder's registered address, at the following redemption prices (expressed in percentages of principal amount), plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date):

            If redeemed during the 12-month period commencing on August 15 of the years set forth below:

                                                                  REDEMPTION
   PERIOD                                                           PRICE
   ------                                                         ----------
   2007                                                              105.938%
   2008                                                              103.958%
   2009                                                              101.979%
   2010 and thereafter                                               100.000%

            In addition, at any time and from time to time prior to August 15, 2005, the Company may redeem in the aggregate up to 35% of the original principal amount of the Securities with the Net Cash Proceeds of one or more Equity Offerings received by the Company at a redemption price (expressed as a percentage of principal amount) of 111.875% plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); PROVIDED, HOWEVER, that at least 65% of the original principal amount of the Securities must remain outstanding after each such redemption; PROVIDED FURTHER, that each such redemption occurs within 120 days of the date of closing of such Equity Offering.

            If the optional redemption date is on or after an interest record date and on or before the related interest payment date, the accrued and unpaid interest, if any, will be paid to the Person in whose name the Security is registered at the close of business on such record date, and no additional interest will be payable to Holders whose Securities will be subject to redemption by the Company.

            In the case of any partial redemption, selection of the Securities for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Securities are listed or, if the Securities are not listed, then on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate, although no Securities of $1,000 in original principal amount or less will be redeemed in part. Any such notice to the Trustee may be cancelled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect. If any Security is to be redeemed in part only, the notice of redemption relating to such

Security shall state the portion of the principal amount thereof to be redeemed. A new Security in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Security. On and after the redemption date, interest will cease to accrue on Securities or portions thereof called for redemption as long as the Company has deposited with the Paying Agent funds in satisfaction of the applicable redemption price pursuant to the Indenture.

            In addition, at any time prior to August 15, 2007, within 90 days following the occurrence of a Change of Control, the Company may redeem the Securities, in whole but not in part, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium plus accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date). Notice of redemption of the Securities pursuant to this paragraph shall be mailed to holders of the Securities not more than 60 days following the occurrence of a Change of Control, which notice shall state the redemption date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed).

6. REPURCHASE PROVISIONS

            (a) Upon a Change of Control any Holder of Securities will have the right to cause the Company to repurchase all or any part of the Securities of such Holder at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) as provided in, and subject to the terms of, the Indenture.

            (b) In the event of an Asset Disposition that requires the purchase of Securities pursuant to SECTION 3.7(b) of the Indenture, the Company will be required to apply such Excess Proceeds to the repayment of the Securities and any Pari Passu Notes in accordance with the procedures set forth in SECTION 3.7 of the Indenture.

7. SUBORDINATION

            The Securities are subordinated to Senior Indebtedness, as defined in the Indenture. To the extent provided in the Indenture, Senior Indebtedness must be paid before the Securities may be paid. The Company agrees, and each Securityholder by accepting a Security agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give them effect and appoints the Trustee as attorney-in-fact for such purpose.

8. DENOMINATIONS; TRANSFER; EXCHANGE

            The Securities are in registered form without coupons in denominations of principal amount of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange (i) any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) for a period beginning 15 days before the mailing of a notice of Securities to be redeemed and ending on the date of such mailing or (ii) any Securities for a period beginning 15 days before an interest payment date and ending on such interest payment date.

9. PERSONS DEEMED OWNERS

            The registered Holder of this Security may be treated as the owner of it for all purposes.

10. UNCLAIMED MONEY

            If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

11. DEFEASANCE

            Subject to certain conditions set forth in the Indenture, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

12. AMENDMENT, WAIVER

            Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in principal amount of the then outstanding Securities and (ii) any default (other than with respect to nonpayment or in respect of a provision that cannot be amended without the written consent of each Securityholder affected) or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount of the then outstanding Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company, the Guarantors and the Trustee may amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with ARTICLE IV of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to add guarantees with respect to the Securities, to release a Guarantor in accordance with the Indenture or to secure the Securities, or to add additional covenants of the Company and the Guarantors, or surrender rights and powers conferred on the Company, or to comply with any request of the SEC in connection with qualifying the Indenture under the Act, or to make any change that does not adversely affect the rights of any Securityholder, or to provide for the issuance of Exchange Securities.

13. DEFAULTS AND REMEDIES

            Under the Indenture, Events of Default include (i) default for 30 days in payment of interest or additional interest when due on the Securities, whether or not such payment is prohibited by ARTICLE X or XII of the Indenture;
(ii) default in payment of principal or premium, if any, on the Securities at Stated Maturity, upon required repurchase or upon optional redemption pursuant to paragraphs 5 and 6 of the Securities, upon declaration or otherwise, whether or not such payment is prohibited by ARTICLE X or XII of the Indenture; (iii) the failure by the Company or any Guarantor to comply with its obligations under ARTICLE IV or SECTION 11.2 of the Indenture; (iv) failure by the Company to comply for 30 days after notice with any of its obligations under the covenants described under SECTIONS 3.2 through 3.17 inclusive of the Indenture (in each case, other than a failure to purchase Securities when required pursuant to SECTION 3.7 or 3.9, which failure shall constitute an Event of Default under clause (ii) above and other than a failure to comply with
ARTICLE IV or SECTION 11.2 which is covered by clause (iii) above); (v) the failure by the Company to comply for 60 days after written notice (specifying the default and demanding that the same be remedied) with its other agreements contained in the Indenture or under the Securities (other than those referred to in (i), (ii), (iii) or (iv) above); (vi) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), other than Indebtedness owed to the Company or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, which default (a) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness after final maturity (after giving effect to any applicable grace period provided in such Indebtedness) ("PAYMENT DEFAULT") or (b) results in the acceleration of such Indebtedness prior to its maturity (the "CROSS ACCELERATION PROVISION") and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates $10.0 million or more or its foreign currency equivalent at the time; (vii) certain events of bankruptcy, insolvency or reorganization of the Company or a Significant Subsidiary (other than any Receivables Entity) or group of Restricted Subsidiaries (other than any Receivables Entity) that, taken together (as of the latest audited consolidated financial statements for Holdings, the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary (the "BANKRUPTCY PROVISIONS"); (viii) failure by the Company or any Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for Holdings, the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary to pay final judgments aggregating in excess of $10.0 million or its foreign currency equivalent at the time (net of any amounts with respect to which a reputable and creditworthy insurance company has acknowledged liability or coverage for in writing), which judgments are not paid, discharged or stayed for a period of 60 days (the "JUDGMENT DEFAULT PROVISION") or (ix) any Notes Guarantee of Holdings, a Significant Subsidiary, or a group of Subsidiary Guarantors that, taken together (as of the latest audited consolidated financial statements for Holdings the Company and its Restricted Subsidiaries), would collectively represent a Significant Subsidiary ceases to be in full force and effect (except as contemplated by the terms of the Indenture) or is declared null and void in a judicial proceeding or any Guarantor denies or disaffirms its obligations under the Indenture or its Notes Guarantee. However, a default under clauses (iv) and (v) will not constitute an Event of Default until the Trustee or the Holders of 25% or more in principal amount of the outstanding Securities notify the Company of the default and the Company does not cure such default within the time specified in clauses (iv) and (v) hereof after receipt of such notice.

            If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

            Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of principal or interest) if it determines that withholding notice is in their interest.

14. TRUSTEE DEALINGS WITH THE COMPANY

            Subject to certain limitations set forth in the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its affiliates with the same rights it would have if it were not Trustee.

15. NO RECOURSE AGAINST OTHERS

            An incorporator, director, officer, employee, stockholder or controlling person, as such, of each of the Company or any Guarantor shall not have any liability for any obligations of the Company under the Securities, the Indenture or any Notes Guarantees or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

16. AUTHENTICATION

            This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent acting on its behalf) manually signs the certificate of authentication on the other side of this Security.

17. ABBREVIATIONS

            Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with rights of survivorship and not as tenants in common), CUST (= custodian) and U/G/M/A (= Uniform Gift to Minors
Act).

18. CUSIP NUMBERS

            Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the

Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

19. GOVERNING LAW

            This Security shall be governed by, and construed in accordance with, the laws of the State of New York.

            The Company will furnish to any Securityholder upon written request and without charge to the Securityholder a copy of the Indenture, which has in it the text of this Security in larger type. Requests may be made to:

                                 MedQuest, Inc.
                            4300 North Point Parkway
                            Alpharetta, Georgia 30022
              Attention: Thomas C. Gentry, Chief Financial Officer

                                 ASSIGNMENT FORM

              To assign this Security, fill in the form below:

              I or we assign and transfer this Security to

              _____________________________________________________________
                  (Print or type assignee's name, address and zip code)

                  __________________________________________________
                   (Insert assignee's soc. sec. or tax I.D. No.)

     and irrevocably appoint ___________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

________________________________________________________________________________

Date:_______________________                  Your Signature:___________________

Signature Guarantee:____________________________________________________________
                                    (Signature must be guaranteed)

________________________________________________________________________________
Sign exactly as your name appears on the other side of this Security.

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

     In connection with any transfer or exchange of any of the Securities evidenced by this certificate occurring prior to the date that is two years after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Securities are being:

CHECK ONE BOX BELOW:

     1 / /  acquired for the undersigned's own account, without transfer; or

     2 / /  transferred to the Company; or

     3 / / transferred pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"); or

     4 / / transferred pursuant to an effective registration statement under the Securities Act; or

     5 / / transferred pursuant to and in compliance with Regulation S under the Securities Act; or

     6 / / transferred to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act), that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter appears as SECTION 2.8 of the Indenture); or

     7 / / transferred pursuant to another available exemption from the registration requirements of the Securities Act of 1933.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered Holder thereof; PROVIDED, HOWEVER, that if box (5), (6) or
(7) is checked, the Trustee or the Company may require, prior to registering any such transfer of the Securities, in their sole discretion, such legal opinions, certifications and other information as the Trustee or the Company may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.

                                               ----------------------------
                                               Signature

Signature Guarantee:

------------------------------                 ----------------------------
(Signature must be guaranteed)                 Signature

--------------------------------------------------------------------------------

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

TO BE COMPLETED BY PURCHASER IF (1) OR (3) ABOVE IS CHECKED.

     The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

                                                    ----------------------------
                                                    Dated:

                      [TO BE ATTACHED TO GLOBAL SECURITIES]

              SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

  The following increases or decreases in this Global Security have been made:

                                                                            Principal Amount of this Global  Signature of authorized
Date of   Amount of decrease in Principal  Amount of increase in Principal  Security following such          signatory of Trustee or
Exchange  Amount of this Global Security   Amount of this Global Security   decrease or increase             Securities Custodian
--------  -------------------------------  -------------------------------  -------------------------------  -----------------------



                       OPTION OF HOLDER TO ELECT PURCHASE

            If you want to elect to have this Security purchased by the Company pursuant to SECTION 3.7 or 3.9 of the Indenture, check either box:

                                     / /   / /
                                     3.7   3.9

            If you want to elect to have only part of this Security purchased by the Company pursuant to SECTION 3.7 or 3.9 of the Indenture, state the amount in principal amount (must be integral multiple of $1,000): $

Date: __________ Your Signature ________________________________________________
                  (Sign exactly as your name appears on the
                    other side of the Security)

Signature Guarantee:____________________________________________________________
                                    (Signature must be guaranteed)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

                                                                       EXHIBIT B

                         [FORM OF FACE OF SERIES B NOTE]

                       [Depository Legend, if applicable]

No. [___]                                          Principal Amount $[_________]
                                                            CUSIP NO. _________


                                 MEDQUEST, INC.

              11 7/8% Senior Subordinated Note, Series B, due 2012

            MedQuest, Inc., a Delaware Corporation, promises to pay to [__________], or registered assigns, the principal sum of [_______________] Dollars, on August 15, 2012.

            Interest Payment Dates: February 15 and August 15

            Record Dates: February 1 and August 1

            Additional provisions of this Security are set forth on the other side of this Security.


                                           MEDQUEST, INC.


                                           By:
                                              ----------------------------------


TRUSTEE'S CERTIFICATE OF
 AUTHENTICATION

WACHOVIA BANK NATIONAL ASSOCIATION
as Trustee, certifies
that this is one of
the Securities referred
to in the Indenture.

By
  ----------------------------------
        Authorized Signatory                             Date: ________ __, 20__

                     [FORM OF REVERSE SIDE OF SERIES B NOTE]

              11 7/8% Senior Subordinated Note, Series B, due 2012

1. INTEREST

            MedQuest, Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above.

            The Company will pay interest semiannually on February 15 and August 15 of each year commencing February 15, 2003. Interest on the Securities will accrue from the most recent date to which interest has been paid on the Securities or, if no interest has been paid, from August 15, 2002. The Company shall pay interest on overdue principal or premium, if any (plus interest on such interest to the extent lawful), at the rate borne by the Securities to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2. METHOD OF PAYMENT

            By no later than 10:00 a.m. (New York City time) on the date on which any principal of or interest on any Security is due and payable, the Company shall irrevocably deposit with the Trustee or the Paying Agent money sufficient to pay such principal, premium, if any, and/or interest. The Company will pay interest (except Defaulted Interest) to the Persons who are registered Holders of Securities at the close of business on the February 1 or August 1 next preceding the interest payment date even if Securities are cancelled, repurchased or redeemed after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of Securities represented by a Global Security (including principal, premium, if any, and interest) will be made by the transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Company will make all payments in respect of a Definitive Security (including principal, premium, if any, and interest) by mailing a check to the registered address of each Holder thereof; PROVIDED, HOWEVER, that payments on the Securities may also be made, in the case of a Holder of a least $1,000,000 aggregate principal amount of Securities, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 15 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3. PAYING AGENT AND REGISTRAR

            Initially, Wachovia Bank, National Association (the "Trustee"), will act as Trustee, Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice to any Securityholder. The Company or any of its Restricted Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4. INDENTURE

            The Company issued the Securities under an Indenture dated as of August 15, 2002 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the "Indenture"), among the Company, MQ Associates, Inc. ("Holdings"), the Subsidiary Guarantors and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

            The Securities are general unsecured senior subordinated obligations of the Company. The aggregate principal amount of securities that may be authenticated and delivered under the Indenture is unlimited. This Security is one of the 11 7/8% Senior Subordinated Notes, Series B, due 2012 referred to in the Indenture. The Securities include (i) $180,000,000 aggregate principal amount of the Company's 11 7/8% Senior Subordinated Notes, Series A, due 2012 issued under the Indenture on August 15, 2002 (herein called "Initial Securities"), (ii) if and when issued, additional 11 7/8% Senior Subordinated Notes, Series A, due 2012 or 11 7/8% Senior Subordinated Notes, Series B, due 2012 of the Company that may be issued from time to time under the Indenture subsequent to August 15, 2002 (herein called "Additional Securities") and (iii) if and when issued, the Company's 11 7/8% Senior Subordinated Notes, Series B, due 2012 that may be issued from time to time under the Indenture in exchange for Initial Securities or Additional Securities in an offer registered under the Securities Act as provided in the Registration Rights Agreement (herein called "Exchange Securities"). The Initial Securities, Additional Securities and Exchange Securities are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on, among other things, the Incurrence of Indebtedness by the Company and its Subsidiaries, the payment of dividends and other distributions on the Capital Stock of the Company and its Subsidiaries, the purchase or redemption of Capital Stock of the Company, certain purchases or redemptions of Subordinated Indebtedness, the sale or transfer of assets and Capital Stock of Restricted Subsidiaries, the issuance or sale of Capital Stock of Restricted Subsidiaries, the incurrence of certain liens, certain payment guarantees, the business activities and investments of the Company and its Restricted Subsidiaries, mergers and consolidations, and transactions with Affiliates. In addition, the Indenture limits the ability of the Company and its Restricted Subsidiaries to enter into agreements that restrict distributions and dividends from Restricted Subsidiaries.

            To guarantee the due and punctual payment of the principal, premium, if any, and interest on the Securities and all other amounts payable by the Company under the Indenture and the Securities when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture, the Guarantors have unconditionally guaranteed (and future Subsidiary Guarantors, together with the Guarantors, will unconditionally guarantee), jointly and severally, such obligations on a senior subordinated basis pursuant to the terms of the Indenture.

5. REDEMPTION

            Except as set forth below, the Securities will not be redeemable at the option of the Company prior to August 15, 2007. On and after such date, the Securities will be redeemable, at the Company's option, in whole or in part, at any time upon not less than 30 nor more than 60 days prior notice mailed by first-class mail to each Holder's registered address, at the following redemption prices (expressed in percentages of principal amount), plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date):

            If redeemed during the 12-month period commencing on August 15 of the years set forth below:

                                                                  REDEMPTION
   PERIOD                                                           PRICE
   ------                                                         ----------
   2007                                                            105.938%
   2008                                                            103.958%
   2009                                                            101.979%
   2010 and thereafter                                             100.000%

            In addition, at any time and from time to time prior to August 15, 2005, the Company may redeem in the aggregate up to 35% of the original principal amount of the Securities with the Net Cash Proceeds of one or more Equity Offerings received by the Company at a redemption price (expressed as a percentage of principal amount) of 111.875% plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); PROVIDED, HOWEVER, that at least 65% of the original principal amount of the Securities must remain outstanding after each such redemption; PROVIDED FURTHER, that each such redemption occurs within 120 days of the date of closing of such Equity Offering.

            If the optional redemption date is on or after an interest record date and on or before the related interest payment date, the accrued and unpaid interest, if any, will be paid to the Person in whose name the Security is registered at the close of business on such record date, and no additional interest will be payable to Holders whose Securities will be subject to redemption by the Company.

            In the case of any partial redemption, selection of the Securities for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Securities are listed or, if the Securities are not listed, then on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate, although no Securities of $1,000 in original principal amount or less will be redeemed in part. Any such notice to the Trustee may be cancelled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect. If any Security is to be redeemed in part only, the notice of redemption relating to such Security shall state the portion of the principal amount thereof to be redeemed. A new Security in principal amount equal to the unredeemed portion thereof will be issued in the name of the

Holder thereof upon cancellation of the original Security. On and after the redemption date, interest will cease to accrue on Securities or portions thereof called for redemption as long as the Company has deposited with the Paying Agent funds in satisfaction of the applicable redemption price pursuant to the Indenture.

            In addition, at any time prior to August 15, 2007, within 90 days following the occurrence of a Change of Control, the Company may redeem the Securities, in whole but not in part, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium plus accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date). Notice of redemption of the Securities pursuant to this paragraph shall be mailed to holders of the Securities not more than 60 days following the occurrence of a Change of Control, which notice shall state the redemption date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed).

6. REPURCHASE PROVISIONS

            (a) Upon a Change of Control any Holder of Securities will have the right to cause the Company to repurchase all or any part of the Securities of such Holder at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) as provided in, and subject to the terms of, the Indenture.

            (b) In the event of an Asset Disposition that requires the purchase of Securities pursuant to SECTION 3.7(b) of the Indenture, the Company will be required to apply such Excess Proceeds to the repayment of the Securities and any Pari Passu Notes in accordance with the procedures set forth in SECTION 3.7 of the Indenture.

7. SUBORDINATION

            The Securities are subordinated to Senior Indebtedness, as defined in the Indenture. To the extent provided in the Indenture, Senior Indebtedness must be paid before the Securities may be paid. The Company agrees, and each Securityholder by accepting a Security agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give them effect and appoints the Trustee as attorney-in-fact for such purpose.

8. DENOMINATIONS; TRANSFER; EXCHANGE

            The Securities are in registered form without coupons in denominations of principal amount of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange (i) any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) for a period beginning 15 days before the mailing of a notice of Securities to be redeemed and ending on the date of such mailing or (ii) any Securities for a period beginning 15 days before an interest payment date and ending on such interest payment date.

9. PERSONS DEEMED OWNERS

            The registered Holder of this Security may be treated as the owner of it for all purposes.

10. UNCLAIMED MONEY

            If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

11. DEFEASANCE

            Subject to certain conditions set forth in the Indenture, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

12. AMENDMENT, WAIVER

            Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in principal amount of the then outstanding Securities and (ii) any default (other than with respect to nonpayment or in respect of a provision that cannot be amended without the written consent of each Securityholder affected) or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount of the then outstanding Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company, the Guarantors and the Trustee may amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with ARTICLE IV of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to add guarantees with respect to the Securities, to release a Guarantor in accordance with the Indenture or to secure the Securities, or to add additional covenants of the Company and the Guarantors, or surrender rights and powers conferred on the Company, or to comply with any request of the SEC in connection with qualifying the Indenture under the Act, or to make any change that does not adversely affect the rights of any Securityholder, or to provide for the issuance of Exchange Securities.

13. DEFAULTS AND REMEDIES

            Under the Indenture, Events of Default include (i) default for 30 days in payment of interest or additional interest when due on the Securities, whether or not such payment is prohibited by ARTICLE X or XII of the Indenture;
(ii) default in payment of principal or premium, if any, on the Securities at Stated Maturity, upon required repurchase or upon optional redemption pursuant to paragraphs 5 and 6 of the Securities, upon declaration or otherwise, whether or not such payment is prohibited by ARTICLE X or XII of the Indenture;
(iii) the failure by the Company or any Guarantor to comply with its obligations under ARTICLE IV or SECTION 11.2 of the Indenture; (iv) failure by the Company to comply for 30 days after notice with any of its obligations under the covenants described under SECTIONS 3.2 through 3.17 inclusive of the Indenture (in each case, other than a failure to purchase Securities when required pursuant to SECTION 3.7 or 3.9, which failure shall constitute an Event of Default under clause (ii) above and other than a failure to comply with ARTICLE IV or SECTION 11.2 which is covered by clause (iii) above); (v) the failure by the Company to comply for 60 days after written notice (specifying the default and demanding that the same be remedied) with its other agreements contained in the Indenture or under the Securities (other than those referred to in (i), (ii), (iii) or (iv) above); (vi) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), other than Indebtedness owed to the Company or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, which default (a) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness after final maturity (after giving effect to any applicable grace period provided in such Indebtedness) ("PAYMENT DEFAULT") or (b) results in the acceleration of such Indebtedness prior to its maturity (the "CROSS ACCELERATION PROVISION") and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates $10.0 million or more or its foreign currency equivalent at the time; (vii) certain events of bankruptcy, insolvency or reorganization of the Company or a Significant Subsidiary (other than any Receivables Entity) or group of Restricted Subsidiaries (other than any Receivables Entity) that, taken together (as of the latest audited consolidated financial statements for Holdings, the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary (the "BANKRUPTCY PROVISIONS"); (viii) failure by the Company or any Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for Holdings, the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary to pay final judgments aggregating in excess of $10.0 million or its foreign currency equivalent at the time (net of any amounts with respect to which a reputable and creditworthy insurance company has acknowledged liability or coverage for in writing), which judgments are not paid, discharged or stayed for a period of 60 days (the "JUDGMENT DEFAULT PROVISION") or (ix) any Notes Guarantee of Holdings, a Significant Subsidiary, or a group of Subsidiary Guarantors that, taken together (as of the latest audited consolidated financial statements for Holdings the Company and its Restricted Subsidiaries), would collectively represent a Significant Subsidiary ceases to be in full force and effect (except as contemplated by the terms of the Indenture) or is declared null and void in a judicial proceeding or any Guarantor denies or disaffirms its obligations under the Indenture or its Notes Guarantee. However, a default under clauses (iv) and (v) will not constitute an Event of Default until the Trustee or the Holders of 25% or more in principal amount of the outstanding Securities notify the Company of the default and the Company does not cure such default within the time specified in clauses (iv) and (v) hereof after receipt of such notice.

            If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

            Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of principal or interest) if it determines that withholding notice is in their interest.

14. TRUSTEE DEALINGS WITH THE COMPANY

            Subject to certain limitations set forth in the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its affiliates with the same rights it would have if it were not Trustee.

15. NO RECOURSE AGAINST OTHERS

            An incorporator, director, officer, employee, stockholder or controlling person, as such, of each of the Company or any Guarantor shall not have any liability for any obligations of the Company under the Securities, the Indenture or any Notes Guarantees or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

16. AUTHENTICATION

            This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent acting on its behalf) manually signs the certificate of authentication on the other side of this Security.

17. ABBREVIATIONS

            Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with rights of survivorship and not as tenants in common), CUST (= custodian) and U/G/M/A (= Uniform Gift to Minors
Act).

18. CUSIP NUMBERS

            Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

19. GOVERNING LAW

            This Security shall be governed by, and construed in accordance with, the laws of the State of New York.

            The Company will furnish to any Securityholder upon written request and without charge to the Securityholder a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:

                                 MedQuest, Inc.
                            4300 North Point Parkway
                            Alpharetta, Georgia 30022
              Attention: Thomas C. Gentry, Chief Financial Officer

                                 ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

           ___________________________________________________________
              (Print or type assignee's name, address and zip code)

               ___________________________________________________
                  (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint ____________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

________________________________________________________________________________

Date: _______________ Your Signature ___________________________________________

Signature Guarantee: ___________________________________________________________
                                     (Signature must be guaranteed)

________________________________________________________________________________
Sign exactly as your name appears on the other side of this Security.

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

                      [TO BE ATTACHED TO GLOBAL SECURITIES]

              SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

  The following increases or decreases in this Global Security have been made:

                                                                            Principal Amount of this Global  Signature of authorized
Date of   Amount of decrease in Principal  Amount of increase in Principal  Security following such          signatory of Trustee or
Exchange  Amount of this Global Security   Amount of this Global Security   decrease or increase             Securities Custodian
--------  -------------------------------  -------------------------------  -------------------------------  -----------------------



                       OPTION OF HOLDER TO ELECT PURCHASE

            If you want to elect to have this Security purchased by the Company pursuant to SECTION 3.7 or 3.9 of the Indenture, check either box:

                                     / /   / /
                                     3.7   3.9

            If you want to elect to have only part of this Security purchased by the Company pursuant to SECTION 3.7 or 3.9 of the Indenture, state the amount in principal amount (must be integral multiple of $1,000): $

Date: _______________     Your Signature: ______________________________________
         (Sign exactly as your name appears on the other side of the Security)


Signature Guarantee: ___________________________________________________________
                                    (Signature must be guaranteed)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

                                                                       EXHIBIT C

                         FORM OF SUPPLEMENTAL INDENTURE

            This Supplemental Indenture, dated as of [_______ __], 20__ (this "SUPPLEMENTAL INDENTURE" or "GUARANTEE"), among [NAME OF FUTURE SUBSIDIARY GUARANTOR] (the "GUARANTOR"), MedQuest, Inc. (together with its successors and assigns, the "COMPANY"), MQ Associates, Inc. ("HOLDINGS"), each other then existing Subsidiary Guarantor under the Indenture referred to below, and Wachovia Bank, National Association, as Trustee under the Indenture referred to below.

                              W I T N E S S E T H:

            WHEREAS, the Company, Holdings, the Subsidiary Guarantors and the Trustee have heretofore executed and delivered an Indenture, dated as of August 15, 2002 (as amended, supplemented, waived or otherwise modified, the "INDENTURE"), providing for the issuance of an aggregate principal amount of $180,000,000 of 11 7/8% Senior Subordinated Notes due 2012 of the Company (the "SECURITIES");

            WHEREAS, SECTION 3.12 of the Indenture provides that unless such Subsidiary has previously issued a Notes Guarantee which is then in full force and effect, the Company is required to cause each Subsidiary that issues a Guarantee in respect of obligations under a Credit Facility to execute and deliver to the Trustee a supplemental indenture pursuant to which such Restricted Subsidiary will unconditionally Guarantee, on a joint and several basis with the other Guarantors, the full and prompt payment of the principal of, premium, if any, and interest on the Securities; and

            WHEREAS, pursuant to SECTION 9.1 of the Indenture, the Trustee and the Company are authorized to execute and deliver this Supplemental Indenture to amend the Indenture, without the consent of any Securityholder;

            NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guarantor, the Company, Holdings, the other Subsidiary Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:

                                    ARTICLE I

                                   DEFINITIONS

            SECTION 1.1 DEFINED TERMS. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined, except that the term "HOLDERS" in this Guarantee shall refer to the term "Securityholders" as defined in the Indenture and the Trustee acting on behalf or for the benefit of such Holders. The words "herein," "hereof" and "hereby" and other words of similar import used in this

Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

                                   ARTICLE II

                        AGREEMENT TO BE BOUND; GUARANTEE

            SECTION 2.1 AGREEMENT TO BE BOUND. The Guarantor hereby becomes a party to the Indenture as a Subsidiary Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Subsidiary Guarantor under the Indenture. The Guarantor agrees to be bound by all of the provisions of the Indenture applicable to a Subsidiary Guarantor and to perform all of the obligations and agreements of a Subsidiary Guarantor under the Indenture.

            SECTION 2.2 GUARANTEE. The Guarantor hereby fully, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, jointly and severally with each other Subsidiary Guarantor, to each Holder of the Securities and the Trustee, the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of the Obligations pursuant to ARTICLE XI of the Indenture.

                                   ARTICLE III

                                  MISCELLANEOUS

            SECTION 3.1 NOTICES. All notices and other communications to the Guarantor shall be given as provided in the Indenture to the Guarantor, at its address set forth below, with a copy to the Company as provided in the Indenture for notices to the Company.

            SECTION 3.2 PARTIES. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or the Indenture or any provision herein or therein contained.

            SECTION 3.3 GOVERNING LAW. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

            SECTION 3.4 SEVERABILITY CLAUSE. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

            SECTION 3.5 RATIFICATION OF INDENTURE; SUPPLEMENTAL INDENTURES PART OF INDENTURE. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture.

            SECTION 3.6 COUNTERPARTS. The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.

            SECTION 3.7 HEADINGS. The headings of the Articles and the sections in this Guarantee are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

            IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

                                           [SUBSIDIARY GUARANTOR],
                                           as a Guarantor

                                           By:
                                              ----------------------------------
                                              Name:
                                              Title:


                                           WACHOVIA BANK NATIONAL ASSOCIATION,
                                             as Trustee


                                           By:
                                              ----------------------------------
                                              Name:
                                              Title:


                                           MEDQUEST, INC.


                                           By:
                                              ----------------------------------
                                              Name:
                                              Title:


                                           MQ ASSOCIATES, INC.


                                           By
                                             -----------------------------------
                                             Title:

                                           [INSERT OTHER SUBSIDIARY GUARANTORS]


                                           By
                                             -----------------------------------
                                             Title:

                                                                    SCHEDULE 3.6

           RESTRICTIONS ON DISTRIBUTIONS FROM RESTRICTED SUBSIDIARIES

Encumbrances pursuant to the Indenture, the Securities, the Notes Guarantees and the Senior Credit Agreement